As filed with the Securities and Exchange Commission on September 30, 1997
                                                Registration File No.   33-30883
                                                                        --------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    Form S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            FEDERAL TRUST CORPORATION
             (Exact name of Registrant as specified in its charter)

          Florida                                             6711                          59-2935028
 -------------------------                       ----------------------------      ------------------------------------
 (State or jurisdiction of                       (Primary Standard Industrial      (I.R.S. Employer Identification No.)
incorporation or organization)                    Classification Code Number)

          1211 Orange Avenue, Winter Park, Florida 32789 (407) 645-1201
          -------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of
                    Registrant principal executive offices)

                               James V. Suskiewich
                        President/Chief Executive Officer
                               1211 Orange Avenue
                           Winter Park, Florida 32789
                                 (407) 645-1201
                                 --------------

                              Copies Requested to:
A. George Igler, Esquire                 Paul M. Aguggia, Esquire
Igler & Dougherty, P.A.                  Aaron Kaslow, Esquire
1501 Park Avenue East                    Breyer & Aguggia
Tallahassee, Florida 32301               1300 I Street Northwest, Suite 470 East
(904) 878-2411                           Washington, D.C. 20005
(904) 878-1230 (facsimile)               (202) 737-7900
                                         (202) 737-7979 (facsimile)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------

    Title of                                             Proposed               Proposed
    each class                      Amount               maximum                maximum
    of securities                   to be                Offering               aggregate                 Amount of
    to be registered                registered(1)        price per share (2)    Offering price (2)        registration fee(3)
--------------------------------------------------------------------------------------------------------------------------


Common Stock $.01 par value          2,701,619                $2.00              $5,403,238              $1,637.34

--------------------------------------------------------------------------------------------------------------------------


(1) Common Stock ("Shares) are to be issued in a Rights Offering. Shares not subscribed for in the Rights Offering shall be offered to members of the general public in the Community Offering and the Syndicated Community Offering which shall commence immediately following the Rights Offering, at the same Subscription Price.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3)      Previously paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                            FEDERAL TRUST CORPORATION
                             Up To 2,701,619 Shares
                                  Common Stock


         Federal Trust Corporation ("Federal Trust", or the "Company" when discussed collectively with Federal Trust Bank), a Florida corporation, is offering up to 2,701,619 shares of its common stock, par value $0.01 per share ("Common Stock"), on a priority basis to holders of record of its Common Stock ("Shareholders") at the close of business on March 26, 1997 (the "Record Date"). Each Shareholder will receive a nontransferable right to subscribe for and purchase one (1) additional share of Common Stock for each whole share of Common Stock owned on the Record Date (the "Subscription Right") at the price of $2.00 per share ("Subscription Price"). Shareholders are entitled to subscribe for all, or any portion of, the shares of Common Stock underlying their Subscription Right. The offering of Common Stock pursuant to Subscription Rights to Shareholders is referred to herein as the "Rights Offering". All Subscription Rights to purchase Common Stock in the Rights Offering are non-transferrable and will expire at 5:00 p.m. Eastern Time on October 25, 1997 (the "Rights Offering Expiration Date").

         Immediately following the Rights Offering, Federal Trust will offer shares not subscribed for in the Rights Offering to members of the general public to whom a copy of this Prospectus is delivered (the "Community Offering") and through participating registered broker-dealers in a syndicated community offering (the "Syndicated Community Offering"). The offering of shares of Common Stock in the Community Offering and the Syndicated Community Offering is subject to the prior Subscription Rights of the Shareholders in the Rights Offering, Federal Trust's right to reject orders received in the Community Offering and the Syndicated Community Offering in whole or in part, and the other limitations described herein. The Rights Offering, the Community Offering and the Syndicated Community Offering are collectively referred to as the "Offering." In the Community Offering or the Syndicated Offering, the minimum number of shares of Common Stock any person may purchase is 500 shares and the maximum amount any person may purchase, together with associates of, or persons acting in concert with, such person is 5% of the total number of shares sold in the Offering. In addition, no person shall be allowed to purchase (individually, or together with associates of, or persons acting in concert with, such persons) shares of Common Stock in the Rights Offering, the Community Offering or the Syndicated Offering which when aggregated with current holdings would exceed 9.99% of the total number of shares outstanding at the conclusion of the Offering. The $2.00 price per share to be paid for the Common Stock will be the same in the Rights Offering, the Community Offering and the Syndicated Community Offering.


         See "Risk Factors" beginning on page 15 for a discussion of certain risks that should be carefully considered by prospective purchasers of the Common Stock offered hereby.
                                               ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



=======================================================================================================================
                                                                         Estimated Fees
                                             Subscription               and Underwriting           Proceeds to the
                                                 Price                     Expenses(1)               Company(1)
-----------------------------------------------------------------------------------------------------------------------
Per Share Minimum . . . . . . . . .              $ 2.00                    $ 0.25                    $ 1.75
Per Share Maximum . . . . . . . . .              $ 2.00                    $ 0.19                    $ 1.81
Total Minimum (2) . . . . . . . . . .            $ 2,000,000               $ 250,000                 $ 1,750,000
Total Maximum(3) . . . . . . . . . .             $ 5,403,238               $ 500,000                 $ 4,903,238
===================================  =============================  ========================  =========================
                          Keefe, Bruyette & Woods, Inc.
 The date of this Prospectus is October ___, 1997. (Footnotes on following page)

(Continuation of cover)

         Federal Trust has engaged Keefe, Bruyette & Woods, Inc. ("KBW"), a registered broker-dealer, to consult with and advise Federal Trust with respect to the Offering. KBW has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Neither KBW nor any other registered broker-dealer shall have any obligation to take or purchase any shares of Common Stock in the Offering.


         Federal Trust is offering hereby a maximum of 2,701,619 shares of Common Stock (2,685,042 shares of authorized and unissued shares, and 16,577 shares currently held as Treasury Stock) (the "Total Maximum") and must sell a minimum of 1,000,000 shares of Common Stock in the Offering (the "Total Minimum") or the Offering will not be consummated and all funds submitted to the Subscription Agent (as defined hereafter) will be promptly returned with interest. See "THE OFFERING - Conditions to Consummation of the Offering". The Offering will terminate 5:00 p.m. Eastern Time on November 17, 1997, subject to an extension of 30 days up to December 17, 1997, at the direction of the Company. All subscriptions are irrevocable once submitted. Federal Trust reserves the right to reject orders received in the Community Offering or the Syndicated Offering, in whole or in part.

         The Common Stock of Federal Trust is not listed on any exchange and there currently is no active market for the shares. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. Upon completion of the Offering, it is anticipated that the Common Stock of Federal Trust will be traded on the "Over the Counter Bulletin Board" and its price quotation will also be displayed on the "Electronic Pink Sheet System". It is the intent of Federal Trust, however, to apply to the Nasdaq to have its securities listed on the Nasdaq SmallCap Market as soon as Federal Trust is able to meet the qualification requirements. Federal Trust currently meets most of these requirements except for three qualifications: (1) the Company's securities must be registered pursuant to
Section 12(g)(1) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); (2) the listed securities are required to have a minimum bid price of $4.00 per share; and (3) the Company must have at least two market makers making a market in its securities. The shares in this Offering are being offered at a Subscription Price of $2.00 per share. Federal Trust will not be able to apply to Nasdaq until the minimum bid price is $4.00 per share. There can be no assurance, therefore, that the requirements for Nasdaq SmallCap Market listing can be satisfied. Investors should consider the potential illiquid nature of an investment in the Common Stock. See "RISK FACTORS - Limited Trading Market". KBW has advised Federal Trust that upon completion of the Offering it intends to act as a market maker in the Common Stock and that it will assist the Company in obtaining additional market makers.

------------------------------
(Footnotes for Table)


(1) Consists of estimated expenses to be incurred by the Company in connection with the Offering, including estimated marketing fees and expenses, and fees to be paid to KBW and other registered broker-dealers in connection with the sale of shares in the Syndicated Community Offering, which fees and expenses are estimated to be $250,000 and $500,000, respectively, assuming the sale of 1,000,000 and 2,701,619 shares, respectively. See "Use of Proceeds" for the assumptions used to arrive at these estimates.
(2)      Amount is based on the sale of 1,000,000 shares of Common Stock.

(3)      Amount is based on the sale of 2,701,619 shares of Common Stock.

                            FEDERAL TRUST CORPORATION







                                [MAP OF FLORIDA]



























         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF FEDERAL TRUST OR FEDERAL TRUST BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

                               PROSPECTUS SUMMARY
                               ------------------


         The following summary contains all material aspects of the subject matter addressed. The summary, however, does not purport to be complete and is qualified in its entirety by the more detailed information, including the Consolidated Financial Statements and related Notes, appearing elsewhere in this Prospectus.


The Company

         General. Federal Trust is a Florida corporation which was organized in February 1989 as a unitary savings and loan holding company. Federal Trust currently operates solely through its wholly-owned subsidiary Federal Trust Bank, a federally-chartered stock savings bank ("the Bank"). The address for Federal Trust is 1211 Orange Avenue, Winter Park, Florida 32789 and the telephone number is (407) 645-1201. At March 31, 1997, the Company had total consolidated assets of $140.0 million and stockholders' equity of $ 7.3 million.


         History. Throughout the first five years of its existence, the Company focused on a wholesale strategy by purchasing loans and engaging in real estate development and related activities, such as mortgage brokerage, commercial construction and office building management operations. During 1990 and 1991, the Company emphasized the origination of larger commercial real estate loans, land acquisition and development loans and commercial construction loans, some of which were outside its market area. The Company relied heavily on wholesale deposits and Federal Home Loan Bank ("FHLB") advances to fund loans. The Company grew rapidly between 1989 and 1992. This rapid growth resulted primarily from the acquisition of the assets and liabilities of First Federal of Seminole
Savings and Loan Association from the Resolution Trust Corporation, in April 1992, which added $78.0 million in loans and $120.2 million in deposits. From December 31, 1989 to December 31, 1993, the Company's total assets grew from $24.3 million to $146.9 million. During this same period, the Company posted increases in net income, which rose from a loss of $310,000 in 1989 (its first full year of operations) to $766,000 in 1993.

         The Company's initial strategy to attract deposits was to utilize wholesale funds, i.e., certificates of deposit obtained through the "CD Network", a computer network which permits the Company to display its rates on certificates to individual investors nationwide. The CD Network, which allows Company personnel to deal directly with investors, was implemented to avoid overhead expenses associated with branch facilities, which are traditionally used to generate deposits. Wholesale deposits, however, are generally considered to be a more volatile source of funds. At the time the CD Network program was started, interest rates paid on wholesale funds were lower than interest rates being paid on local deposits. As of June 30, 1994, deposits totaled $92.8 million, of which $53.0 million or 57.1% were obtained through the CD Network. Beginning in 1994, however, interest rates on wholesale funds began to increase, resulting in a higher cost of funds to the Company. At the same time the Company had made the decision to become a more retail oriented financial institution focussing its attention on generating local deposits. As of June 30, 1997, deposits totaled $106.9 million, of which $3.1 million, or 2.9% were obtained through the CD Network.


         Beginning in 1994, Federal Trust began to experience a sharp increase in the level of non-performing loans and real estate owned ("REO"). Between 1991 and 1994, asset quality significantly declined, with non-performing assets increasing from approximately $649,000 at December 31, 1991, to $9.3 million at December 31, 1994. This deterioration in asset quality and the Company's high overhead, had a negative impact on earnings during 1994, 1995 and 1996.

Earnings suffered as a result of higher reserves, lower interest margins and higher expenses, as well as the wholesale funding strategy and its cost structure. Federal Trust posted net losses of $976,503, $2,299,701 and $179,173 for the years ended 1996, 1995 and 1994, respectively. Concurrently, the Company's total assets declined from $154.0 million at December 31, 1994, to $140.0 million at December 31, 1996.


         As a result of certain deficiencies identified during the examinations conducted by the Office of Thrift Supervision ("OTS"), the Bank's primary regulator, during 1992 and 1993, the Bank entered into a Supervisory Agreement with the OTS in May 1993. Following the 1994 examinations of Federal Trust and the Bank, due to further deterioration in asset quality and criticism of prior management practices, Federal Trust and the Bank voluntarily agreed to the issuance of individual Cease and Desist Orders which were entered in October 1994 (collectively, the "Orders"). The Bank's Order superseded the 1993 Supervisory Agreement with the OTS. Management of Federal Trust and the Bank consented to the issuance of the respective Orders, without admitting or denying that grounds for such Orders existed. In the 1996 examinations of Federal Trust and the Bank, the OTS concluded that the overall condition of both companies had improved and that Federal Trust and the Bank were in compliance with their respective Orders. On August 5, 1997, management was advised that the OTS had authorized a "Formal Examination Proceeding" ("Formal Proceeding") to be conducted on the Bank and its affiliates. Although the OTS has not informed the Bank of the specific subject of the Formal Proceeding, based upon management's independent review of the circumstances surrounding the Formal Proceeding, management has no reason to believe that the Bank or any current member of the Bank's management is the subject of the Formal Proceeding or will be subject to any additional enforcement actions stemming from the Formal Proceeding. Management does not know when the Formal Proceeding will be concluded. See "RISK FACTORS - Regulatory Enforcement Actions" and "BUSINESS - Supervision."


         Recent Improvements. Since 1993, the Company has undertaken several proactive measures to improve its financial stability, operational capability, asset and liability structure and corporate image. Among other strategic initiatives, the Company has:

         Strengthened Management/Governorship: Since 1993, the Company has hired executives with extensive banking and regulatory experience for the Company's three principal positions, specifically, Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and Chief Lending Officer ("CLO"). Moreover, the Company has implemented changes to other senior and mid-level positions, as well as Federal Trust's Board of Directors so as to increase the Company's effectiveness. This senior management team consisting of James V. Suskiewich (CEO), Aubrey H. Wright (CFO) and Louis E. Laubsher (CLO), whose professional backgrounds are detailed under MANAGEMENT - Directors and Executive Officer, have been directing the Bank's efforts since mid-1993 and directing the Company's operations since mid-1996.

         Improved Asset Quality: In connection with the corporate restructuring effort, the Company hired a CLO with extensive problem asset resolution expertise to concentrate in identifying and analyzing nonperforming and potential problem assets and developing and executing an appropriate course of action to rehabilitate or dispose of such assets. As part of the asset quality improvement program, the management team has established a Special Assets Department, which is responsible for the disposition/liquidation of the non-performing assets, as well as implementing an aggressive collection policy and real estate program. As a result, the level of non-performing assets decreased to $5.2 million as of June 30, 1997, from $9.3 million as of December 31, 1994.

     Augmented Credit Administration/Loan Loss Reserves: In addition to focusing on pre-existing credit problems, the Company has invested significant resources to address future asset quality and core income by significantly enhancing the Company's credit policies, procedures and allowance for loan losses. With regard to credit administration, the Company has developed systematic changes that have improved the loan origination and management processes. The Company has also established an officer's loan committee to enhance credit structuring and quality. As such the Company's ratio of allowance for loan losses to non-performing loans increased to 68% as of June 30, 1997, from 31.0% as of December 31, 1994.

     Implemented Expense Reduction Measures: During the past three years, the management team initiated a series of measures to resolve corporate inefficiencies associated with above market occupancy expenses, high levels of non-performing assets and personnel overcapacity. This process included an analyses of nearly every major aspect of the Company and its organization which resulted in: (1) major staff consolidations; (2) organizational overhaul including the divestiture and/or dissolving of five subsidiaries; (3) renegotiation of major vendor contracts; and (4) renegotiation of the Company's main office lease and the sale of a branch office facility located near the main office. For the year ended December 31, 1995, to December 31, 1996, operating and other expenses declined by $2.3 million or 39.21% (excluding the extraordinary one-time SAIF assessment).


New Business Strategy

         General. Federal Trust's management team and new Board of Directors recognized several major factors impacting the Company's historical performance and future prospects, specifically: (1) in recent years, the Company had drifted in terms of market position, liquidity coverage and corporate reputation; (2) Federal Trust's wholesale strategy and real estate development and management activities did little to advance the Company's franchise value; (3) the Company had incurred substantive " opportunity costs" with regard to garnering new relationships and expanding existing relationships in recent years, as a result of its wholesale strategy and adverse publicity relating to the Company's losses and regulatory orders; and (4) the solid economic and demographic characteristics of the Company's primary market, the greater Orlando market area, combined with the substantial consolidation of the financial services arena within the primary market, has created significant opportunities for a community bank within the market. As such, a top to bottom strategic plan is being developed with a new mission, strategic direction and long-term goals. Three components of the plan are outlined below. See "RISK FACTORS".


     Community Bank Orientation: The Company has refocused its business strategy to operate as a community-oriented financial institution. A core retail and commercial customer base is being developed by providing quality service and financial products that meet the needs of customers in the Company's market area. As a part of this strategy, the management team endeavors to enhance the Company's product development, strengthen asset/liability management, achieve high asset quality, and as a result, significantly improve core earnings. The specific changes within the asset and liability mix are as follows:

     Lending Activities - Beginning in July 1993, the Company significantly curtailed its commercial real estate loans and discontinued loans on larger land acquisition and development projects and other commercial construction loans. During this period, the Company began offering more community bank oriented loan products by emphasizing investments in residential mortgages and the origination of real estate based loans with Small Business Administration ("SBA") guarantees in the Company's primary market area.

     Funding Activities - The management team has also made a concerted effort to change the Company's liability mix since 1993. The management team believes that the material shift to a more retail-based deposit and borrowing structuring from the wholesale funding strategy will not only mitigate the Company's interst rate risk, it will also help position the Company as the local community bank alternative. As of June 30, 1994, wholesale deposits (i.e. certificates of deposit obtained through the CD network) represented 57.3% of total deposits. By June 30, 1997, wholesale deposits represented only 2.9% of total deposits.

     Market Penetration Plans: In addition to diversifying the Company's products and services to better serve the community, the management team plans to utilize part of the net proceeds from the Offering to expand the Company's local presence. The management team is currently exploring cost effective market penetration opportunities such as the acquisition of or starting of a new branch facility in one of the outlying communities in the greater Orlando market area. The ability to branch will be subject to approval by the OTS, which considers factors such as earnings, capital, management and Community Reinvestment Activities prior to approving branch applications.


     Capital Infusion Through Common Stock Offer: The most recent OTS examination of the Company included a review and evaluation of capital, asset quality, management, earnings and asset/liability management. Based on this examination, the OTS concluded that the overall condition of the Company and the Bank improved and that the Bank meets the regulatory capital requirements. Notwithstanding, Federal Trust and the Bank are required to establish a written plan for raising additional capital for the Bank. RP Financial, LC. ("RP Financial") was hired by Federal Trust to serve as the Company's financial advisor and to assist the Company in preparing a written plan. RP Financial prepared a Descriptive Memorandum which was distributed to six investment banking firms for consideration in preparation of their respective capital raising proposals. The Board of Directors of Federal Trust determined that KBW's proposal to assist the Company in a Rights Offering and Community Offering was in the best interest of the Company and its shareholders. This Prospectus constitutes the Company's written plan to raise additional capital. Management believes that the capital infusion from this Offering will be instrumental in: (1) removing the regulatory enforced growth restraints and providing for future growth potential which should provide substantive economies of scale and creation of synergies; (2) enabling the Company to pursue new community bank business opportunities; (3) strengthening the Company's margins with the new activities; (4) returning the Company to profitability; and (5) empowering the Company to reach its full valuation by pursuing a business plan that is focused on maximization of shareholder and franchise value.

Risk Factors

         The Company has experienced financial and operating problems in recent periods and for these and other reasons a purchase of the Common Stock involves certain investment risks. Holders of Subscription Rights and other prospective investors should carefully consider the matters set forth under "RISK FACTORS" beginning on page 15 herein.

The Offering

Shares Offered Hereby                   Federal  Trust is offering up  2,701,619
                                        shares  of  Common   Stock  (the  "Total
                                        Maximum") subject to increase in certain circumstances. See "THE OFFERING".


Subscription Price                      The $2.00 per share  Subscription  Price
                                        was   established   by  the   Board   of
                                        Directors   of   Federal   Trust   after
                                        considering  a  number  of  factors  and
                                        consultation    with    its    financial
                                        advisors.    See   "THE    OFFERING    -
                                        Determination of Subscription  Price and
                                        Fairness Opinion."

The Rights  Offering                    Holders of shares of Common Stock at the
                                        close of  business  on the  Record  Date
                                        ("Shareholders") are being provided,  on
                                        a   priority   basis,   non-transferable
                                        subscription  rights to  purchase at the
                                        Subscription  Price  one  (1)  share  of
                                        Common  Stock  for each  whole  share of
                                        Common  Stock  owned on the Record  Date
                                        (the "Subscription Right"). Shareholders
                                        are  entitled to  subscribe  for all, or
                                        any  portion  of,  the  shares of Common
                                        Stock  underlying   their   Subscription
                                        Rights, provided the aggregate number of
                                        shares   owned   by   any    Shareholder
                                        (individually,    or    together    with
                                        associates or persons acting in concert with such person) at the conclusion of the Offering, does not exceed 9.99%. See
                                        "THE  OFFERING - The  Rights  Offering -
                                        Subscription Rights."


Community Offering and
Syndicated Community
Offering Immediately following the Rights Offering, Federal Trust will offer shares of Common Stock to members of the general public to whom a copy of this Prospectus is delivered. In addition, the Company is offering shares of Common Stock in a concurrent Syndicated Community Offering to be managed by KBW. The shares of Common Stock offered for sale in the Community Offering and Syndicated Community Offering are subject to the prior Subscription Rights of Shareholders in the Rights Offering, the right of the Company to reject orders received in the Community Offering and Syndicated Community Offering, in whole or in part, and the other limitations described herein. If the number of shares of Common Stock remaining after the exercise of Subscription Rights is not sufficient to satisfy all orders received from participants in the Community Offering and the Syndicated Community Offering, the remaining shares will be allocated pro rata among such persons based on the aggregate number of shares ordered for in the Community Offering and the Syndicated Community Offering, subject to the rights of the Company referenced above. There can be no assurance that any shares of Common Stock will be available to satisfy, in whole or in part, an order from a Community Offering and Syndicated Community Offering participant. See "THE OFFERING--The Community Offering and Syndicated Community Offering."


Financial Advisors, Sales Agent
and Fees to Participating
Broker-Dealers                          Federal   Trust,    RP   Financial   and
                                        Carruthers  &  Company   ("Carruthers  &
                                        Co.")  have  entered   into   agreements
                                        whereby RP  Financial  and  Carruthers &
                                        Co.  have  agreed to serve as  financial
                                        advisors  to the  Company in  connection
                                        with  the  Offering.   In  addition,  RP
                                        Financial has prepared an opinion that the Subscription Price and the terms of the Offering are fair from a financial point of view to the Company and its current shareholders. See "THE OFFERING
                                        - Financial Advisor."


                                        Federal  Trust has also  entered  into a
                                        Sales Agency  Agreement with KBW and has
                                        agreed to pay certain  fees and expenses
                                        of KBW for its services in the Offering.
                                        In addition, Federal Trust has agreed to
                                        pay    certain    fees    to    selected
                                        broker-dealers  who  participate  in the
                                        Syndicated Community Offering.  See "THE
                                        OFFERING  -   Community   Offering   and
                                        Syndicated Offering."


Expiration Date                         The Rights  Offering will expire at 5:00
                                        p.m.,  Eastern Time, on October 25, 1997
                                        ("Rights Offering Expiration Date"). The
                                        Community    Offering   and   Syndicated
                                        Community   Offering   will   expire  on
                                        November 17, 1997, ("Offering Expiration
                                        Date") unless extended at the discretion
                                        of the Board of Directors of the Company
                                        to a date not  later  than  December 17,
                                        1997.   See  "THE   OFFERING  -  "Rights
                                        Offering  Expiration Date" and "Offering
                                        Expiration Date."



Minimum Offering                        The Offering will not be consummated and
                                        all funds  received  with  orders by the
                                        Company's   Escrow  Agent,   as  defined
                                        below,  will be promptly  returned  with
                                        interest  if  a  minimum  of   1,000,000
                                        shares  of  Common   Stock  (the  "Total
                                        Minimum"),   is  not   sold.   See  "THE
                                        OFFERING -- Minimum Offering."

Shares of Common Stock
Outstanding After the
Offering As of the Record Date, there were 2,256,505 shares of Common Stock outstanding. Upon successful completion of the Offering at the Total Minimum and Total Maximum there would be 3,256,505 and 4,958,124 shares of Common Stock outstanding, respectively.

Procedure for Subscribing for
Common Stock in the Rights
Offering and the Community
Offering Shareholders who desire to exercise their Subscription Rights, as well as other persons who desire to participate in the Community Offering, must properly complete the Order Form which accompanies this Prospectus. The Order Form must be forwarded, with full payment of the aggregate Subscription Price, to the Escrow Agent on or prior to the Rights Offering Expiration Date in the case of Shareholders exercising Subscription Rights, or the Offering Expiration Date for persons purchasing shares in the Community Offering. If the mail is used to forward Order Forms, it is recommended that insured, registered mail, return receipt requested, be used. See "THE OFFERING--Issuance of Common Stock."

                                        Subscriptions for the Common Stock which
                                        are  accepted  by the Escrow  Agent from
                                        Shareholders   exercising   Subscription
                                        Rights or from persons  participating in
                                        the   Community   Offering  may  not  be
                                        revoked. See "THE OFFERING -- Procedure for Subscribing for Common Stock in the Offering."


Procedure for Exercising
Rights by Foreign
Stockholders                            Order   Forms  will  not  be  mailed  to
                                        Shareholders whose addresses are outside
                                        the United  States or who have an APO or
                                        FPO  address,  but  will  be held by the
                                        Escrow  Agent  for  their  account.   To
                                        exercise   the    Subscription    Rights
                                        represented thereby, such Shareholder must notify the Escrow Agent and take all other steps necessary to exercise the Subscription Rights on or prior to the Rights Offering Expiration Date. See
                                        "THE  OFFERING  -  Foreign  and  Certain
                                        Other Shareholders."

 Considerations                 The  securities in this Offering will be
                                        registered  in  the  following   states:
                                        California    (limited    to    existing
                                        shareholders),    Colorado,    Delaware,
                                        Florida,  Illinois,  Indiana,  Michigan,
                                        New  Jersey,  New  York,  North  Dakota,
                                        Ohio,  Pennsylvania and Texas. The total
                                        maximum  number of shares being  offered
                                        in the  states  of  Illinois  and  North
                                        Dakota is  500,000.  The  total  maximum
                                        number of shares  being  offered in Ohio
                                        and  Indiana  is   250,000.   The  total
                                        maximum  number of shares being  offered
                                        in the states of  Michigan  and Texas is
                                        50,000. The Company,  however,  reserves
                                        the right to increase the maximum number
                                        of shares to be offered in any state, to
                                        the  extent   that  such   increase   in
                                        offering is permitted by the securities laws and regulations of any such states.


                                        The securities in this Offering will not
                                        be registered  in the following  states:
                                        Alabama,  Connecticut,  the  District of
                                        Columbia,  Georgia, Hawaii, Idaho, Iowa,
                                        Louisiana,        Maine,       Maryland,
                                        Massachusetts,  Minnesota, Missouri, New
                                        Hampshire,  New Mexico,  Oklahoma, South
                                        Carolina,    Tennessee,   Virginia   and
                                        Washington.   In   these   states,   the
                                        Offering  will  be  limited   solely  to
                                        existing Shareholders of Federal Trust under their Subscription Rights, or will be offered pursuant to other available exemptions from registration provided under the Blue Sky Laws of those states.

Persons Holding Shares of
Common Stock, or Wishing
to Exercise Subscription
Rights Through Nominees                 Subscription          Rights         are
                                        non-transferable.  Shareholders  holding
                                        shares of Common Stock through a broker,
                                        dealer,  commercial  bank, trust company
                                        or  other  nominee,  as well as  persons
                                        holding  certificates  of  Common  Stock
                                        personally who would prefer to have such
                                        entities effect transactions relating to
                                        the Subscription Rights on their behalf,
                                        should    contact    the     appropriate
                                        institution or nominee and request it to
                                        effect the  transactions  for them.  See
                                        "THE    OFFERING   -    Procedure    for
                                        Subscribing for Shares of Common Stock in the Offering."

Issuance of Common Stock                Provided that all  conditions  necessary
                                        to    consummate    the   Offering   are
                                        satisfied,  including  the  sale  in the
                                        Offering of the Total Minimum  number of
                                        shares  of  Common  Stock,  certificates
                                        representing   shares  of  Common  Stock
                                        purchased  pursuant to the Offering will
                                        be  delivered to  purchasers  as soon as
                                        practical after the Offering  Expiration
                                        Date  and  after  all   prorations   and
                                        adjustments  contemplated  by the Rights
                                        Offering and Community Offering have been effected. In the event that a Syndicated Community Offering is to be conducted following the Rights Offering and the Community Offering, certificates for shares of Common Stock purchased in the Offering will be distributed as soon as practical following the closing of the Syndicated Community Offering. No fractional shares will be issued in the Offering. See "THE OFFERING --Issuance of Common Stock."

Use of Proceeds                         Federal  Trust  intends to contribute at
                                        least  90% of the  net  proceeds  of the
                                        Total Minimum Offering  (estimated to be
                                        approximately  $1,575,000)  to the Bank,
                                        retaining 10% of the net proceeds of the
                                        Offering for general corporate  purposes
                                        and  miscellaneous   operating  expenses
                                        associated   with  the   Exchange   Act.
                                        Thereafter,  Federal  Trust  intends  to
                                        contribute   75%  of  the  net  proceeds
                                        raised  in the  Offering  to  the  Bank,
                                        retaining  25% of the net  proceeds  for
                                        general  corporate  purposes.  The  Bank
                                        will use such  proceeds to increase  its
                                        regulatory  capital and  support  future
                                        growth   of  the   Bank.   See  "USE  OF
                                        PROCEEDS."


Purchase Limitation                     Federal  Trust will not be  required  to
                                        issue shares of Common Stock pursuant to
                                        the  Offering  to any person who, in the
                                        opinion  of  Federal  Trust,   would  be
                                        required to obtain  prior  clearance  or
                                        approval  from  any  federal  regulatory
                                        authority to own or control such shares.
                                        The  minimum  number of shares of Common
                                        Stock any  person  may  purchase  in the
                                        Community  Offering  or  the  Syndicated
                                        Community Offering is 500 shares and the
                                        maximum  amount any person may  purchase
                                        in  the   Community   Offering   or  the
                                        Syndicated  Community  Offering is 5% of
                                        the total  number of shares  sold in the
                                        Offering.  In addition,  no person shall
                                        be allowed to purchase (individually, or
                                        together with  associates of, or persons
                                        acting in  concert  with,  such  person)
                                        shares  of  Common  Stock in the  Rights
                                        Offering  or the  Community  Offering or
                                        the   Syndicated   Offering  which  when
                                        aggregated with current holdings would exceed 9.99% of the total number of shares outstanding at the conclusion of the Offering.


                                        Right to Amend or Terminate the Offering
                                        Federal  Trust  expressly  reserves  the
                                        right to amend the terms and  conditions
                                        of the  Offering,  whether the terms and
                                        conditions are more or less favorable to
                                        Shareholders and other participants.  In
                                        the event of any material  change to the
                                        terms of the Offering,  such as a change
                                        in the Total Minimum,  the  Subscription
                                        Price or an  extension  beyond  December
                                        17, 1997, which changes would affect the
                                        investment   decision  of   subscribers,
                                        Federal Trust will file a post-effective
                                        amendment to its Registration Statement,
                                        of which this  Prospectus is a part, and
                                        resolicit    subscribers    through    a
                                        Supplemental Prospectus to the extent required by the Securities and Exchange Commission ("SEC").

Escrow Agent                            SunTrust Bank,  Central  Florida,  N.A.,
                                        Orlando, Florida (the "Escrow Agent").


Intentions of Executive
Officers and Directors                  The executive  officers and directors of
                                        the Company intend to purchase shares of
                                        Common  Stock  in  the   Offering.   See
                                        "MANAGEMENT - Beneficial Ownership "

Federal Income Tax
Consequences                            Receipt  of the  Subscription  Rights by
                                        Shareholders  of Federal Trust  pursuant
                                        to the Rights Offering should be treated
                                        as  a   nontaxable   distribution   with
                                        respect  to the Common  Stock.  See "THE
                                        OFFERING -- Certain  Federal  Income Tax
                                        Consider- ations."


Information on the Offering             If you  have  questions  concerning  the
                                        Offering, contact the Stock Sales Center at 1-800-____ (New York, New York).


                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


         The following table presents selected consolidated financial and other data for the Company as of or for the six-month periods ended June 30, 1997 and 1996, and as of or for each of the five years ended December 31, 1992, through December 31, 1996. The data for each of the years in the five-year period ended December 31, 1996, are derived from the consolidated financial statements of the Company. The data for the six month periods ended June 30, 1996 and 1997, are unaudited but, in the opinion of management, reflect all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation. Operating results for the six months ended June 30, 1997, are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 1997. This data should be read in conjunction with the Consolidated Financial Statements and Notes thereto, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included herein.





                                           As of or for the Six               As of or for the
                                           Months Ended June 30,              Year Ended December 31,
                                           ----------------------    ----------------------------------------------
                                          1997         1996        1996       1995       1994      1993      1992
                                          ----         ----        ----       ----       ----      ----      ----
                                                       (Dollars in thousands, except per share data)
Selected Financial Data:
Total assets........................    $140,021     $140,478    $139,582   $140,389   $153,957  $146,888  $139,137
Loans receivable, net...............     112,073      113,116     112,547    112,906    111,183    95,374   122,476
Investment securities...............      15,186       15,789      15,054     15,937     24,301    36,536    -
Real estate owned, net..............       3,429        1,757       1,508      3,293      2,892       565       892
Deposits ...........................     106,894      104,703     106,119    109,203    101,528    78,742    97,434
Advances from the FHLB..............      23,500       25,500      24,800     21,000     39,500    55,300    28,000
Stockholders' equity................       7,418        7,813       7,165      8,060     11,018    10,526     8,796
Selected Operations Data:
Interest income.....................       5,044        4,989       9,937     10,609      9,847     9,506    11,765
Interest expense....................       3,523        3,517       7,038      8,026      5,781     4,824     6,802
Net interest income.................       1,521        1,472       2,899      2,583      4,066     4,682     4,963
Provision (recovery) for loan losses          38          113         280        779        531       590       140
Net interest income (loss) after
     provision for loan losses......       1,483        1,359       2,619      1,804      3,535     4,092     4,823
Other income........................         249          252         427        505        483       939     1,462
Gain on sale of branch office.......         -            -           -          -          -         360     -
Real estate owned expenses .........          42           79         251        654        393        34     -
Other expenses......................       1,447        1,932       3,985      5,137      3,845     4,182     4,901
Income (loss) before income taxes
     and extraordinary item.........         243         (400)     (1,190)    (3,482)      (220)    1,175     1,384
Income tax (benefit) expense........         117         (240)       (214)    (1,232)       (41)      409       485
                                       ---------    ---------   ---------    -------  ---------  --------  --------
Net income (loss)...................   $     126  $      (160)   $   (977)  $ (2,250)  $   (179)  $   766  $    899
                                       =========  ==========    =========  =========  =========  ========  ========
Per Share Data(1):
Net income(loss)....................       $0.06       $(0.07)   $  (0.43)   $ (1.00)   $ (0.08)    $0.40     $0.48
Cash dividends......................        -           -             -         -          0.12      0.08      0.05
Book value . . . . . ...............        3.29         3.46        3.18       3.57       4.88      4.66      3.90
Selected Operating Ratios(2):
Return (loss) on average assets.....         .18%      (0.23)%      (0.70)%    (1.50)%    (0.12)%    .56%      0.60%
Return (loss) on average equity.....        3.36       (4.00)      (13.62)    (26.96)     (2.00)    8.02      10.64
Average yield earned on
     interest-earning assets                7.64        7.47        7.41        7.29       6.99     7.32       8.31
Average rate paid on
     interest-bearing liabilities           5.49        5.47        5.42        5.73       4.36     3.97       4.89
Average interest rate spread(3).....        2.15        2.06        1.99        1.56       2.63     3.33       3.42
Net yield on average
     interest-earing assets(3)              2.30        2.20        2.16        1.78       2.89     3.61       3.51
Ratio of average  interest-earning assets to
    average interest-bearing liabilities    1.03        1.03         1.03       1.04       1.06     1.07       1.02
Ratio of average equity to average assets   4.84        4.78         5.13       5.55       6.22     7.06       5.60
Full-service offices at end of period          1           1            1          2          2        2          3
Asset Quality Data(2):
Non-performing assets(4)............       5,181       5,228        2,499      6,620      9,264    3,798      2,952
Non-performing assets as a percent
of total assets (4).................        3.70%       3.72%        1.79%      4.72%      6.02%    2.20%      2.12%
Allowances for loan losses as a
     percentage of loans, net.......        1.06%       0.96%        1.36%      1.83%      1.78%    1.94%      1.06%
Allowance as a percentage of non-
     performing assets..............       22.99       20.89        61.34%     31.13%     21.32%   50.14%     43.76%
Allowance for loan losses as a percen-
    tage of non-performing loans....       68.00       31.46        154.7%      61.9%      31.0%    57.2%      54.8%
Capital Ratios(2):
Tangible............................        4.91%       5.45%        4.74%      5.33%      5.84%     5.71%     6.90%
Core................................        4.91%       5.45         4.74%      5.33%      5.84%     5.71%     6.90%
Risk-based..........................       10.15%      11.14         9.92%     10.55%     11.97%    11.34%    11.50%


                                                                                      (Footnotes on following page)

---------------------


(1) In 1996, all financial institutions whose deposits were insured by the SAIF as of March 30, 1995, were required to pay a one-time special assessment to recapitalize the SAIF to its required reserve level of 1.25% of insured deposits. The Company's SAIF assessment was $716,498 which was paid in the last quarter of 1996.

(2) The weighted average number of shares outstanding for the six-month period presented and the years ended December 31, 1996 and 1995 was 2,256,505. The weighted average number of shares outstanding for the year ended December 31, 1994 was 2,210,957, 1,902,042 for the year ended December 31, 1993 and
     1,884,587 for the year ended December 31, 1992. Per share data has been adjusted to reflect three stock dividends in December 1994, 1993 and 1992.

(3) Asset Quality Data and Capital Ratios are end of period ratios. With the exception of end of period ratios, Selected Operating Ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, and net yield represents net interest income as a percent of average interest-earning assets.

(5) Non-performing assets consist of non-performing loans, troubled debt restructurings and REO. Non-performing loans consist of nonaccrual loans and accruing loans 90 days or more overdue, while REO consists of real estate acquired through foreclosure, real estate acquired by acceptance of a deed-in-lieu of foreclosure and in-substance foreclosures.



                                  RISK FACTORS

         The purchase of Common Stock in the Offering involves certain significant risks. In determining whether or not to make an investment in the Common Stock, Shareholders and prospective investors should carefully consider the matters set forth below, as well as the other information contained in this Prospectus.

Operating Losses in  Recent Years


         The Company has experienced significant financial and operational problems in recent years. The Company reported net income of $126,039 for the six months ended June 30, 1997, as compared to net losses of $977,000, $2.2 million, and $179,000 during the years ended December 31, 1996, 1995, and 1994, respectively. The losses were primarily due to high levels of non-performing assets, as reflected in the substantial provisions for loan and REO losses, net charge-offs and collection and carrying expenses of non-performing assets during the periods. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." The Company's stockholders' equity decreased to $7.2 million or 5.13% of total assets at December 31, 1996, from $8.1 million, or 5.74% of total assets at December 31, 1995. Book value per share of Common Stock declined from $3.60 at December 31, 1995, to $3.20 at December 31, 1996. As of June 30, 1997, stockholders' equity and book value per share amounted to $7.4 million and $3.29 per share, respectively.

Non-Performing Assets

         The Company's non-performing assets amounted to $5.2 million or 3.7% of total assets at June 30, 1997, as compared to $2.5 million or 1.79% of total assets at December 31, 1996, $6.6 million or 4.72% of total assets at December 31, 1995, and $9.3 million or 6.0% of total assets at December 31, 1994. The high levels of non-performing assets have had and will continue to have adverse effects on the Company's operations, including decreased accrual of interest income, increased provisions for loan losses, and increased operating expenses as a result of the allocation of resources to the collection and work-out of non-performing assets. On March 31, 1997, the Company reached agreement with a borrower to accept a deed-in-lieu of foreclosure, which resulted in the property being transferred to real estate owned at its net book value of $2,350,000. The property was subsequently written down in the quarter ended June 30, 1997, to its fair value of $2,340,000. The property consisted of 44 unsold condominium units, of which 39 were being rented at June 30, 1997. The Company is in the process of evaluating the units, which are part of a 60 unit condominium complex in northeast Florida, and began marketing the units in the second quarter of 1997. Until such time as the units are sold, the Company expects to continue to rent the majority of the units, in order to generate income from the property, with two or three held vacant for sale at a given time. As of the date of this Prospectus, the Company had sold eight of the units at the asking price and had 17 units under contract.

         Management remains committed to the identification, collection and work-out of non-performing assets. The real estate markets in Florida, along with the local and national economy, will have a significant impact on the Company's overall success in continuing to reduce its non-performing assets.


         The senior management team has been successful in working out non-performing assets. There can be no assurance, however, that such success will continue. The absence of continued progress in the reduction of non-performing assets or changes in economic condition, or an increase in the level of non-performing assets in the future will adversely affect earnings, the returns on average assets and equity of the Company.

         Management remains committed to the identification, collection and work-out of non-performing assets. The real estate markets in Florida, along with the local and national economy, will have a significant impact on the Company's overall success in continuing to reduce its non-performing assets.

Regulatory Enforcement Actions


         The Company is subject to extensive regulation, supervision and examination by the OTS, its primary federal regulator, and by the FDIC, with regard to the insurance of the Bank's deposit accounts. Such regulation and supervision establish a comprehensive framework of activities in which a savings and loan holding company and its financial institution subsidiaries may engage and is intended primarily for the protection of the SAIF, administered by the FDIC, and depositors.

         On October 3, 1994, Federal Trust and the Bank each entered into the Orders with the OTS. The decision by management and the Board of Directors of both companies to enter into the Orders was reached after several months of discussions with the OTS following the 1994 safety and soundness examinations. Although management and the Board of Directors of the Federal Trust and the Bank believed that significant action had been taken to correct operational deficiencies cited in the Bank's 1992 safety and soundness examination (which resulted in a Supervisory Agreement between the Bank and the OTS) and the deficiencies cited in the 1994 examinations, it was determined that it was in the best interest of Federal Trust and the Bank to agree to the Orders due to the increase in the Bank's classified assets and the resulting increase to the Bank's loan loss reserves. See "BUSINESS - Supervision." In the 1996 safety and soundness examinations of Federal Trust and the Bank, the OTS found Federal Trust and the Bank to be in compliance with their respective Orders. In light of the improvement of the Bank's operations, the OTS reduced the number of provisions in the Bank's Order from 27 to 23. Failure to comply with the terms of the Orders could result in further sanctions against Federal Trust or the Bank, including but not limited to the assessment of civil money penalties.

         As a result of certain regulatory restrictions, the Bank is subject to a limited growth restriction whereby the Bank cannot increase its assets in an amount that would exceed net interest credited on deposit liabilities (or earnings credited on share accounts) during a calendar quarter. Until the growth restrictions are lifted, the Bank cannot implement its growth strategy.

         At the request of management, in July 1997, the OTS conducted an examination of the Bank's loan portfolio, loan classifications and the allowance for loan loss reserves. As a result of the examination the Bank was advised that the OTS will give serious consideration in eliminating all of the conditions of the Bank's Order dealing with operational issues, reconsider the Bank's current CAMELS rating, as well as lift the Bank's current growth restrictions; provided the Bank receives a capital infusion of $3.7 million and the scheduled October 1997 full examination does not reveal any material problems. If the Total Maximum is not sold in this Offering, Federal Trust will not be able to infuse $3.7 million to the Bank which in turn could limit the regulatory relief that the OTS may be willing to provide the Bank. While management believes that these conditions can be satisfied, no assurance can be given that the Total Maximum will be sold or that the OTS will take the foregoing actions.

         On August 5, 1997, the OTS advised management that it was conducting a formal examination proceeding ("Formal Proceeding") with respect to the Bank and its affiliates. Although the OTS has not informed the Bank of the specific subject of the Formal Proceeding, based upon management's review of the circumstances surrounding the Formal Proceeding, management has no reason to believe that the Bank or any member of current management is the subject of the Formal Proceeding or will be subject to any additional enforcement action stemming from the Formal Proceeding. Management does not know when the Formal Proceeding will be concluded.


Adequacy of Allowance for Loan Losses

         In originating loans, there is a substantial likelihood that credit losses will occur. This risk of loss varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness and debt servicing capacity of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral securing the loan. Management maintains an allowance for loan losses based on, among other things, historical loan loss experience, known inherent risks in the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and an evaluation of current economic conditions. Provisions for loan losses are charged to operations to bring the total allowance to a level considered by management to be adequate to provide for estimated losses. Additional provision for loan losses may be required should economic or other conditions change substantially in the future.


         As of June 30, 1997, the Company's allowance for loan losses was $1.2 million, which represented 1.06% of net loans as compared to $1.5 million, or

1.36% of net loans as of December 31, 1996. In the OTS examination conducted in July 1997, the OTS did not disagree with the Company's loan classifications or allowance for loan losses. Although management believes that the Bank's allowance for loan losses was adequate at December 31, 1996, and at June 30, 1997, and further believes that it uses the best information available to recognize losses on loans and to determine the fair value of REO, no assurance can be given that future significant additions to the allowance for loan losses or further reductions in the net carrying values may not be necessary, especially if economic conditions or other factors differ substantially from the assumptions used in making the initial determinations. The provision for loan losses in the future will depend on, among other things, the level of non-performing loans and market and economic conditions. The OTS and the FDIC, as an integral part of their examination process, periodically review the Company's allowances for possible loan losses and the net carrying values of REO. Such agencies may require the Company to recognize additions to the allowances or reductions in net carrying values based on their judgments about information available to them at the time of examination.

Determination of Offering Price

         The Subscription Price of $2.00 per share is the same in the Rights Offering, the Community Offering and Syndicated Community Offering, and was determined by the Board of Directors with the assistance of RP Financial. See "DETERMINATION OF SUBSCRIPTION PRICE" for a description of the factors considered by the Board in determining the Subscription Price and for a description of the opinion rendered by RP Financial in connection therewith. The price at which the shares are being offered may not be indicative of the price at which the shares may be traded following the Offering. The price of the shares following the Offering will depend upon certain factors, many of which are outside of the control of Federal Trust, including the number of willing buyers and sellers, the local, regional and national economy and the market for stocks of financial institutions. No assurance can be given that the shares purchased in the Offering can be sold after the Offering at or above the Subscription Price.

Federal Home Loan Bank Bonds

         The Company's investment in obligations of U.S. government agencies consists of dual indexed bonds issued by the FHLB. At June 30, 1997, the FHLB bonds had a market value of $15.1 million and gross unrealized pre-tax losses of $1.0 million. Of the $15.2 million in FHLB bonds, $8.9 million are classified as available for sale and as such the net unrealized loss is deducted from stockholders' equity. At June 30, 1997, such deduction totaled $148,000. A further decline in the market value of these securities would result in a further decline in stockholders' equity. The FHLB bonds have a par value of $16.1 million and pay interest based on the difference between two indices. All of the FHLB bonds at June 30, 1997, pay interest at the 10 year constant maturity treasury ("CMT") rate, less the three month or six month LIBOR rate, plus a contractual amount ranging from 2.3% to 4.0%. The Company purchased the FHLB bonds to partially offset its risk related to its portfolio of adjustable rate mortgage ("ARM") loans. Consequently, the FHLB bonds subject the Company to a certain degree of market risk as the indices change with prevailing market rates. See "BUSINESS Investment Activities".

Dependence on Local Economy


         The success of the Company is dependent, to a certain extent, upon the general economic conditions in the geographic markets served by the Company. According to the "1997 Florida Long Term Economic Forecast" published by the Bureau of Economic and Business Research of the University of Florida, the economic conditions will continue to be favorable in these markets through the year 2001 based upon the demand for new home construction and the expanding employment opportunities being generated by teh tourism industry. No assurance can be given, however that economic conditions will continue to be favorable in these markets based upon the demand for new home construction and the expanding employment opportunities being generated by the tourism industry, no assurance can be given that these economic conditions will continue. Adverse changes in economic conditions in the geographic markets that the Company serves would likely impair the Company's ability to collect on loans and could otherwise have a material adverse effect on the results of operations and financial condition of the Company. Examples of potentially unfavorable changes in economic conditions which could affect the Company's market areas include military base shutdowns and adverse weather conditions resulting from natural causes, such as a hurricane.


Competition

         Competition in the banking and financial services industry is intense. In its primary market area, the Company competes with commercial banks, other savings banks and savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Company and may offer certain services that the Company does not or cannot provide. The profitability of the Company depends upon its continued ability to compete successfully in its market areas. See "BUSINESS - Competition."

Vulnerability to Changes in Interest Rates

         The Company's net interest income, which is the difference between the interest income received on its interest-earning assets, including loans and investment securities, and the interest expense incurred in connection with its interest-bearing liabilities, including deposits and borrowings, can be significantly affected by changes in market interest rates. The Company actively monitors its assets and liabilities in an effort to minimize the effects of changes in interest rates, primarily by altering the mix and maturity of the Company's loans, investments and funding sources. Rates of interest paid on deposits are priced to be sufficiently competitive in its primary market area in order to meet its asset/liability management objectives and requirements for funds, but are typically not the highest rates available.


         The Company's net interest income is also affected by its interest rate sensitivity "gap," which is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a prolonged period of falling interest rates, a positive gap would reduce net interest income, while a negative gap would tend to result in an increase in net interest income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income while a negative gap would tend to affect net interest income adversely. The Company has historically been dependent on short-term certificates of deposits (i.e. certificates of deposits with maturities of one year of less) which are more interest rate sensitive than longer term deposits. As of June 30, 1997, the Company's cumulative gap with respect to assets maturing or repricing within one year was a negative $23.7 million, or a negative 17.0% of total assets. Based upon its current cumulative gap, the Company's results of operation would be adversely affected by a prolonged increase in interest rates. See "MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Asset/Liability
Management."


Dividends

         Federal Trust suspended dividend payments on the Common Stock after the fourth quarter of 1994. Due to its financial condition and recent results of operations and regulatory restrictions on the payment of dividends imposed on the Bank, which is Federal Trust's primary source of funds, management of Federal Trust does not anticipate dividend payments on the Common Stock in the foreseeable future. No assurances can be given as to when or if the payment of dividends will be resumed or the amount of such dividends. For a discussion of the requirements and limitations relating to Federal Trust's ability to pay dividends to stockholders and the ability of the Bank to pay dividends to the Company, see "MARKET FOR COMMON STOCK AND DIVIDENDS" .

Dilution


         Because the Subscription Price is less than the per share book value of the Common Stock, Shareholders will incur dilution in the book value of their Common Stock upon completion of the Offering, regardless of whether they exercise their Subscription Rights. In addition, Shareholders who do not exercise their Subscription Rights will suffer dilution in their percentage of voting interest in Federal Trust as a result of the voting rights acquired by other investors in the Offering; however, voting rights per share will not change, as all holders of Common Stock will continue to have one vote per share. As of the Record Date, there were 2,256,505 shares of Common Stock outstanding. Even if some current Shareholders exercise their Subscription Rights in full, they may not be able to maintain their percentage voting interest since Federal Trust intends to issue up to 2,701,619 shares of Common Stock in the Offering. For a tabular presentation of the actual book value of a share of Common Stock at June 30, 1997, and the estimated pro forma book value of a share of Common Stock based on certain assumptions, see "CAPITALIZATION".


Impact on Earnings per Share

         The issuance of the 2,701,619 shares offered hereby may adversely affect the Company's earnings per share until such time as the net proceeds of the Offering are fully utilized to generate additional assets and deposits through both internal and external means. See "USE OF PROCEEDS".

Major Shareholder

         On August 22, 1997, James T. Bell, the former director, Chief Executive Officer and President of Federal Trust, together with his wife and children ("Bells"), sold 295,741 shares or 13.3% of the common stock in Federal Trust to the investment banking firm of William R. Hough & Company, St. Petersburg, Florida ("Hough & Co."), reducing their beneficial ownership to 221,941 shares or 9.9% of Federal Trust's outstanding stock. Of the shares sold to Hough & Co., 100,000 shares (or 4.43% of Federal Trust's outstanding shares) are being held in its trading account and 195,741 shares (or 8.67% of Federal Trust's outstanding shares) are being held by WRH Mortgage, Inc. Based upon the terms of the Rights Offering, the Bells would be entitled to exercise Subscription Rights for the number of shares that they owned as of the Record Date. The Bells have indicated that should they exercise their Subscription Rights they do not intend to own more than 9.9% of the Company's outstanding shares following the completion of the Offering. The sale of the shares acquired by Hough & Co. could have a negative effect on the ability of Federal Trust to sell the Total Minimum shares in the Offering should Hough & Co. decide to sell the shares held in its trading account during the period of the Offering. See "MANAGEMENT - Beneficial Ownership."


Right to Terminate the Offering

         Federal Trust expressly reserves the right, in its sole discretion, at any time prior to delivery of the shares of Common Stock offered hereby, to terminate the Offering by giving notice thereof to the Escrow Agent and KBW and making a public announcement thereof. If the Offering is so terminated or if the Total Minimum Offering is not reached, all funds received from Shareholders and other participants will be promptly refunded, with interest.

Anti-takeover Provisions

         Certain provisions of the Articles of Incorporation and Bylaws of Federal Trust could have the effect of discouraging non-negotiated takeover attempts which certain stockholders might deem to be in their best interest and making it more difficult for stockholders to remove members of its Board of Directors and management. These provisions include restrictions on the removal of directors (with or without cause) by shareholders, no cumulative voting, and restrictions on calling a special meeting of shareholders. In addition, various federal laws and regulations could affect the ability of a person, firm or entity to acquire the Company or shares of its Common Stock. See "DESCRIPTION OF CERTAIN PROVISIONS IN THE ARTICLES AND BYLAWS OF FEDERAL TRUST".

Limited Trading Market


         Federal Trust's Common Stock is currently not listed on any stock exchange. Prior to the Offering, there has been no active trading market for the Common Stock. Upon completion of the Offering, Federal Trust anticipates (based on discussions with KBW) that it will be able to secure at least two broker-dealers to match buy and sell orders for its Common Stock on the Over the Counter Bulletin Board and its price quotation will also be displayed on the Electronic Pink Sheet System. However, a public market having depth and liquidity depends on the presence in the marketplace of a sufficient number of buyers and sellers at any given time. There can be no assurance that a liquid market for the Common Stock will develop. If an active trading market does develop, there can be no assurance that such a trading market will continue. Additionally, since the prices of securities generally fluctuate, there can be no assurance that purchasers in this Offering will be able to sell the Common Stock at or above the Subscription Price.

         Federal Trust intends to apply to the Nasdaq to have its securities listed on the SmallCap Market as soon as the Company is able to meet Nasdaq's qualification requirements. Federal Trust currently meets most of the requirements to be listed on the SmallCap Market except for three qualifications: (1) the Company's securities must be registered pursuant to
Section 12(g)(1) of the Exchange Act; (2) the listed securities are required to have a minimum bid price of $4.00 per share; and (3) the Company must have at least two market makers making a market in its securities. Federal Trust intends to register its securities pursuant to Section 12(g)(1) of the Exchange Act immediately following the Offering and expects that it will have at least two market makers for its securities. The Company, however, will not be able to apply for Nasdaq SmallCap Market listing until its Common Stock has minimum bid price of $4.00 per share. There can be no assurance that the minimum bid price for the Common Stock will ever reach $4.00 per share or if it does, that the Company will be able to meet the other Nasdaq listing requirements. Investors, therefore, should consider the potential illiquid and long-term nature of an investment in the Common Stock. See "MARKET FOR COMMON STOCK AND DIVIDENDS."

Shares Eligible for Future Sale

         Sales of Common Stock in the public market following this Offering could adversely affect the market price of the Common Stock. Following this Offering, approximately 2,239,928 shares of Common Stock held by current shareholders, as well as all of the shares sold in this Offering (except for shares purchased by officers and directors of the Company) will be eligible for immediate sale without restriction in the public market. Federal Trust, its executive officers and directors, and certain officers of the Bank owning 45,287 shares of Common Stock in the aggregate have agreed that, for a period of 180 days following The Offering, they will not offer, sell, grant any option to purchase or otherwise dispose of any shares of Common Stock held by them or securities held by them that are exchangeable for such stock, now or in the future, without the prior written consent of KBW. Such shares also are subject to the volume and other limitations of Rule 144 adopted under the Securities Act of 1933 ("Securities Act"). See "SHARES ELIGIBLE FOR FUTURE SALE."

Potential Operational Restrictions Associated with Regulatory Oversight

         The Company is subject to extensive government regulation and oversight. Such regulation and supervision govern the activities in which an institution can engage and is designed primarily to protect the federal deposit insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the determination of the adequacy of an institution's allowance for loan losses. Such regulation often has a material impact on the Bank's financial condition and results of operations. See "Regulatory Enforcement Action," and "BUSINESS - Supervision".

         During 1996, pursuant to the Deposit Insurance Funds Act of 1996 ("DIF Act"), the Bank paid a one-time assessment of $716,498 to the FDIC to recapitalize the SAIF. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995." The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The DIF Act provides that the SAIF will be merged with the BIF on January 1, 1999 but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common charter for banks and thrifts and to submit a report of its findings to Congress. The Company cannot predict what the attributes of such common charter would be or whether any legislation will result from this study. If developed, the common charter may not offer all the advantages that a federal savings association now enjoys (e.g. unrestricted nationwide branching). Furthermore, holding companies for institutions with the common charter may not have the same advantages as a unitary savings and loan holding company now possesses (e.g., the absence of non-banking activities restrictions). If Congress fails to create a common charter, or does not act otherwise to end the thrift industry's separate existence, the merger of the SAIF and BIF contemplated by the DIF Act would not likely occur. Although the SAIF currently meets its statutory reserve ratios, there can be no assurance that it will continue to do so. The financial burden of any future recapitalization would likely fall on a smaller assessment base, potentially increasing the burden on individual institutions, including the Bank.

                                 USE OF PROCEEDS

         Federal Trust intends to contribute at least 90% of the net proceeds of the Total Minimum Offering (estimated to be approximately $1,575,000) to the Bank, retaining 10% of the net proceeds of the Offering for general corporate purposes and miscellaneous operating expenses associated with operating as a public company. Thereafter, Federal Trust intends to contribute 75% of the net proceeds raised in the Offering to the Bank, retaining 25% of the net proceeds for general corporate purposes. The Bank will use such proceeds to increase its regulatory capital and support future growth of the Bank, including development of additional branches in the outlying communities in the greater Orlando area.

         The net proceeds to be raised in the Offering depends on the number of shares of Common Stock sold in the Offering, the portion of shares of Common Stock sold in the Rights Offering, the Community Offering and the Syndicated Community Offering and the amount of the actual expenses incurred in the Offering, which may differ from the estimates thereof.

         The following table shows estimated net proceeds based upon the sale of the Total Minimum of 1,000,000 shares of Common Stock and the sale of the Total Maximum of 2,701,619 shares of Common Stock in the Offering. In determining net proceeds, the estimated expenses of the Offering have been subtracted from gross proceeds. In estimating the expenses of the Offering, the following assumptions have been utilized: (i) 15% of the shares of Common Stock will be sold to Shareholders in the Rights Offering, of which 5% of the shares will be sold to directors, officers and employees of the Company for which KBW will receive a commission of 2% of the aggregate Subscription Price of such shares, excluding the shares sold to directors, officers and employees; (ii) the remaining 85% of shares of Common Stock will be sold in the Community Offering or Syndicated Community Offering for which KBW will receive a commission of 7% of the aggregate Subscription Price of such shares, excluding the shares sold to directors, officers and employees of Federal Trust; and (iii) the estimated expenses of the Offering, including the fees paid to KBW described above.

                                                     Issuance of the          Issuance of the
                                                     Total Minimum            Total Maximum
                                                     of 1,000,000 shares      of 2,701,619 shares
                                                     -------------------      -------------------
         Gross Proceeds                              $2,000,000               $5,403,238
         Less, Offering expenses (estimated)            250,000                  500,000
                                                     ------------             ------------
         Total net proceeds                          $1,750,000               $4,903,238
                                                     ==========               ==========

         Amount to be contributed to Bank            $1,575,000               $3,677,428
                                                     ==========               ==========

         Amount to be retained by Federal Trust      $  175,000               $1,225,809
                                                     ==========               ==========

                                 CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as of June 30, 1997, and as adjusted to give effect to the sale by Federal Trust of 1,000,000 shares of Common Stock (Total Minimum) and 2,701,619 shares of Common Stock (Total Maximum), offered at a price of $2.00 per share, net of fees and commissions payable to KBW and other broker-dealers, and other estimated Offering expenses, based on the assumptions set forth in "USE OF PROCEEDS".

                                                                                                        As Adjusted     As Adjusted
                                                                                                          For Tota        For Total
                                                                                          Actual          Minimum         Maximum
                                                                                          ------          -------         -------
                                                                                                   (Dollars in thousands)
Deposits                                                                                   $ 106,894      $ 106,894      $ 106,894
Advances from FHLB                                                                            23,500          23,50         23,500

                                                                                           ---------      ---------      ---------
         Total deposits and borrowed funds                                                 $ 130,394      $ 130,394      $ 130,394
                                                                                           =========      =========      =========
Stockholders' equity:
Common Stock $0.01 par value, 5,000,000 shares
   authorized 2,256,505 issued and outstanding
   (3,256,505 shares based on Total Minimum Offering and
    4,958,124 shares based on Total Maximum Offering)(1)                                   $      23      $      33      $      50
Additional paid-in capital                                                                    11,144         12,884         16,104
Retained earnings                                                                             (3,100)        (3,100)        (3,100)
Treasury stock (16,577 shares of Common Stock at
   cost at June 30, 1997)                                                                        (77)           (77)          --
Unrealized loss on investment securities, net                                                   (148)          (148)          (148)
Unrealized loss on investment securities transferred
   from available for sale to hold to maturity, net .                                           (424)          (424)          (424)

 Total stockholders' equity                                                                $   7,418      $   9,168      $  12,482
                                                                                           =========      =========      =========
 Book value, per share  . . . . . . . . . . . . . . .                                      $    3.29      $    2.82      $    2.50
                                                                                           =========      =========      ---------
Subscription price as a percent
of pro forma book value, per share                                                                            71.92%         80.00%
                                                                                               Actual         Minimum       Maximum
                                                                                               ------         -------       -------
Bank Capital Ratios (2)
    Tangible                                                                                    4.91%          6.20%          7.82%
    Core                                                                                        4.91           6.20           7.82
    Risk-based (June 30, 1997)                                                                 10.15          12.50          15.44
------------------------------
(Footnotes on following page)

(1) 4,958,124 shares outstanding includes 16,577 shares held as Treasury Stock which will be available for sale in the Offering.

(2) Calculated in accordance with OTS regulations. Assumes that approximately 90% of the net proceeds from the Total Minimum Offering and 75% of the net proceeds from the Total Maximum Offering is contributed to the capital of the Bank and is used to replace other sources of funds, principally FHLB advances. Under OTS regulations, the Bank is required to maintain Tangible Capital equal to 1.50% of adjusted total assets, Core Capital equal to 3.00% of adjusted assets and Risk-based Capital equal to 8% of risk-weighted assets.

                       DETERMINATION OF SUBSCRIPTION PRICE

Subscription Price

         The Subscription Price of $ 2.00 per share, which is the uniform price for all purchasers, was determined by Federal Trust's Board of Directors with the assistance of RP Financial. RP Financial is a financial consulting firm established in 1988 which provides financial advisory and evaluate services to holding companies, commercial banks and savings institutions on a nationwide basis. Federal Trust believes that the Subscription Price reflects the Company's objectives of achieving the maximum net proceeds obtainable from the Offering while providing the current shareholders with an opportunity to make an additional investment in Federal Trust and thus avoid or minimize dilution of their ownership interest. The Subscription Price was determined after considering several factors, including the Company's performance over the past three years, the actual book value per share and the limited trading characteristics of the Common Stock. The Common Stock is not listed on any exchange or Nasdaq. The Common Stock is highly illiquid and, in the last four years, management is aware of only four trades (occurring over the past year) involving the sale of shares by the Company's major shareholder for the purpose of reducing the major shareholders' ownership interest to below 10%. Three of the sales in 1996 were at $3.25 per share. Federal Trust does not have knowledge of the sale price for the fourth sale which was consummated on July 30, 1997, but based upon discussions with the purchaser in connection with transferring the shares, it is believed that the shares were sold at around $2.25 per share. RP Financial reviewed with management and the Board of Directors the limited trading activity in the Common Stock and, in addition, reviewed with management and the Board of Directors alternatives available to Federal Trust for raising capital, the current liquidity characteristics of the Common Stock, the regulatory capital requirements of Federal Trust and the Bank, the business prospects of Federal Trust on a pro forma basis after giving effect to the Offering, and the general condition of the securities markets at the time of the meeting with the Board of Directors at which the Offering was approved.

         Federal Trust has received a written opinion from RP Financial, dated August 8, 1997, stating that as of such date, and based upon and subject to the factors set forth in the opinion, the terms of the Offering, including the Subscription Price and the number of shares offered in the Offering are fair to Federal Trust's current shareholders from a financial point of view. RP Financial's opinion was addressed to the Board of Directors of Federal Trust and Federal Trust only, and does not constitute a recommendation or advice to current shareholders of Federal Trust. RP Financial expressed no opinion, and has not made any recommendation, to current shareholders as to whether current shareholders should exercise their Subscription Rights (See "DETERMINATION OF SUBSCRIPTION PRICE - Opinion of RP Financial").

         In approving the Subscription Price, the Board of Directors considered the opinion and oral advice provided by RP Financial and such additional factors as the alternatives available to Federal Trust for raising capital, the current liquidity characteristics of the Common Stock, the regulatory capital requirements of Federal Trust and the Bank, the terms and conditions of the Orders, the business prospects of Federal Trust on a pro forma basis after giving effect to the Offering, and the general condition of the securities markets at the time of the meeting with the Board of Directors at which the Offering was approved. There can be no assurance, however, that following the issuance of the Subscription Rights and of the Common Stock upon exercise of the Subscription Rights, a current shareholder exercising Subscription Rights will be able to sell shares purchased in the Offering at a price equal to or greater than the Subscription Price. Opinion of RP Financial

Opinion of RP Financial

         The Board of Directors of Federal Trust retained RP Financial in December 1996 to provide certain financial advisory and valuation services to Federal Trust in conjunction with the Offering, including the rendering of an opinion with respect to the fairness of the terms of the Offering, including the Subscription Price and the number of shares offered in the Offering, from a financial point of view to the current shareholders. Because the Offering could result in ownership dilution and/or dilution in book value per share for the current shareholders and because there is not an active public market for the Common Stock by which a price for the Common Stock could be determined, the Board of Directors sought the opinion of a qualified financial advisor to provide assurance that the financial terms of the Offering were fair to the current shareholders. In requesting RP Financial's advice and opinion, the Board of Directors of Federal Trust did not give any special instructions to, or impose any limitations upon the scope of the investigation which RP Financial might wish to conduct to enable it to give its opinion. RP Financial was selected by Federal Trust to act as its financial advisor because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes including its expertise in connection with initial public offerings and secondary offerings including rights offerings of savings and loans, savings banks, and savings and loan holding companies. RP Financial stated that, to the best of its knowledge, RP Financial is independent of Federal Trust, KBW and the other parties to the Offering.

         On August 8, 1997, RP Financial rendered its opinion to the Board of Directors of Federal Trust that, as of such date, the terms of the Offering, including the Subscription Price and the number of shares offered pursuant to the Offering, were fair to the current shareholders from a financial point of view. The opinion was updated as of the date of this Prospectus. In connection with its opinion dated the date of this Prospectus, RP Financial also confirmed the appropriateness of its reliance on the analyses used to render its August 8, 1997 opinion, by performing procedures to confirm the appropriateness of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

         The full text of the opinion of RP Financial, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix A to this Prospectus and is incorporated herein by reference. Current shareholders of Federal Trust are urged to read the opinion in its entirety.

         THE OPINION OF RP FINANCIAL IS DIRECTED TO THE BOARD OF DIRECTORS OF FEDERAL TRUST AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CURRENT SHAREHOLDER OF FEDERAL TRUST AS TO WHETHER SUCH SHAREHOLDER SHOULD EXERCISE HIS/HER SUBSCRIPTION RIGHTS OR ANY OTHER ACTION THAT SUCH SHAREHOLDER SHOULD TAKE IN CONNECTION WITH THE OFFERING, OR OTHERWISE. IT IS FURTHER UNDERSTOOD THAT THE OPINION OF RP FINANCIAL IS BASED ON MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING ON THE DATE HEREOF.

         The opinion states that RP Financial reviewed and analyzed the following material in conjunction with its analyses: (1) the preliminary Prospectus; (2) certain publicly available information concerning Federal Trust, including annual reports (incorporating audited financial statements), Forms 10-K and Proxy Statements for the years ended December 31, 1994, 1995, and 1996, and Forms 10-Q for March 31, 1997 and June 30, 1997; (3) certain other internal and public financial information including, but not limited to, certain recent unaudited internally and externally generated financial reports, analyses and files through March 31, 1997, pertaining to the Company's (i) balance sheet composition, trends, volume and market value, (ii) capitalization, (iii) off-balance sheet assets, liabilities and contingencies, (iv) statements of operations, (v) cash flows, (vi) delinquent, non-accrual and non-earning assets and general valuation allowances, (vii) interest rate, credit and liquidity risks, and (viii) taxable position; (4) the current budget and business plan of the Company; (5) comparative analyses of Federal Trust relative to recent publicly-available financial statements, operating results, and market characteristics of the common stock of publicly-traded savings institutions, including such institutions with financial, operating and market characteristics which are relatively comparable to Federal Trust; (6) the terms and conditions of the Orders for Federal Trust and the Bank; (7) the financial terms of other rights offerings by savings institutions and savings institution holding companies.

         The opinion further states that in the course of its evaluation and analyses, RP Financial conducted discussions with management of Federal Trust regarding past and current business operations, financial condition and future prospects. RP Financial reviewed the Company's financial, operational and market area characteristics compared to similar information for comparable savings institutions, evaluated the potential for growth and profitability for the Company in its market, specifically regarding competition by other banks, thrifts, mortgage banking companies and other financial services companies, economic projections in the local market area, the impact of the regulatory, legislative and economic environments on operations and the public perception of the thrift and banking industries, and the pro forma impact on the Company's financial condition and operations of the Offering.

         As set forth in the opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information furnished to RP Financial by Federal Trust, as well as publicly-available information regarding other financial institutions and economic data. Certain information provided to RP Financial by Federal Trust included various internal estimates and assumptions regarding potential future operations. Due to their prospective nature, Federal Trust does not publicly disclose such internal estimates and assumptions, and such information is not prepared with a view towards public disclosure. RP Financial relied upon the management of the Company as to the reasonableness of the financial forecasts (and the assumptions and bases therefor) provided to RP Financial and assumed that such forecasts reflected the best currently available estimates and judgments of such management and that such financial forecasts would be realized in the amounts and in the time periods estimated by such management. Federal Trust does not publicly disclose internal management forecasts of the type provided to RP Financial in connection with its review, and such financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based upon numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, actual results could vary significantly from those set forth in such financial forecasts. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of the Company. Moreover, RP Financial expressed no opinion on matters of a legal, accounting or tax nature or the ability of the offering to be consummated as set forth in the Prospectus.

         In connection with rendering its opinion dated August 8, 1997, and updated as of the date of this Prospectus, RP Financial performed a variety of analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RP Financial stated that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial made numerous assumptions with respect to industry performance, business and economic conditions, applicable laws and regulations, and other matters, many of which are beyond the control of Federal Trust. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. No company or transaction utilized in RP Financial's analyses was identical to Federal Trust on the Offering. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

         The following is a summary of the financial analyses performed by RP Financial in connection with providing its opinion of July 1, 1997, and does not purport to be a complete description of all factors that were considered .

         (a) Transaction Summary. RP Financial summarized the terms of the Offering. including the Subscription Price, the range of number of shares to be offered in the Offering, and the Subscription Rights issued to current shareholders, including certain limitations imposed on the exercise of such Subscription Rights. RP Financial also summarized the estimated earnings improvements anticipated as a result of reinvestment of the net proceeds of the Offering, the pro forma capitalization levels resulting from the Offering, and the pricing ratios indicated by the Subscription Price relative to the pro forma book value, earnings, and assets of Federal Trust.

         (b) Comparable Transactions Approach. In this analyses, RP Financial conducted an evaluation of the financial terms of recent rights offerings completed by publicly-traded savings institutions, including the financial condition, operating results and other characteristics of the savings institution and the terms of the offerings. Specifically, RP Financial stated that it evaluated six rights offering transactions completed by publicly-traded savings institutions since December 1992 (the most recent comparable rights offering transactions) with relatively comparable pre-offering capital levels and non-performing assets levels (the "Comparable Transactions"). In conjunction with its analyses, RP Financial considered the pricing multiples relative to pro forma tangible book value per share, and the dilution of ownership and tangible book value per share implied by the terms of the Comparable Transactions. RP Financial did not consider the pricing multiples relative to pro forma earnings per share because most such multiples indicated by the Comparable Transactions were considered not meaningful by virtue of minimal or negative pro forma earnings. The average and median pro forma price-to-tangible book value multiples indicated by the Comparable Transactions were 78% and 80%, respectively, versus a range of pro forma price-to-tangible book value multiples of 72% to 80% indicated by the Subscription Price at the minimum and maximum Offering. The average and median dilution in tangible book value per share indicated by the Comparable Transactions was 33% and 28%, respectively, versus a range of pro forma dilution in tangible book value per share of 14% to 23% indicated by the Subscription Price at the minimum and maximum Offering. The average and median dilution in ownership (assuming that current shareholders did not exercise their Subscription Rights in the respective Offerings) indicated by the Comparable Transactions was 69% and 75%, respectively, versus a range of pro forma dilution in ownership (assuming that current shareholders did not exercise their Subscription Rights in the Offering) of 31% to 54% indicated by the number of shares offered in the minimum and maximum Offering. RP Financial stated that the terms of the Comparable Transactions, specifically the comparable pro forma price-to-tangible book value multiple indicated by the Subscription Price relative to the average and median of the Comparable Transactions and the lower level of dilution indicated by the Offering relative to tangible book value per share and ownership, supported its fairness conclusions.

         (c) Market Value Approach. In this analyses, RP Financial analyzed the current stock prices of publicly-traded savings institutions and savings institution holding companies that RP Financial considered comparable to Federal Trust. RP Financial considered only publicly-traded institutions with total assets less than $750 million, return on average assets (core earnings) of 0.5% or less, equity-to-assets of 8.5% or lower, and non-performing assets to assets ratios of 1.5% or greater. A total of six public companies met these criteria (the "Public Company Peers"). The Public Company Peers reported average and median total assets of $309 million and $300 million, respectively, versus assets of $139 million for Federal Trust; reported average and median equity-to assets ratios of 6.9% and 6.7%, respectively, versus 5.3% for Federal Trust; reported average and median and non-performing assets to assets ratios of 2.3% and 2.1%, respectively, versus 3.5% for Federal Trust; and reported average and median market capitalization of $22.9 million and $22.2 million, respectively, versus $9.9 million on a pro forma basis for Federal Trust, assuming a market value based on the Subscription Price and pro forma shares outstanding at the maximum of the Offering. As of August 7, 1997, the average and median price to tangible book value ratios indicated by the trading prices of the Public Company Peers common stock were 92% and 91%, respectively, versus a range of pro forma price to tangible book value ratios of 72% to 80% indicated by the Subscription Price at the minimum and maximum Offering. Based on its comparative analyses, RP Financial concluded that Federal Trust's pro forma stock price warranted a discount relative to the Public Company Peers by virtue of Federal Trust's higher level of non-performing assets, lower pro forma market capitalization (which suggests lower liquidity in the Common Stock on a pro forma basis relative to the Public Company Peers which are all publicly-traded institutions), and smaller asset size which implies lower resources than the Public Company Peers. RP Financial considered an analyses of the price-to-earnings multiples of the Public Company Peers versus the pro forma price- to-earnings multiple of Federal Trust indicated by the Subscription Price. However, RP Financial discarded an earnings based analyses because Federal Trust's pro forma trailing 12 month earnings multiple was not meaningful and was not subject to comparison. Federal Trust's pro forma price to book value multiples of 72% to 80% at the minimum and maximum Offering are at a valuation discount of 34% and 26%, relative to the average and median of the Public Company Peers, respectively. A similar analyses of proforma price-to-assets ratio indicated valuation discounts of 38% at the minimum Offering and 8% at the maximum Offering, versus the average price-to-assets ratio of the public company peers. RP Financial considered these discounts to be reasonable relative to the comparative financial analyses discussed above and in light of some level of new issue discount warranted for a securities offering. RP Financial concluded that the conclusions reached in the market value approach supported its fairness conclusion.

         (d) Discounted Cash Flow Approach. In this approach, RP Financial sought to prepare two discounted cash flow ("DCF") analyses. The first DCF analysis would quantify the present value benefit of Federal Trust's current business plan (incorporating potential dividends and a terminal value) to current shareholders, without the impact of the Offering (the "Stand-Alone DCF"). The second DCF analysis would quantify the present value benefit of Federal Trust's pro forma business plan to current shareholders, incorporating the impact of the Offering and post- recapitalization growth strategies (the "Post-Recapitalization DCF"). After considering the potential regulatory enforcement actions facing Federal Trust in the absence of the Offering, and the potential resulting market value loss to current shareholders (of such enforcement action), and the historical losses Federal Trust has experienced due to non-performing assets, RP Financial stated that future cash flows could not reasonably be estimated under a Stand-Alone DCF scenario. Accordingly, the DCF approach was not used in the final fairness analysis.

         In addition to these financial analyses, RP Financial considered several other considerations in its fairness conclusions. Such other financial considerations included the greater market capitalization of Federal Trust on a pro forma basis, suggesting the potential for greater liquidity for the current shareholders; the stronger pro forma equity-to-assets ratio resulting from the Offering, which should provide enhanced future potential to leverage the balance to increase earnings per share for the current shareholders; and the potential negative implications to the interests of the current shareholders in the event the Offering is not completed and the OTS initiates regulatory enforcement options.

         On the basis of its analyses and other considerations, RP Financial concluded that the terms of the Offerings, included the Subscription Price and number of shares to be offered in the Offering, are fair to the current shareholders of Federal Trust from a financial point of view. As described above, RP Financial's written statement and presentation to the Board of Directors of Federal Trust was one of many factors taken into consideration by the Board of Directors of Federal Trust in making its determination to approve the Offering. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the Board of Directors of Federal Trust, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix A hereto, which investors are urged to read in its entirety.

         Pursuant to a letter dated January 27, 1997 (the "RP Financial Engagement Letter"), RP Financial estimates that it will receive from Federal Trust total fees of $75,000 for its financial advisory services, of which $35,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses. In addition, Federal Trust has agreed to indemnify RP Financial against certain liabilities, including liabilities under the federal securities laws.

                      MARKET FOR COMMON STOCK AND DIVIDENDS

Market for Common Stock

         There has been a limited market for Federal Trust's Common Stock, which is not listed on any exchange or Nasdaq. Upon completion of the Offering, Federal Trust anticipates (based upon discussions with KBW) that it will be able to secure at least two broker-dealers to match buy and sell orders for its Common Stock on the Over the Counter Bulletin Board. The stock price quotation will also be displayed on the Electronic Pink Sheet System. Making a market, however, involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a liquid public market depends on the existence of willing buyers and sellers and is not within the control of Federal Trust or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. Furthermore, there is no assurance that persons purchasing shares in the Offering will be able to sell them at or above the Subscription Price.


         Federal Trust intends to apply to the Nasdaq to have its securities listed on the SmallCap Market as soon as the Company is able to meet Nasdaq's qualification requirements. While Federal Trust meets most of the current requirements to be listed on the SmallCap Market except for three qualifications: (1) the Company's securities must be registered pursuant to
Section 12(g)(1) of the Exchange Act; (2) the listed securities are required to have a minimum bid price of $4.00 per share; and (3) the Company must have at least two market makers making a market in its securities. Federal Trust intends to register its securities pursuant to Section 12(g)(1) of the Exchange Act immediately following the Offering and expects that it will have at least two market makers for its securities. The Company, however, will not be able to apply for Nasdaq SmallCap Market listing until its Common Stock has a minimum bid price of $4.00 per share. There can be no assurance that the minimum bid price for the Common Stock will ever reach $4.00 per share or if it does, that the Company will be able to meet the Nasdaq listing requirements.

         As of August 31, 1997, there were 2,239,928 shares of Common Stock outstanding, which were held by 436 holders of record. The number of holders of record does not reflect the number of persons who hold their stock in nominee or "street" name through various brokerage firms or other entities.


Dividends

         Each share of Common Stock shares equally in dividends, which are payable when and as declared by Federal Trust's Board of Directors out of funds legally available therefor. Under Florida law, Federal Trust is not limited to the amount or number of dividends that can be paid or declared.

         Federal Trust suspended dividend payments on the Common Stock in the fourth quarter of 1994. Due to its financial condition, its recent results of operations and regulatory restrictions on the payment of dividends imposed on the Bank, Federal Trust does not anticipate the resumption of dividend payments on the Common Stock in the foreseeable future.


         Federal Trust's ability to pay dividends on the Common Stock will depend on the receipt of dividends from the Bank. For a description of limitations on the ability of the Bank to pay dividends to Federal Trust, see "REGULATION AND SUPERVISION - Regulation of the Company - Payment of Dividends."



                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The Company's primary business consists of attracting deposits from the general public and using these funds, together with FHLB advances, to fund bulk purchases of one-to-four family residential mortgage loans, the origination of one-to-four family residential mortgage loans, residential consumer loans, multi-family loans and, to a lesser extent, commercial real estate related SBA loans, and consumer loans. Profitability of the Company depends largely on net interest income, which is the difference between interest income generated from interest-earning assets and interest paid on interest-bearing liabilities (i.e., deposits and borrowings) . Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rates earned and paid on these balances. Net interest income is dependent upon the Company's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. To a lesser extent, profitability is affected by such factors as the level of other income and expenses, the provision for loan losses and the effective tax rate. Other income consists primarily of customer service fees, loan servicing fees, and gains on the sale of mortgage loans. Other expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

         The net earnings of the Company were adversely affected by the rise in interest rates in 1994, 1995, and 1996, due to its negative GAP position, as its liabilities have repriced sooner than (and in greater amounts than) its assets. As a result, the cost of funds has increased faster than the yields earned on its assets, resulting in a decrease in its interest rate spread and lower earnings. The Company continues to concentrate on increasing its portfolio of ARMs, as well as its efforts to lengthen the maturities of its liabilities in order to reduce its negative GAP position and the impact of higher interest rates in the future. Should interest rates begin to rise before the Company is able to further reduce its negative GAP, the Company's earnings would be adversely affected.

         In addition, loss reserves have been increased as a result of a higher level of non-performing loans. The level of non-performing loans decreased in 1996 and, although management believes that the level of non-performing assets will continue to decrease in future periods, unforeseen economic conditions and other circumstances beyond the Company's control could result in material additions to the loss reserves in future periods if the level of non-performing assets increases. Management does anticipate additions to the loss reserves in future periods as part of the normal course of business, as the Company's assets, which consist primarily of loans, are continually evaluated and the loss allowances are adjusted to reflect the potential losses in the portfolio on an ongoing basis.

Financial Condition

         The Company's total assets increased slightly to $140.0 million as of June 30, 1997, from $139.6 million as of December 31, 1996. Loans receivable decreased by $474,000 from $112.5 million to $112.1 million as a result of the net repayment of loans during the period.

         Total deposits decreased by $775,000 to $106.8 million as of June 30, 1997, from $106.1 million as of December 31, 1996. The increase in deposits was due to the continuing efforts to increase local deposits.

         Total shareholders' equity increased slightly to $7.4 million as of June 30, 1997, from $7.2 million as of December 31, 1996. This increase primarily reflects the Company's earnings for the six months ended June 30, 1997.

Results of Operations for the Six Months Ended June 30, 1997 and 1996

         The Company reported net income for the six months ended June 30, 1997, of $126,039, or $.06 per share, as compared to net loss of $159,653 or $.07 per share for the same period in 1996. The increase in earnings is due to improved net interest income, the reduction of other expenses, and a decrease in the allowance for loan losses.

         Interest Income and Expense. Net interest income increased by $48,575 for the six months ended June 30, 1997. Interest income increased by $55,278 to $5,044,806 for the six months ended June 30, 1997, from $4,989,528 for the same period in 1996. Interest income on loans increased to $4,616,031 in 1997 from $4,572,628 in 1996, primarily as a result of an increase in the yield on loans outstanding, which was attributable to interest income received on a loan originated in 1996. In the first quarter of 1997 the Company sold a participation interest in a loan originated in March 1996 in conjunction with the sale of a previously foreclosed property, resulting in the recognition of income of $153,000 (consisting of 122,007 of interest income and $30,993 of gain on the sale). When the property was sold, the buyer's payment was made in the form of a participation interest in a pool of student loans that the buyer had originated in the normal course of its business as a technical school, and a mortgage loan by the Bank. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 66, when the buyer's initial investment is other non-cash consideration, such other consideration can only be included as a part of the buyer's initial investment when that consideration is sold or otherwise converted to cash without recourse to the seller. Until such time as the other consideration is converted to cash, the profit on the sale shall not be recognized by the full accrual method. The sale by the Bank of a non recourse participation interest in the loan during the quarter ended March 31, 1997, for cash, allowed the Bank to recognize the profit and interest income that had been previously deferred. Interest income on the securities portfolio increased by $30,735 for the six months ended June 30, 1997, over the same period in 1996, as a result of an increase in the average yield on securities owned. Other interest and dividends decreased $18,860 during the same six-month period in 1997 from 1996 as a result of a decrease in the average volume of other interest-earning assets. Management expects the rates earned on the portfolio to fluctuate with general market conditions.

         Interest expense decreased by $6,703 to $3,523,984 during the six-month period ended June 30, 1997, from $3,517,281 for the same period in 1996 primarily due to an increase in the total average amount of FHLB advances outstanding, offset by a decrease in interest-bearing deposits. Interest on deposits decreased by $116,771 to $2,808,821 in 1997 from $2,925,592 in 1996 as a result of decreased deposits and a decrease in the average rate paid, and interest on FHLB advances increased to $715,163 in 1997 from $591,689 in 1996 as a result of the increase in the average amount of FHLB advances outstanding and an increase in the rates paid on such advances. Management expects to continue to use FHLB advances as a liability management tool.

         Provisions for Loan Losses. A provision for loan losses is generally charged to operations to bring the total allowance for loan losses to a level deemed appropriate by management. The allowance is an estimated amount that management believes will be adequate to absorb losses inherent in the loan portfolio and commitments to extend credit, based on evaluations of its collectibility. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, specific problem loans and commitments, and current and anticipated economic conditions that may affect the borrower's ability to pay. While management uses the best information available to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. During the first six months of 1997, management made a $37,748 provision for loan losses based on its evaluation of the loan portfolio. The Company's provision for loan losses was $113,506 during the same period in 1996. There were net charge-offs of $387,689 during the six-month period ended June 30, 1997, as compared to net charge offs of $1,088,535 during the six-month period ended June 30, 1996. Total non-performing loans at June 30, 1997, were $1,751,724 compared to $3,470,920 at June 30, 1996. The allowance for loan losses at June 30, 1997, was $1,190,875, or 68% of non-performing loans and 1.06% of net loans outstanding.

         Total Other Income. Other income decreased from $251,715 for the six-month period ended June 30, 1996, to $248,910 for the same period in 1997. The decrease in other income was primarily due to a decrease of $85,137 in gains on the sale of assets, a decrease of $2,738 in fees and service charges, offset partially by an increase in rental income of $62,126 on a repossessed rental property and an increase in other miscellaneous income of $22,944. Gains on the sale of assets decreased as a result of fewer asset sales, and fees and service charges decreased primarily because of a decrease in the fees and charges earned on deposit accounts. Rental income increased as a result of an increase in the amount of income producing repossessed properties at the Bank and a previously foreclosed property beginning to generate rental income. Other miscellaneous income increased for the six-month period ended June 30, 1997, due primarily to increased loan servicing fees and increased other loan income.

         Total Other Expense. Other expense decreased to $1,489,145 for the six-month period ended June 30, 1997, from $2,010,220, for the same period in 1996. The decrease in 1997 was primarily the result of decreased employee compensation expense, decreased occupancy and equipment expense, decreased data processing expense, decreased professional fees, decreased FDIC insurance expense and decreased miscellaneous expense. Compensation decreased to $660,251 in 1997 from $689,704 in 1996 as a result of reductions in staff. Occupancy and equipment expense decreased by $222,046 in 1997 to $263,028 due to the one time charge, totaling $149,567, taken in 1996 to write off the leasehold improvements at the Company's office in the amount of $114,646, and to write off the leasehold improvements at the closed drive-in facility in the amount of $34,921. The remainder of the decrease in occupancy and equipment expense was the result of reduced rental expense, resulting from the sale of the drive-in facility which was previously rented, and the subletting of the Company's former office. Professional fees decreased by $148,741 primarily as a result of decreased legal costs associated with non-performing loans. FDIC insurance expense decreased by $35,644 as a result of a reduction in the premium rate charged by FDIC. Other miscellaneous expense decreased by $84,249 primarily due to reduced costs associated with repossessed assets.


Results of Operations for the Years Ended December 31, 1996 and 1995


         General. The Company had a net loss for 1996 of $976,503, or $.43 per share, compared to a net loss of $2,249,701, or $1.00 per share in 1995. The loss in 1996 was attributable in part to the one-time SAIF special assessment of $716,498. The special assessment (which was based upon the Company's deposits as of March 31, 1995) was charged against third quarter earnings and paid in November 1996. A special assessment was charged by the FDIC to all SAIF insured institutions in order to fully capitalize the SAIF to its required reserve level of 1.25% of insured deposits. In addition, the Company incurred a one-time charge of $64,921 to sell the remote drive-in branch facility and a one-time charge to write off $114,646 in leasehold improvements at the offices which Federal Trust previously occupied. The decrease in net loss for 1996 was due to an increase in net interest income, a decreased provision for loan losses, and a decrease in other expenses, offset partially by a decrease in other income.


         Interest Income and Expense. Net interest income increased by $316,025 for the year ended December 31, 1996. Interest income was $9,936,960 in 1996 compared to $10,609,387 in 1995. Interest income on loans increased to $9,039,426 in 1996 from $9,001,646 in 1995. The increase in interest income on loans in 1996 as compared to 1995 was primarily attributable to increased interest rates on the loans and a lower amount of non-accruing loans. Interest income on investment securities decreased to $675,279 in 1996 from $1,289,025 in 1995 as a result of a decrease in the interest rates earned on the securities and a decrease in the average balance of investment securities held by the Bank. Other interest and dividends decreased $96,401 during 1996 and $43,315 during 1995 as a result of a decrease in the average balance of other interest-bearing assets.

         Interest expense decreased during 1996 to $7,037,882 compared to $8,026,334 in 1995 primarily due to a decrease in interest rates and the average amount of FHLB advances and deposit accounts outstanding. Interest on FHLB advances and other borrowings decreased to $1,277,492 in 1996 from $1,812,655 in 1995 due to a decrease in the average amount of FHLB advances outstanding during the year and a decrease in interest rates.

         Provisions for Loan Losses. In May 1995, the OTS directed the Bank to increase its reserves for loan and REO losses by $730,000. The increase was primarily the result of the classification of the first mortgages on two loans on which the Bank has a second mortgage position. Also, additional reserves were required on two commercial loans whose classification was downgraded. The provision for loan losses for 1996 was $279,596, compared to $779,415 in 1995. Net charge-offs totaled $1,223,240 for 1996, compared to $707,222 for 1995. Total non-performing loans at December 31, 1996, were $991,000, compared to $3,326,000 at December 31, 1995. The allowance for loan losses at December 31, 1996, was $1,533,003 or 154.70% of non-performing loans and 1.36% of net loans receivable compared to $2,060,568 or 61.93% of non-performing loans and 1.83% of net loans receivable at December, 31, 1995.

         Total Other Income. Other income decreased from $505,424 in 1995 to $426,707 for the year ended December 31, 1996. The decrease in other income during 1996 resulted from a $88,171 decrease in rent income attributable to a repossessed office building that was sold in December 1995, a decrease in fees and services charges of $24,772, a decrease of $2,673 in other income consisting mainly of decreased other loan income, offset partially by an increase in the gain on the sale loans of $31,381 and an increase in the gain on the sale of other real estate of $5,518.


         Total Other Expense. Other expense decreased to $4,236,492 in 1996 from $5,790,591 in 1995. The decrease of $1,554,099 in 1996 was primarily the result of a decrease of $263,891 in salary and employee benefits, a decrease of $118,383 in occupancy and equipment expense, decreased of legal and professional expenses of $490,556, a decrease of $402,620 in REO expenses, a decrease of general and administrative expenses of $124,442, a decrease of $930,156 in losses on sale of investment securities, a decrease of $122,222 in losses on the sale of real estate, partially offset by an increase in deposit insurance premiums of $710,415, a loss on the sale of fixed assets of $152,621, and increased other expense of $35,135. The decrease in salary and employee benefits was the result of reduced staff levels, particularly at Federal Trust which eliminated all of its full-time staff, which consisted of three positions. Occupancy and equipment expense were reduced as a result of the sale of the drive-in facility and the sub-letting of Federal Trust's corporate offices to Federal Trust Properties Corporation ("Properties Corp."), both of which were no longer necessary as a result of the corporate restructuring at Federal Trust. Legal and professional expense decreased due to the reduction in the amount and number of non-performing loans. REO expenses and losses on the sale of REO were reduced as the result of a reduction in the amount of repossessed properties during 1996. General and administrative expenses were reduced primarily as a result of the elimination of Federal Trust's staff and independent corporate offices. The increase in deposit insurance premiums was due to the one-time SAIF special assessment. The loss on the sale of fixed assets was the result of the leasehold improvements written-off by the Company in conjunction with the sale of the drive-in branch facility, and the write-off of the leasehold improvements at the former corporate office of Federal Trust, which it no longer uses. The decrease in loss on the sale of investments securities was a result of the large loss incurred in 1995 on the sale of a $7,250,000 block of bonds.


Comparison of the Years Ended December 31, 1995 and 1994

         General. The Company had a net loss for 1995 of $2,249,701 or $1.00 per share, compared to a net loss of $179,173 or $.08 per share in 1994. The decrease in net earnings for 1995 was due to a decrease in net interest income, an increased provision for loan losses, and an increase in other expenses, including a loss on the sale of investment securities.

         Interest Income and Expense. Net interest income decreased by $1,483,051 for the year ended December 31, 1995. Interest income was $10,609,387 in 1995 compared to $9,846,673 in 1994. Interest income on loans increased to $9,001,646 in 1995 from $7,731,077 in 1994. The increase in interest income on loans in 1995 as compared to 1994 was primarily attributable to increased interest rates on the loans. Interest income on investment securities decreased to $1,289,085 in 1995 from $1,753,625 in 1994 as a result of a decrease in the interest rates earned on the securities and a decrease in the average balance of investment securities held by the Company, which was attributable to the sale of $7,250,000, par value, of investment securities in early December, 1995. Other interest and dividends decreased $43,315 during 1995 as a result of a decrease in the average balance of other interest-bearing assets.

         Interest expense increased during 1995 to $8,026,334 compared to $5,780,569 in 1994, primarily due to an increase in interest rates and the average amount of deposit accounts outstanding, which was only partially offset by a decrease in the FHLB advances outstanding. Interest on FHLB advances and other borrowings decreased to $1,812,655 in 1995 from $1,978,219 in 1994 due to a decrease in the amount of FHLB advances outstanding during the year, however this was partially offset by an increase in interest rates.

         Provisions for Loan Losses. The provision for loan losses for 1995 was $779,415 compared to $531,483 in 1994. Net charge-offs totaled $707,222 for 1995 compared to $409,329 for 1994. Total non-performing loans at December 31, 1995 were $3,326,000 compared to $6,373,000 at December 31, 1994. The allowance for loan losses at December 31, 1995, was $2,060,568 or 61.93% of non-performing loans and 1.83% of net loans receivable compared to $1,974,950 or 31.0% of non-performing loans and 1.78% of net loans receivable at December, 31, 1994.

         Total Other Income. Other income increased to $505,424 for the year ended December 31, 1995 from $483,277 for the same period in 1994. The increase in other income during 1995 resulted from a $85,820 increase in rent income attributable to a repossessed office building, a gain on the sale of repossessed real estate of $43,056, and an increase of $12,398 in other miscellaneous income consisting mainly of increased other loan income, which was offset partially by a decrease in fees and service charges of $6,084, and a decrease in gains on loan sales of $113,043.

         Total Other Expense. Other expense increased to $5,790,591 in 1995, compared to $4,238,071 in 1994. The increase of $1,552,520 in 1995 was primarily the result of a loss on the sale of investment securities of $942,500, increased legal and professional expenses of $264,636, increased REO expense of $260,892, increased occupancy and equipment expense of $127,999, a $99,548 increase in deposit insurance premiums, an increase of $75,935 in losses on the sale of REO, and an increase of $33,523 in other expense. The Company incurred a loss of $942,500 on the sale of $7,250,000 in FHLB bonds in December 1995. The increases in legal and professional expenses were the result of the legal costs incurred on non-performing loans and foreclosures on loans secured by real estate. The increases in REO expense and losses on the sale of REO were the result of the increased levels of repossessed properties at the Bank during 1995 and the expenses incurred in owning the properties and the losses taken on sales of some of the properties. Occupancy and equipment increased primarily due to the additional space rented by Federal Trust during 1995 as compared to 1994. Deposit insurance premiums increased as a result of the increase in the amount of deposits during 1995 and the increased assessment rate on the deposits. Other expense increased primarily as a result of the write-down of an asset and miscellaneous expenses incurred in the operation of rental properties.

         Data processing expense decreased by $9,730 in 1995 as a result of the renegotiation of the contract with the service bureau in 1994, and the closure of the Bank's drive-in branch on June 1, 1995, which was located near the Bank's main office. General and administrative expenses decreased by $56,804, stationary, printing and supplies expense decreased by $12,757, telephone expense decreased by $4,390, and postage expense decreased by $1,234, compared to 1994. These expenses decreased as a result of the closure of the drive-in branch facility and efforts by the Company to reduce expenses. Advertising expense increased by $15,304 in 1995, as the Company expanded its marketing efforts in order to increase the amount of deposits from its local market.


Asset/Liability Management

         The  Company's  operating  results  depend  primarily  on net  interest income, which is the difference between interest income on interest-earning assets, primarily single-family residential loans, and interest expense on interest-bearing liabilities, consisting of deposits, FHLB advances, and other borrowings. Net interest income is determined by (i) the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. The interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows.

         The Company's one year GAP position at June 30, 1997, the most recent report available, was -17%, as compared to -22.8% at December 31, 1995. The primary reason for the decrease in the one-year GAP has been the ability to extend the maturities of its liabilities and the sale of a portion of the dual-indexed bonds from the investment portfolio during the fourth quarters of 1995 and 1996. In addition, the Company sold fixed rate loans in the first half of 1997 which it replaced with ARMs as part of its efforts to continue improving its GAP position. As interest rates declined slightly in 1996, the net interest spread improved, but as interest rates have risen in 1997, the net interest spread has decreased. Should interest rates continue to rise, the Company's net interest income could be adversely affected as a result of its negative GAP;
however, should interest rates begin to decline, net interest income should improve as the rates paid on its liabilities will fall faster than the rates earned on its assets.

         In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the Company's results of operations, the Company has an Interest Rate Risk Management Policy, which is reviewed and approved by the Board of Directors on an annual basis. The policy provides: (i) for management to manage the assets and liabilities to protect earnings over the interest rate cycle; (ii) the maximum allowable percentage changes in net interest income and net portfolio value over different interest rate scenarios;
(iii) for the Asset/Liability Management Committee ("ALCO"); and (iv) for quarterly reporting to the Board of Directors. The ALCO monitors the Company's interest-rate risk position and manages the asset and liability mix in order to better match the maturities and repricing terms of the Company's interest-earning assets and interest-bearing liabilities. Since the latter half of 1993 the ALCO has focused primarily on (i) emphasizing the origination and purchase of single-family residential ARMs; (ii) extending the term of deposits and borrowings; and (iii) maintaining an adequate amount of liquid assets (cash and interest-earning assets). As a result, the Company has continued to originate and purchase ARMs throughout this period and has extended deposits and borrowings to longer terms whenever possible through its pricing practices. While the Company has had success in these efforts, it has not been able to achieve a level of success great enough to completely insulate its net interest rate spread during periods of rising interest rates. Until such time as the Company is able to further reduce its negative GAP position, it will be subject to a declining net interest spread when interest rates are rising. When interest rates began to decline in the first half of 1996, the Company increased its efforts to lengthen liabilities and shall continue to do so whenever prudent.


         The following table sets forth the interest rate sensitivity of the Company's interest-earning assets and interest-bearing liabilities as of June 30, 1997, using the interest rate sensitivity gap ratio, based on the information and assumptions set forth in the notes below.



                          [Table Follows On Next Page]

                                              From           From         From          From           From         Greater
                                             1 to 3         3 to 6       6 to 12       1 to 3         3 to 5        than 5
                                             Months         Months       Months         Years          Years         Year
                                             ------         ------       ------         -----          -----         ----
                                                                       (Dollars in thousands)
Total Loans(1)                             $   8,400      $ 11,096      $ 66,263      $ 15,733       $  3,518       $ 9,462

Other interest-bearing assets(2)               2,430           -             -               6         16,100         --
                                             -------   -----------    ----------    ----------        -------     ---------

Total interest-earning assets                 10,830        11,096        62,202        15,739         19,618         9,462

Non-interest bearing demand deposits(3)          101            90           152           314             84           186

Interest bearing demand deposits(3)              101            90           151           312             84           185

Money Market Demand Deposits(3)                2,163         1,464         1,662           737            351           319

Savings deposits(3)                               78            74           139           443            289           692

Time deposits                                 17,730             -        59,809        17,140          2,465             -

FHLB advances and other                        6,472            24        17,547           164            131           532
                                              ------     ---------    ----------      --------         ------        ------

Total interest-bearing liabilities            26,645         1,742        79,460        19,110          3,404         1,914
                                              ------        ------        ------        ------         ------        -----

Interest rate sensitivity gap              $(15,815)        $9,354      $(17,258)      $(3,371)       $16,214        $7,548
                                           =========        ======          ====      ========       ========        ======

Cumulative interest rate sensitivity gap   $(15,815)     $  (6,461)     $(23,179)     $(27,090)      $(10,876)      $(3,328)
                                           =========     =========     =========     =========       ========        ======

Cumulative interest rate sensitivity gap
         as a percentage of total assets   (11.35)%          (4.64)%      (17.03)%      (19.45)%        (7.81)%       (2.39)%
                                           =========       =======      ========      ========         =======        =====

Cumulative interest rate sensitivity GAP
         as a percentage of total interest
         earning assets                    (12.26)%          (5.01)%      (18.39)%      (21.01)%        (8.43)%       (2.58)%

Cumulative net interest-earning assets as
         a percentage of cumlative
         interest-bearing liabilities      (40.65)%          77.24%       (78.01)%       78.66%         91.66%        97.48%

Cumulative interest-earning assets        $10,830          $21,926       $84,128       $99,867       $119,485      $128,947

Cumulative interest-bearing liabilities    26,645           28,387       107,847       126,957        130,361       132,275

(1)      Mortgage   loans  and   mortgage-backed   securities  are  net  of  the
         undisbursed portion of loans due borrowers. Adjustable and floating-rate loans are included in the period in which interest rates are next scheduled to adjust, and fixed-rate loans are included in the periods in which they are scheduled to be repaid.
(2) Consists of interest-bearing deposits, FHLB stock and investment securities.
(3)      Decay rates for deposits, based on a study by the OTS:

Decay Rates                                  From             From             From            From            From        Greater
                                            1 to 3           3 to 6          6 to 12          1 to 3          3 to 5        than 5
                                            Months           Months           Months           Years           Years         Years
                                            ------           ------           ------           -----           -----         -----
Non-interest bearing demand                 37.00            37.00            37.00           33.87            9.06         20.07

Interest bearing demand                     37.00            37.00            37.00           33.87            9.06         20.07

Money Market demand                         79.00            79.00            79.00           11.00            5.24          4.76

Savings Deposits                            17.00            17.00            17.00           25.82           16.83         40.35

                                       39

Average Balances and Net Interest Income Analysis

Yield Earned and Rates Paid. The following tables set forth certain information relating to the categories of the Company's interest-earning assets and interest-bearing liabilities for the periods indicated. All yield and rate information is calculated on an annualized basis. Average balances are derived from monthly balances. Net interest margin is net interest income divided by average interest-earning assets. Non-accrual loans are included in asset balances for the appropriate periods, whereas recognition of interest on such loans is discontinued and any remaining accrued interest margins appearing in the following tables have been calculated on a pre-tax basis.

                                                                        Six Months Ended June 30,
                                                                 1997                             1996
                                                      ------------------------------------------------------------
                                                                         Average                           Average
                                                       Average            Yield/      Average               Yield/
                                                       Balance  Interest   Rate      Balance    Interest    Rate
                                                       -------  --------   ----      -------    --------    ----
                                                                       (Dollars in thousands)
Interest-earning assets:
Loans(1)                                              $113,299   $ 4,617   8.15%      $111,651   $ 4,572    8.19%
Investment securities                                   15,088       333   4.41         15,845       303    3.82
Other interest-earning assets                            3,653        95   5.20          6,136       114    3.72
                                                     ---------   -------   ----      ---------   -------    ----
Total interest-earning assets                          132,040     5,045   7.64        133,632     4,989    7.47
Non-interest earning assets                              5,848                           7,125
                                                    ----------                       ---------
      Total assets                                    $137,888                        $140,757
                                                       =======                        ========

Interest -bearing liabilities:
Non-interest bearing demand deposits                      $216       -      -         $    239       -       -
Interest bearing demand deposits                         7,946       151  3.80           7,207       127   3.52
Savings deposits                                         1,335        17  2.55           1,776        23   2.59
Time Deposits                                           95,100     2,641  5.55          98,139     2,775   5.66
                                                        ------     -----  ----         -------     -----   ----
Total deposit accounts                                 104,597     2,809  5.37         107,361     2,925   5.45
FHLB advances & other borrowings                        23,853       715  6.00          22,850       592   5.18
                                                        ------       ---  ----          ------       ---   ----
Total interest-bearing liabilities                     128,450     3,524  5.49         130,211     3,517   5.40
Non-interest bearing liabilities                         2,753                           3,825
Retained earnings and stockholder's equity               6,685                           6,721
                                                   -----------                    ------------
Total liabilities & retained earnings                 $137,888                       $ 140,757
                                                    ==========                       =========

Net interest income                                              $ 1,521                         $ 1,472
                                                                 =======                         =======
Interest rate spread(3)                                                    2.15%                            2.07%
                                                                           =====                            =====
Net interest margin(4)                                                     2.30%                            2.20%
                                                                           =====                            =====
Ratio of average interest-earning assets to average
  interest -bearing liabilities                                            1.03%                            1.03%
                                                                           =====                            =====

(1)      Includes non-accrual loans.
(2)      Includes interest-earning deposits and FHLB of Atlanta stock.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin is net interest income divided by average interest-earning assets.
                                       40

                                                                           Years Ended December 31
                                                                           -----------------------
                                                         1996                        1995                        1994
                                                         ----                        ----                        ----
                                                               Average                       Average                    Average
                                          Average               Yield/  Average               Yield/ Average            Yield/
                                          Balance      Interest  Rate   Balance    Interest    Rate  Balance    Interest Rate
                                          -------      --------  ----   -------    --------    ----  -------    -------------
                                                                     (Dollars in thousands)
Interest-earning assets:
   Loans (1)                              $112,288     $  9,040  8.05% $115,608    $  9,001    7.79% $108,771    $7,731  7.11%
   Investment securities                    15,728          675  4.29    23,408       1,289    5.51    24,544     1,754  7.15
   Other interest-earning assets             6,046          222  3.67     6,424         319    4.97     7,592       362  4.77
                                             -----          ---  ----     -----         ---    ----     -----       ---  ----
    Total interest-earning assets          134,062        9,937  7.41   145,440      10,609    7.29   140,907     9,847  6.99
   Non-interest earning assets               5,719                        5,033                         2,795
                                             -----                        -----                         -----

Total assets                              $139,781                     $150,473                      $143,702
                                          ========                     ========                      ========

Interest-bearing liabilities:
   Non-interest bearing dem
    and deposits                          $    239         --     --    $   286         --      --   $    836      --    --
   Interest-bearing demand deposits          7,483          266  3.55     7,301         259    3.55     7,793       268  3.44
   Savings deposits                          1,641           43  2.62     2,975          92    3.09     6,227       212  3.40
   Time deposits                            97,042        5,451  5.62    99,716       5,862    5.88    77,333     3,322  4.30
                                            ------        -----  ----    ------       -----    ----    ------     -----  ----
   Total deposit accounts                  106,405        5,760  5.41   110,278       6,213    5.63    92,189     3,802  4.12
   FHLB advances &
     other borrowings                       23,529        1,277  5.43    29,725       1,813    6.10    40,526     1,978  4.88
                                            ------        -----  ----    ------       -----    ----    ------     -----  ----
    Total interest-bearing liabilities     129,934        7,037  5.42   140,003       8,026    5.73   132,715     5,780  4.36
   Non-interest-bearing liabilities          2,677                        2,125                         2,043
   Retained earnings and
     stockholder's equity                    7,170                        8,345                         8,944
                                             -----                        -----                         -----
Total liabilities &
     retained earnings                    $139,781                     $150,473                      $143,702
                                          ========                     ========                      ========

Net interest income                                    $  2,900                    $  2,583                      $4,067
                                                       ========                    ========                      ======
Interest rate spread(3)                                          1.99%                         1.56%                     2.63%
                                                                 ====                          ====                      ====
Net interest margin(4)                                           2.16%                         1.78%                     2.89%
                                                                 ====                          ====                      ====
Ratio of average interest-earning
    assets to average interest-bearing
    liabilities                                                  1.03%                         1.04%                     1.06%
                                                                 ====                          ====                      ====
----------------------------------------

(footnotes on following page)

(1)    Includes non-accrual loans.
(2)    Includes interest-earning deposits and FHLB of Atlanta stock.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin is net interest income dividend by average interest-earning assets.
----------------------------
Rate/Volume Analysis: The following table sets forth certain information regarding changes in interest income and interest expense of Federal Trust for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) change in rate (change in rate multiplied by prior volume, (ii) changes in volume multiplied by prior rate and (iii) changes in rate-volume (change in rate multiplied by change in volume).

                                        Six Months Ended June 30, 1997            Year Ended December 31, 1996
                                                 vs. 1996                                 vs. 1995
                                           Increase (Decrease) Due to             Increase (Decrease) Due to
                                       ----------------------------------     -----------------------------------
                                                          Rate/                                    Rate/
                                       Rate    Volume    Volume     Total     Rate     Volume     Volume    Total
                                       ----    ------    ------     -----     ----     ------     ------    -----
                                                                    (In thousands)
Interest-earning assets:

   Loans(1)                          $   (44)  $   135   $   (46)   $   45   $   315   $  (258)  $   (19)  $    38
   Investment securities                  93       (29)      (34)       30      (284)     (423)       93      (614)
   Other interest-earning assets          91       (92)      (18)      (19)      (92)      (19)       15       (96)
                                     -------   -------   -------   -------   -------   -------   -------   -------
      Total interest-earning assets      140        14       (98)       56       (61)     (700)       89      (672)
Interest -bearing liabilities:
   Non-interest bearing
         demand deposit              $  --     $  --     $  --     $  --     $  --     $  --     $  --     $  --
   Interest bearing demand deposits       20        26       (22)       24         5         7        (3)        9
   Savings deposits                       (1)      (11)        6        (6)      --        (35)     --         (35)
   Time Deposits                         (99)     (172)      137      (134)     (265)     (190)       28      (427)
      Total deposit accounts             (80)     (157)      121      (116)     (260)     (218)       25      (453)
      FHLB advances &
         other borrowings                186        52      (115)      123      (151)     (368)      (16)     (535)
                                     -------   -------   -------   -------   -------   -------   -------   -------
         Total interest-bearing
          liabilities                    106      (105)        6        7       (411)     (586)        9      (988)
                                     -------   -------   -------   -------   -------   -------   -------   -------
Net change in net interest income
 before provision for loan losses    $    34  $    119   $  (104)   $  49    $   350   $  (114)  $    80   $   316
                                     =======   =======   =======   =======   =======   =======   =======   =======
(1)      Includes non-accrual loans.
                                           Year Ended December 31, 1995
                                                    vs. 1994
                                            Increase (Decrease) Due to
                                       ----------------------------------
                                                          Rate/
                                       Rate     Volume   Volume     Total
                                       ----     ------   ------     -----
                                                (In thousands)
Interest-earning assets:
   Loans(1)                          $   761   $   484   $    48   $ 1,293
   Investment securities                (403)      (81)       19      (465)
   Other interest-earning assets          25       (56)       (4)      (35)
                                      -------   -------   -------   -------
      Total interest-earning assets      383       347        63       793
Interest -bearing liabilities:
   Non-interest bearing
         demand deposit              $  --     $  --     $  --     $  --
   Interest bearing demand deposits       19       (17)       (1)        1
   Savings deposits                      (51)     (112)       27      (136)
   Time Deposits                       1,433       874       249     2,556
      Total deposit accounts           1,401       745       275     2,421
      FHLB advances &
         other borrowings                470      (516)     (125)     (171)
                                      -------   -------   -------   -------
         Total interest-bearing
          liabilities                  1,871       229       150     2,250
                                      -------   -------   -------   -------
Net change in net interest income
 before provision for loan losses    $(1,488)  $   118   $    87   $(1,457)
                                      =======   =======   =======   =======

(footnotes on following page)
                                       42

----------------------------
(1) The change in interest due to both volume and yield/rate has been allocated to change due to volume and change due to yield/rate in proportion to the absolute value of the change in each.

(2) Balances of nonaccrual loans and related income recognized have been included for computational purposes.

         Rate/Volume Analyses: The preceding table sets forth certain information regarding changes in interest income and interest expense of Federal Trust for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) change in rate (change in rate multiplied by prior volume, (ii) changes in volume multiplied by prior rate and (iii) changes in rate-volume (change in rate multiplied by change in volume).


Liquidity and Capital Resources

         General. Financial institutions must ensure that sufficient funds are available to meet deposit withdrawals, loan commitments, investment needs and expenses. Control of the Company's cash flow requires the anticipation of deposit flows and loan payments. The primary sources of funds are deposit accounts, FHLB advances and principal and interest payments on loans.

         The Company requires funds in the short term to finance ongoing operating expenses, pay liquidating deposits, purchase temporary investments in securities and invest in loans. Short-term liquidity requirements are funded through FHLB advances, the sale of temporary investments, deposit growth and loan principal payments. The Company requires funds in the long-term to invest in loans for its portfolio, purchase fixed assets and provide for the liquidation of deposits maturing in the future. Management has no plans to significantly change long-term funding requirements. Long-term liquidity requirements are funded with proceeds from maturing loans, the sale of loans, the sale of investments in securities and deposits and the sale of real estate.

         OTS regulations require the Bank to maintain a daily average balance of liquid assets equal to a specified percentage (currently 5%) of net withdrawable deposit accounts and borrowings payable in one year or less. Federal regulations currently require that each member institution maintain short-term liquid assets of at least 1% of its net withdrawable deposit accounts and borrowings payable in one year or less. Generally, management seeks to maintain its liquid assets at comfortable levels above the minimum requirements imposed by its regulators. At March 31, 1997, the Company's average liquidity was 9.50%.

         During the six-month period ended June 30, 1997, the Company used funds primarily from principal collected on loans, $8,854,986; proceeds from the sale of REO, $437,787; proceeds from loan sales, $705,564; advance payments by borrowers, $702,375; an increase in net deposits, $775,477; and a decrease in cash, $2,236,155; to fund the origination and purchase of loans, $11,591,612; a decrease in FHLB advances, $1,300,000; and the purchase of FHLB stock, $174,300. As of June 30, 1997, there was $23,500,000 outstanding FHLB advances. The Company's total borrowing capacity with the FHLB of Atlanta is currently $35,000,000.

         At June 30, 1997, loans-in-process, or closed loans scheduled to be funded over a future period of time, totaled $771,447. Loans committed, but not closed, totaled $2,758,452 and available lines of credit totaled $283,061. During the six-month period ended June 30, 1997, the Company acquired $7.0 million, net in primarily residential mortgage loans. The Company expects to make other loan acquisitions of this size in the future, depending upon availability.

         The Company expects its current central Florida office facility to generate sufficient deposits to provide liquidity for expected loan originations and other investments. The Asset/Liability Management Committee meets regularly and, in part, reviews liquidity levels to ensure that funds are available as needed.

         At June 30, 1997, certificates of deposit scheduled to mature by June 30, 1998, or sooner totaled $77.7 million. Management believes that the Company can adjust the rates offered for certificates of deposit to retain deposits in a changing interest rate environment.

         At June 30, 1997, the Bank's capital totaled $7.4 million, or 5.3% of total assets.
                                       43

Impact of Inflation and Changing Prices

         The consolidated financial statements and related data presented herein have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

Impact of Accounting Requirements


         In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, de-recognizes financial assets when control has been surrendered, and de-recognizes liabilities when extinguished. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. In December 1996, the FASB amended SFAS No. 125 to delay the effective date of certain provisions of the standard to transfers occuring after December 31, 1997. The Company adopted SFAS No. 125 as amended on January 1, 1997, and does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 125, as amended.

         In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 establishes new standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock. In effect, this statement simplifies the standards for computing EPS previously addressed in APB Opinion No. 15, by making them comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and it also requires dual presentation of basic and diluted EPS on the face of the income statement for all public entities with complex capital structures. In addition, the statement requires a reconciliation of the numerator and denominator used to compute basic EPS. SFAS No. 128 supersedes APB Opinion No. 15 and the AICPA Interpretations thereon and is effective for financial statements issued for periods ending after December 15, 1997. The standard also requires the restatement of all prior-period EPS data presented in the financial statements. The Company adopted SFAS No. 128 as of January 1, 1997 and, therefore, did not incorporate the disclosure requirements of this standard in its December 31, 1996, consolidated financial statements.

The Company does not anticipate a material impact on its operations or financial position from its implementation during the fiscal year ending December 31, 1997.

         In June 1997 the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement this is displayed with the same prominence as other financial statement. The statement also requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The statement is required for fiscal years beginning after December 15, 1997. The adoption of this standard will require the Company to disclose as a component of comprehensive income the activity in its unrealized gain or loss on investment securities available for sale.

         In June 1997 the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. The statement is required for fiscal years beginning after December 15, 1997. The Company does not anticipate adoption of this standard will have a significant impact on its consolidated financial statements.



                                    BUSINESS
The Company


         General. Federal Trust is a Florida corporation which was established in August 1988. Federal Trust became a unitary savings and loan holding company in February 1989, when it completed its reorganization with its wholly-owned subsidiary, Federal Trust Bank (a federally-chartered stock savings bank which commenced operations in February 1988). The address for Federal Trust is 1211 Orange Avenue, Winter Park, Florida 32789 and the telephone number is (407) 645-1201. See "CERTAIN TRANSACTION - Transaction With Certain Related Persons." At June 30, 1997, the Company had total consolidated assets of $140.0 million and stockholders' equity of $ 7.4 million.
Federal Trust's sole subsidiary is the Bank.

         Throughout the first five years of its existence the Company focussed on a wholesale thrift strategy by purchasing loans and engaging in real estate development and related activities, such as mortgage brokerage, commercial construction and office building management operations. During 1990 and 1991, the Company emphasized the origination of larger commercial real estate loans, land acquisition and development loans and commercial construction loans some of which were outside its market area. The Company relied heavily on wholesale deposits and FHLB advances to fund loans. The Company grew rapidly between 1989 and 1992. This rapid growth resulted primarily from the acquisition of the assets and liabilities of the First Federal of Seminole Savings and Loan Association from the Resolution Trust Corporation in April 1992, which added $78.0 million in loans and $120.2 million in deposits. From December 31, 1989 to December 31, 1993, the Company's total assets grew from $24.3 million to $146.9 million. During this same period, the Company posted increases in net income, which rose from a loss of $310,000 in 1989 (its first full year of operations) to $776,000 in 1993.

         The Company's initial strategy to attract deposits was to utilize wholesale funds, i.e., certificates of deposit obtained through the CD Network. This business plan was implemented to avoid overhead expenses associated with branch facilities, which are traditionally used to generate deposits. Wholesale deposits, however, are generally considered to be a more volatile source of funds. At the time the CD Network program was started, interest rates paid on wholesale funds were lower than interest rates being paid on local deposits. At December 31, 1993, deposits totaled $78.8 million, of which $26.1 million or 33.1% were obtained through the CD Network. Beginning in 1994, however, interest rates on wholesale funds began to increase, resulting in a higher cost of funds to the Company. At the same time the Company had made the decision to become a more retail oriented financial institution focussing its attention on generating local deposits. As of June 30, 1997, deposits totaled $106.9 million, of which $3.1 million or 2.9% were obtained through the CD Network.

         Since 1993, the Company has undertaken measures to significantly restructure the Company. These measures include strengthening management by hiring executives with extensive banking experience for the positions of CEO, CFO and CLO. Several other senior and mid-level positions have been restructured to better utilize staff experience. The Company established a Special Asset Department to handle the disposition and resolution of non-performing assets. The Company developed stricter lending policies and procedures, and improved the internal loan review and classification process. In addition, the Company has implemented a series of cost cutting moves that include staff reductions and operational streamlining with specific emphasis in the areas of occupancy, data processing, and servicing costs while maintaining focus on providing high quality customer service. The final restructuring of the Company was completed in May 1997, when the Board of Directors of the Bank was elected by the Shareholders as the Board of Directors of Federal Trust, further emphasizing Federal Trust's commitment to focus all of its attention and resources on making the Bank a community oriented financial institution.


         The Company's current operating strategy focuses on banking strategies which include bulk loan/asset purchases, loan origination, and core deposit generation in its local community. While the Company originates residential real estate loans, the practice of the Company is to purchase $2.0 million to $10 million dollars in loan packages which are primarily seasoned one-year ARMs. Each loan package is reviewed to determine if the loans comply with the Company's Loan Underwriting Policy. Variable rate, short-term loans and adjustable rate loans are offered to help manage interest rate risk. The Company has been successsful in its business strategy in making the shift from reliance on wholesale funds to attracting funds from its local market. The Company offers a number of deposit products such as regular checking, statement savings account, money market account and its new "Advantage" checking account which provides for free checks, unlimited checkwriting, no per check charge, ATM card availability, free cashiers checks, among other features. The Company is currently working on a new business account and an Advantage Plus account.

         In order to further expand its deposit base and control the Company's interest-rate spread, the senior management team is exploring cost effective market penetration opportunities such as the acquisition of or starting of a new branch facility in one of the outlying communities in the greater Orlando market area. The ability to accomplish this strategy will be subject to the lifting of the current growth restrictions by the OTS. The OTS will also consider factors such as earnings, capital, management and Company Reinvestment Activities as part of the approval process.

Supervision

         The Company is subject to extensive regulation, supervision and examination by the OTS, its primary federal regulator, and by the FDIC with regard to the insurance of deposit accounts. Such regulation and supervision establishes a comprehensive framework of activities in which a savings and loan holding company and its financial institution subsidiaries may engage and is intended primarily for the protection of the deposit insurance funds and depositors.

         The first significant supervisory concerns regarding the Bank's operation and underwriting policy were cited by the OTS in the December 1992 examination. In May 1993, the OTS and the Bank entered into a Supervisory Agreement which was mainly directed at correcting loan underwriting deficiencies, limiting certain affiliated party transactions, including taking measures to avoid the appearance of conflicts of interest in transactions with affiliated persons, amending the Bank's main office lease with an affiliate to more accurately reflect market rates, developing plans for the disposition of classified assets, and better monitoring and documenting of loans to borrowers to ensure compliance with the Bank's loan to one borrower limits.

         In the April, 1994 examination, the OTS cited Federal Trust and the Bank with certain deficiencies, many of which stemmed from transactions and loans which occurred or were made prior to 1993. Management of Federal Trust and the Bank consented to the issuance of individual Cease and Desist Orders, without admitting or denying that grounds for such Orders existed. The Bank's Order superseded the 1993 Supervisory Agreement with the OTS.


         Under Federal Trust's Order, Federal Trust: (i) cannot request dividends from the Bank without written permission from the OTS; (ii) must reimburse the Bank for its expenses; and (iii) must develop a Management Services Agreement with the Bank which provides for the reimbursement for employees who work for both the Bank and Federal Trust. The Board must report to the OTS, on a quarterly basis, regarding Federal Trust's compliance with the Order.


         The Bank's Order provides for the Board of Directors to, among other items: (i) develop, adopt and adhere to policies and procedures to strengthen the Bank's underwriting, administration, collection and foreclosure efforts;
(ii) review and revise underwriting policies and procedures to comply with regulatory requirements; (iii) record minutes of the loan committee and grant loans only pursuant to procedures that comply with regulatory requirements; (iv) record minutes of the loan committee and grant loans only on terms approved by the loan committee; (v) develop and implement a written plan to collect, strengthen and reduce the risk of loss for all real estate owned and for certain loans at risk and secured by real estate; (vi) comply with policies and procedures requiring written inspection of development and construction loans;
(vii) pay no more than market rate, determined by a rent study approved by the OTS, for lease of the Bank's offices; (viii) make no payment of taxes owed by a person affiliated with the Bank; (ix) seek a Management Services Agreement for work performed for Federal Trust by Bank employees; (x) develop and submit for approval a three-year business plan; (xi) comply with loans to one borrower policy; (xii) make no capital distribution to Federal Trust without the consent of the OTS; and (xiii) refrain from purchasing additional dual indexed bonds.

         The Orders require Federal Trust and the Bank to establish separate Compliance Committees. The Compliance Committees meet monthly to review, in detail, the terms of the Orders to ensure that the respective companies are in compliance with their Orders. The Bank also contracted with a company specializing in the review of internal control systems and operating procedures of financial institutions, including compliance with internal policies and procedures to ensure that the Bank was in compliance with its Order.

         The last full scope OTS examinations of Federal Trust and the Bank were completed in September, 1996. The examination of the Bank included a review and evaluation of capital, asset quality, management, earnings, and liquidity-asset/liability management. While the examination concluded that there had been modest improvement in the overall condition of the Bank, Federal Trust and the Bank needed to establish a plan for raising additional capital due to the level of classified assets. The OTS noted that while classified assets had declined 37.0% from the prior examination, classified assets still represented 6.3% of total assets and continued to have an adverse effect on earnings and capital. The examination did not disclose any violations of the Bank's Order, law or regulation. The Board of Directors of Federal Trust and the Bank authorized management to file written appeals regarding the respective supervisory ratings and to request that the Bank's Order be lifted in whole or in part. The OTS Regional Director subsequently advised the Company that the OTS had decided to upgrade Federal Trust's supervisory rating. As for the Bank, the OTS Regional Director noted that there was an overall improvement in the Bank's operations including underwriting procedures, documentation, disposition of problem assets, significant reduction in the dependency on wholesale funds and a continued reduction in operating expenses. As a result, the OTS reduced the number of provisions in the Bank's Order from 27 to 23.

         At the request of management, in July 1997, the OTS conducted an examination of the Bank's loan portfolio, loan classifications and the allowance for loan loss reserves. As a result of the examination , the Bank was advised that the OTS will give serious consideration in eliminating all of the conditions of the Bank's Order dealing with operational issues, reconsider the Bank's current CAMELS rating, as well as lift the Bank's current growth restrictions; provided the Bank receives a capital infusion of $3.7 million, and the scheduled October 1997 full examination does not reveal any material problems. While management believes that these conditions can be satisfied, no assurance can be given that the Total Maximum will be sold or that the OTS will take any of the foregoing actions.

         On August 5, 1997, the OTS advised management that it was conducting a Formal Proceeding with respect to the Bank and its affiliates. Although the OTS has not informed the Bank of the specific subject of the Formal Proceeding, based upon management's review of the circumstances surrounding the Formal Proceeding, management has no reason to believe that the Bank or any member of current management is the subject of the Formal Proceeding or will be subject to any additional enforcement action stemming from the Formal Proceeding. Management does not know when the Formal Proceeding will be concluded.

         Since the issuance of the 1993 Supervisory Agreement, the overall management of the Bank has been strengthened with the hiring of James V. Suskiewich as the CEO/President in January 1993, the addition of a new CFO, Aubrey H. Wright, Jr., in June 1993, the reorganization of the Loan Department and the establishment of improved underwriting systems, coupled with the addition of Louis E. Laubscher as the new CLO/Senior Problem Asset Officer in March, 1995. This transition carried over to Federal Trust in June 1996, when James Suskiewich was named President and CEO of Federal Trust.

         The Board of Directors and management of the Company believe that the necessary corrective measures are being taken to ensure that the Company is being operated prudently and that the level of classified assets are being carefully monitored and managed in order to provide for the steady reduction of classified and non-performing assets. The Board of Directors of the Company is committed to taking the appropriate steps to have the respective Orders lifted as soon as possible and to assist the management in its efforts to making the Company a more traditional financial institution with consistent core earnings.

          Under the growth limitations that accompany the Orders, the Company cannot increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the quarter. Management expects that the interest income of the Company will continue to be limited, so long as the current growth limitations remain in place. Management, however, does not believe that Orders, or the current growth limitations, will have a material impact on the financial condition of the Company.

Primary Market Area

         The Company is located in Winter Park, a city of 24,000 residents, located approximately seven miles northeast of downtown Orlando. Winter Park is in the heart of the greater metropolitan Orlando area which encompasses Orange, Seminole, Lake, and Osceola Counties in Central Florida. The total population of the four county area is estimated at 1.4 million, with the majority of the population in Orange and Seminole counties. The Company's primary market area is Northeast Orange County and Southwest Seminole County, although its customer base comes from the four county area. Although best known as a tourist destination, with approximately 20 million visitors a year, the area has become a center for industries such as electro-optics and lasers, computer simulated training, computer networking and data management. In addition, motion picture production, and distribution make the local economy more diverse each year. Orlando is home to the Orlando Magic, one of the newer NBA franchises and is also home to the University of Central Florida with an enrollment of 25,000, one of the fastest growing schools in the state university system, as well as Valencia Community College and Seminole Community College whose combined enrollment exceeds 80,000. Winter Park is also home to Rollins College, the oldest college in Florida, founded in 1885. According to The Orlando Sentinel newspaper, the greater metropolitan Orlando area is projected to be one of the fastest growing areas in the United States through the year 2000.

Competition

         The Company experiences substantial competition in attracting and retaining deposits and in lending funds. The primary factor in competing for deposits is interest rates. Direct competition for deposits comes from other savings institutions and commercial bank holding companies. Additional significant competition for deposits comes from corporate and government securities and money market funds. The primary factors in competing for loans are interest rates and loan origination points. The Company is currently competing aggressively, due to the current level of interest rates, for the origination of construction and permanent residential mortgage loans.
Competition for origination of real estate loans normally comes from other savings institutions, commercial banks, bank holding companies, mortgage bankers, insurance companies and real estate investment trusts.

         In addition to competition from other savings institutions, the Company faces significant competition from other financial services organizations. Commercial banks continue to compete for loans and deposits, while finance companies and credit unions compete in the important areas of consumer lending and deposit gathering. Additionally, nontraditional financial service providers such as brokerages, mutual funds and insurance companies have intensified competition for savings and investment dollars in recent years.

         Consolidation within the banking industry, and in particular within Florida, has been dramatic. As of September 30, 1996, the four largest banking institutions in the state controlled approximately 70% of the bank deposits. In 1980, the four largest controlled less than 33% of the deposits.


         Geographic deregulation has also had a material impact on the banking industry. Recent legislation in Florida and on the national level will remove most of the final barriers to interstate banking. Under Florida Law, bank holding companies are permitted to acquire existing banks across state lines. As of June 1, 1997, a bank holding company may now consolidate its interstate subsidiary banks into branches and merge with a bank in another state, depending upon state laws. See "REGULATION AND SUPERVISION - Regulation of the Bank - Interstate Branching".

Lending Activities

         General. The Company's primary lending activity is the acquisition and, to a more limited extent, the origination of conventional loans for the purchase or construction of residential real estate, which loans are secured by first liens on such property. Conventional loans are loans which are not insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Within this category, the largest portion of the Company's loans are made to homeowners on the security of single-family dwellings. The Company has also, to a lesser extent, made commercial real estate and consumer loans. The Company also makes SBA loans secured by real estate.


         Loan Portfolio Composition. Single-family residential loans comprise the largest group of loans in the Company's loan portfolio, amounting to $98.6 million or 80% of the total loan portfolio as of June 30, 1997, of which approximately 98.4% are first mortgage loans and includes $2.2 million in loans for the construction of single-family homes and $909,000 which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Administration ("VA"). The percentage of the Company's loan portfolio consisting of single-family residential real estate loans has remained stable during the past few years.

         In addition, commercial real estate loans and land loans, amounted to $12.2 million, or 10.9% of the total loan portfolio as of June 30, 1997. Commercial real estate loans consist of $11.3 million of loans secured by other non-residential property and $955,000 of loans secured by undeveloped land as of June 30, 1997. The percentage of the Company's loan portfolio consisting of such loans has, in the past five years, ranged from 19.5% of the total loan portfolio, in 1990, to 9.8% of the total loan portfolio in 1996. As of June 30, 1997, consumer and other loans, consisting of installment loans and savings account loans, amounted to $193,000, or 0.2% of the total loan portfolio.





                           [Intentionally Left Blank]


         The following table sets forth information concerning the Bank's loan portfolio by type at the dates indicated.


                                     At June 30,                         At December 31,
                                  ----------------   --------------------------------------------------------
                                         1997              1996                1995                 1994
                                  ----------------   -----------------    --------------      ---------------
                                             %  of               %  of             %  of                 %  of
                                  Amount     Total   Amount      Total    Amount   Total      Amount     Total
                                  ------     -----   ------      -----    ------   -----      ------     -----
                                                                                      (Dollars in thousands)
Mortgage loans:
   Commercial                    $ 12,226    10.91% $ 11,295     10.04%   13,112   11.61%     14,675     13.20%
   Residential                     96,380    86.00%   97,718     86.82%   97,613   86.46%     88,984     80.03%
   Residential construction
       conventional                 2,183     1.94 %   3,795      3.37 %    1,667   1.48 %     1,342      1.21%
                                    -----     ----     -----      ----      -----   ----       -----      -----
   Total mortgage loans           110,789    98.85 % 112,808    100.23 %  112,392  99.55 %   105,001     94.44%
    Commercial loans                1,216     1.09 %   1,349      1.19 %    1,443   1.28 %       891      0.80 %
    Consumer loans                    193     0.17 %     154      0.14 %      180   0.16 %       503      0.45 %
     Lines of credit                  736     0.66 %     686      0.60 %    1,258   1.11 %     2,385      2.15 %
     In substance foreclosure        --       0.00 %      --      0.00 %      --     --        3,592      3.23 %
                                  -------   ------   -------    ------    ------- ------     -------    ------

     Total loans receivable       112,934   100.77 % 114,997    102.17 %  115,273 102.10 %   112,372    101.07 %

Net premium on mortgage
     loans purchased                1,130     1.00 %   1,155      1.03 %      987   0.87 %     1,460      1.31 %
   Deduct:
   Loans in Process                    -      0.00         2        -          -       -          -          -
   Unearned discounts &
     loan origination fees             27     0.02 %     170      0.15 %      104   0.09 %       149      0.13 %
   Undisbursed portion of loans       773     0.69 %   1,902      1.69 %    1,190   1.05 %       525      0.47 %
   Allowance for loan losses        1,191     1.06 %   1,533      1.36 %    2,060   1.83 %     1,975      1.78 %
                                    -----     ----     -----      ----      -----   ----       -----      ----

Loans receivable, net            $112,073   100.00 %  $112,547  100.00 % $112,906 100.00 %  $111,183    100.00 %
                                 ========   ======    ========  ======   ======== ======    ========    ======


         The following table sets forth as of June 30, 1997, loans by scheduled due date for the periods indicated. Loans maturing after one year are further distinguished between fixed and adjustable interest rates.

                                                  Within            1-5             After
                                                  1 year           years           5 years            Total
                                                  ------           -----           -------            -----
                                                                      (In thousands)

     Mortgage loans:
         Permanent                          $        6,574    $       1,933        $  100,099      $   108,606
         Construction                                2,183             -               -                 2,183
                                                   -------        ---------       ----------        ----------
         Total mortgage loans                        8,757            1,933           100,099          110,789

         Total loans receivable             $       10,491    $       2,190        $  100,253       $  112,934
                                            ==============     ============         =========        =========



       Loans maturing after one year:
          Fixed interest rates                         -        $     1,283       $    17,293            -
         Adjustable interest rates                     -                907            82,960            -
                                                   -------        ---------       ----------        ----------
         Total                                         -        $     2,190      $    100,253            -
                                            ==============     ============         =========        =========

         Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally give the Company the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates. As of June 30, 1997, the Company had $2.2 million in construction loans, all of which mature in one year or less. Of these construction loans, 6% have fixed rates and 94% have adjustable rates.

         Purchase, Origination, and Sale of Loans. Historically, Florida has experienced a rate of population growth in excess of national averages. However, the real estate development and construction industries in Florida have been sensitive to cyclical changes in economic conditions and the demand for and supply of residential units. The Company's real estate mortgage loan origination activities will be affected by changes in the real estate development and construction industries.


         The Company's  residential  real estate loan volume has been  primarily purchased since 1991. The Company generally purchases loan packages of $2.0 million to $10.0 million of single family residential mortgages which are primarily seasoned one-year ARM loans. Approximately 75% of the single family residential mortgages in the Company's loan portfolio are secured by properties located in Florida. While the Company prefers to purchase loan packages comprised of Florida real estate, because of pricing and the limited number of Florida loan packages that are available, the Company also purchases packages of seasoned loans outside of Florida, generally consisting of loans in Georgia, Ohio, South Carolina and Virginia. The loan packages undergo the same underwriting standards as are applied to loans which the Company originates.

         The Company generally originates loans on real estate located in its primary lending area of Central Florida. Residential mortgage loan originations by the Company are attributable to depositors, other existing customers, advertising and referrals from real estate brokers and developers. The Company has authority within regulatory limitations to originate loans secured by real estate throughout the United States and has exercised this authority in the past on a limited basis. The Company's residential mortgage loans generally are originated to ensure compliance with documentation and underwriting standards which permit their sale to the Federal National Mortgage Association ("Fannie Mae") and other investors in the secondary market. The Company has engaged in the sale of whole loans and participation.

         The Company utilizes the sale of fixed rate loans and purchases of ARM loans to improve its interest rate sensitivity and to ensure its future interest margin against adverse economic conditions created by rising interest rates. Sale of fixed rate loans can also provide liquidity and profits under certain market conditions.

         Commercial real estate loan originations have been made recently on a limited basis through walk-in customers, and referrals. All loan applications are evaluated by staff to ensure compliance with underwriting standards. See "BUSINESS - Lending Activities - Loan Portfolio Composition and "BUSINESS - Lending Activities - Loan Underwriting."



                          [Table Follows On Next Page]

         The following table sets forth for the Company total loans originated, purchased, sold and repaid during the periods indicated.



                                       Six Months
                                       Ended June 30,                         Year Ended December 31,
                                    --------------------      ---------------------------------------------------
                                             1997           1996       1995          1994         1993          1992
                                    -----------------------------------------------------------------------------
                                                                (In thousands)
Originations:
   Real Estate Loans:
   Loans on existing property             $  4,046     $  4,955     $  3,354     $  3,739     $  5,600        4,586
   Construction loans                          350          621          186        1,466        1,500        2,891
   Commercial loans                           --            663          100          148        1,196          369
   Lines of credit                              50         --             74          154          933        2,143
   Consumer and other loans                     61          515           47           54          275          123
                                          --------     --------     --------     --------     --------     --------
   Total loans originated                    4,507        6,754        3,761        5,561        9,504       10,112
Purchases:                                   7,023       25,082       29,005       36,913       22,880       77,988
   Total loans originated
      and purchased                         11,530       31,836       32,766       42,474       32,384       88,100
Sales and principal reductions
   Loans sold                                  699       (7,761)      (2,561)      (4,620)     (30,422)     (12,480)
   Principal on loan reductions             12,894      (24,351)     (27,296)     (22,194)     (30,127)     (27,396)
                                          --------     --------     --------     --------     --------     --------
      Total loans sold
         and principal reductions         $ 13,593      (32,112)     (29,857)     (26,814)     (60,549)     (39,876)
                                          --------     --------     --------     --------     --------     --------

Increase (decrease) in loans
   receivable (before net items)          $(2,063) $       (276)    $  2,909     $ 15,660     $(28,165)    $ 48,224
                                          ========     ========     ========     ========     ========     ========



      Loan Underwriting. Lending activities are subject to underwriting standards and loan origination procedures prescribed by the Board of Directors and management. Loan applications are obtained to determine the borrower's ability to repay, and the more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. The Company's lending policy for real estate loans generally requires that collateral be appraised by an independent, outside appraiser approved by the Board of Directors.

      Loans are approved at various management levels up to and including the Bank's Board of Directors, depending on the amount of the loan. Loan approvals are made in accordance with a Chart of Delegated Authority approved by the Board of Directors. Generally, loans less than $250,000 are approved by authorized officers or loan underwriters. Loans in excess of $250,000 to $350,000 require the concurrence of two or more authorized officers. Loans over $350,000 usually require approval by the Loan Committee or Board of Directors.

      While the Company has always had underwriting standards and loan policies for its lending programs, the management team has established an internal and an external loan review process to ensure that the underwriting standards and loan policies are being followed.

       General Lending Policies. The policy of the Company for real estate loans is to have a valid mortgage lien on real estate securing a loan and to obtain a title insurance policy which insures the validity and priority of the lien. Borrowers must also obtain hazard insurance policies prior to closing, and when the property is in a flood prone area, flood insurance is required. Most real estate loans also require the borrower to advance funds on a monthly basis together with each payment of principal and interest to a mortgage escrow account from which disbursements are made for items such as real estate taxes and property insurance.


       The Company is permitted to lend up to 100% of the appraised value of the real property securing a mortgage loan. However, if the amount of a conventional, residential loan (including a construction loan or a combination construction and permanent loan) originated or refinanced exceeds 90% of the appraised value, the bank is required by federal regulations to obtain private mortgage insurance on that portion of the principal amount of the loan that exceeds 80% of the appraised value of the property. The Company will originate single-family residential mortgage loans with up to a 95% loan-to-value ratio if the required private mortgage insurance is obtained. Loans over 95% loan to value ratio are limited to special community support programs or one of the FHA, VA, or Farmers Home Administration ("FmHA") guarantee or insurance programs. The loan-to-value ratio on a home secured by a junior lien generally does not exceed 90%, including the amount of the first mortgage on the collateral. With respect to home loans granted for construction or combination construction/permanent financing, the bank will lend up to 95% of the appraised value of the property on an "as completed" basis. The Company generally limits the loan-to-value ratio on multi-family residential and commercial real estate loans to 80% of value. Consumer loans are considered to be loans to natural persons for personal, family or household purposes, and these loans may be unsecured, secured by personal property or secured by liens on real estate which, when aggregated with prior liens, equals or exceeds the appraised value of the collateral property.

       The maximum amount which the Company could have loaned to one borrower and the borrower's related entities as of June 30, 1997, was approximately $1.1 million. The Company currently has two loan relationships in excess of this amount. See "REGULATION AND SUPERVISION - Regulation of the Bank."

       Federal regulations also permit the Company to invest, in the aggregate, up to four times its regulatory capital in loans secured by non-residential or commercial real estate. As of June 30, 1997, the Company was allowed to invest an aggregate amount up to $29.7 million in non-residential or commercial real estate loans. As of June 30, 1997, loans secured by non-residential or commercial real estate totaled $11.5 million.


       Interest rates charged on loans are affected principally by competitive factors, the demand for such loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and government budgetary matters.


       Residential Loans. The Company historically has been and continues to be primarily a purchaser and, to a lesser extent, an originator of one-to-four family residential real estate loans secured by properties located in the southeastern United States. The Company generally purchases loan packages of $2.0 million to $10.0 million of single-family residential mortgages comprised of seasoned one-year ARM loans. The loan packages undergo the same underwriting standards as are applied to loans which the Company originates. The Company currently originates fixed-rate residential mortgage loans and ARMS loans for terms of up to 30 years. As of June 30, 1997, $98.6 million or 88% of the Company's total loan portfolio consisted of one-to-four family residential real estate loans. As of such date, approximately $79.9 million or 81% of these loans were ARM loans and $18.7 million or 19% of the residential loans were fixed-rate.


      The residential ARM loans currently being offered, have interest rates that are fixed for a period of one, three or five years and then after the initial period, the interest rate is adjusted annually based upon an index such as the yield on Treasury Securities adjusted to a one-year maturity, plus a margin. Most of the Company's ARM lending programs limit the amount of any increase or decrease in the interest rate at each adjustment and over the life of the loan. Typical limitations are 2% at each adjustment with a limit of 6% over the life of the loan. The Company may offer ARM loans with different annual and life of loan interest change limits, shorter or longer adjustment periods and different base indices as may be appropriate to meet market demand, portfolio needs, and the Company's interest rate risk management goals. While the Company usually offers an initial rate on ARM loans below a fully indexed rate, the loan is always underwritten based on the borrower's ability to pay at the interest rate which would be in effect after adjustment of the loan. Some ARM loans include features that allow the borrower, under special conditions, to convert the loan to a fixed rate at the then prevailing market rates.

      ARMs loans reduce the risks to the bank concerning changes in interest rates, but involve other risks because as interest rates increase, the borrower's required payments increase, thus increasing the potential for default. Marketability of real estate is also affected by the level of interest rates.


       Most fixed rate home loans are originated for 30 year amortization terms. Borrowers requesting a term of 15 years or less are usually granted an interest rate slightly lower than is offered for a 30 year amortizing loan. These loans are originated to ensure compliance with documentation and underwriting standards which permit their sale in the secondary market to institutional investors such as the Fannie Mae. Fixed-rate home loans include a "Due on Sale" clause which provides the bank with the contractual right to declare the loan immediately due and payable in the event the borrower transfers ownership of the property without the Company's consent. It is the Company's policy to enforce "Due on Sale" provisions.

         Construction Loans. The Company has and continues to offer adjustable and fixed-rate residential construction loans to owners wishing to construct their primary residence and to selected builders/developers to build one-to-four family dwellings in the Company's primary market area and neighboring communities. As of June 30, 1997, construction lending amounted to $2.2 million, or 2% of the total loan portfolio. Loans to builders/developers are for homes that are pre-sold or are constructed on a speculative basis ("Spec Loans"). Loans to builder for the construction of a home for which there is no end buyer at the time of construction are considered speculative loans. Construction loans to individuals usually are originated in connection with the permanent loan on the property ("construction-permanent loan"). Construction/permanent loans typically provide for a construction term of six months to one year followed by the permanent loan term of up to 30 years. Speculative builder loans are typically for one year and provide for interest only payments during the loan term. The financial capacity of the builder, the builder experience and credit history of the builder, as well as, present market conditions are reviewed when considering speculative loans. As of June 30, 1997, the Company had four Spec Loans for an aggregate of $462,000. The largest loan to one builder was $180,000. All of the Spec Loans are performing in accordance with their original terms.


         Loan advances to borrowers during construction are made on a percentage of completion basis, and funds are typically disbursed in four to six draws after an inspection is made by Company personnel and/or authorized independent inspectors and after a written report of construction progress is received. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of construction cost and of the initial estimate of the property's value upon completion. During construction, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, funds may be required to be advanced beyond the amount originally committed to complete construction. If the estimate of value proves to be high, the Company may be confronted with a project having a value which is insufficient to assure full payment. Repayment of construction loans to builders of single family homes usually depends upon the builder successfully negotiating a sale for the property. Sales of homes are affected by market conditions and the supply and demand for such products.


         Consumer Loans. Federal regulations permit the Company to make secured and unsecured consumer loans up to 35% of the Bank's assets. Although the Company has few consumer loans, management considers consumer lending to be an important component of its future strategic plan. The Company makes various types of consumer loans, primarily home equity loans and second mortgages. Consumer loans are originated in order to provide a wide range of financial services to customers and to create stronger ties to its customers and because the shorter term and normally higher interest rates on such loans help increase the sensitivity of interest earning assets to changes in interest rates and maintain a profitable spread between the Company's average loan yield and its cost of funds. The terms of consumer loans generally range from one to 10 years. Underwriting standards for consumer loans include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. Consumer loans generally involve more credit risks than mortgage loans because of the type and nature of the collateral or absence of collateral. Consumer lending collections are dependent on the borrower's continuing financial stability, and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. In most cases, any repossessed collateral for a defaulted consumer loan will not provide an adequate source of repayment of the outstanding loan balance. Management believes that the yields earned on consumer loans are commensurate with the credit risk associated with such loans. The Company intends to continue to increase its investment in these types of loans. As of June 30, 1997, consumer loans amounted to $193,000, or 0.17% of the total loan portfolio.

         Commercial Real Estate Loans. Commercial real estate loans are secured primarily by office, warehouse and retail business properties located in Florida. These types of loans amounted to $12.2 million or 10.9% of the total loan portfolio as of June 30, 1997. Commercial loans may be for an amortization term of up to 30 years, but frequently include a maturity in seven to 15 years. The Company also offers multi-family real estate loans which are collateralized primarily by garden style apartments located in Florida. Commercial and multi-family loans are usually originated with an interest rate that adjusts based upon an index such as the prime rate or the yield on Treasury Securities adjusted to a maturity of one, three or five years. The Company generally does not offer fixed-rate commercial real estate or multi-family loans.

         Commercial and multi-family real estate are originated with a loan-to-value ratio not exceeding 80%. Loans on this type of collateral will continue to be a part of the Company's future lending programs. Commercial and multi-family real estate loans are generally larger and involve a greater degree of risk than residential mortgage loans. Because payments on loans secured by commercial properties depend to a large degree on results of operations and management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. At June 30, 1997 the largest commercial real estate loan was $1,957,806, secured by a motel complex located in Orlando, Florida. The loan is current. The largest multi-family real estate loan is $360,722, secured by a multi-story retirement facility located in Orlando, Florida. The loan is current.

         Commercial Loans. The Company's commercial loans are business loans that are not secured by real estate. At June 30, 1997, the largest commercial loan was $380,889 to a smoker/grill manufacturer in Macon, Georgia, secured by inventory. The owner of the smoker/grill company is related by marriage to the former Chairman and President of Federal Trust. The Loan is current, but has been classified as Doubtful. The Company does not anticipate making these types of commercial loans in the future; rather the Company is focusing more on real estate based commercial loans in its primary market area, which are guaranteed in part by the SBA or the FmHA. Through 1996, the Company originated three SBA loans. These loans are underwritten consistent with the Company's policies, but may include a higher loan balance relative to the value of collateral than commercial loans originated without a government guarantee. These lending programs help small businesses to develop and/or expand and are an important tool in helping meet the credit needs of the Company's lending area.

         The Company is not a delegated SBA underwriter. Applications for SBA or FmHA guaranteed or insured loans are carefully underwritten and include an analysis of the borrower's business plan, the value of collateral, financial capacity, the experience of the borrower and market conditions. The Company requires personal guarantees from the borrower as part of the terms of the loan. After the underwriting review, a complete application is submitted to the appropriate agency which in turn performs its own underwriting analysis and makes a credit decision authorizing guarantee or insurance of the loan. The SBA usually guarantees up to 75% of a loan, and some programs of FmHA provide guarantees up to 90% of the loan. Loans with government guarantees may be originated with fixed or adjustable rates; however, the Company usually originates these loans with adjustable rate terms. Amortization terms for such loans are commensurate with the business purpose and expected life of the collateral. Real estate secured loans are usually offered for terms up to 25 years. SBA/FmHA guaranteed loans are originated on fully amortizing terms without a shorter maturity date and balloon payment requirement. As of June 30, 1997, SBA guaranteed loans amounted to $1.1 million or 0.96% of the Company's total loan portfolio.

         Income from Lending Activities. Fees are earned in connection with loan commitments and originations, loan modifications, late payments, changes of property ownership and for miscellaneous services related to its loans. The Company also receives fees for servicing loans sold to others. At June 30, 1997, the Company was servicing $8.0 million of loans of others. Income from these activities varies from period to period with the volume and type of loans originated, sold and purchased, which in turn is dependent upon prevailing mortgage interest rates and their effect on the demand for loans in the Company's market area.


      Loan fees typically are charged at the time of loan origination and may be a flat fee or a percentage of the amount of the loan. Under current accounting standards such fees cannot typically be recognized as income and are deferred and taken into income over the contractual life of the loan, using a level yield method. If a loan is prepaid or refinanced, all remaining deferred fees with respect to such loan are taken into income at that time.

      Non-performing Loans and Real Estate Owned. When a borrower fails to make a required payment on a loan, the Company attempts to collect the payment by contacting the borrower. If a payment on a loan has not been received by the end of a grace period (usually 15 days from the payment due dated), notices are sent at that time, with follow-up contacts made thereafter. In most cases, the delinquencies are cured promptly. If the delinquency exceeds 90 days and is not cured through normal collection procedures, the Company will institute more formal measures to remedy the default, including the commencement of foreclosure proceedings. The Company will attempt to negotiate with the delinquent borrower to establish a satisfactory payment schedule.

      If foreclosure is completed, the property is sold at a public auction in which the Company may participate as a bidder. If the Company is the successful bidder, the acquired real estate property is then included in the Company's "real estate owned" account until it is sold. The Company is permitted under federal regulations to finance sales of real estate owned by "loans to facilitate", which may involve more favorable interest rates and terms than generally would be granted under normal underwriting guidelines. As of March 31, 1997, the Company had no loans to facilitate.

      Loans  are  placed  on  non-accrual   status  when,  in  the  judgment  of
management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. As a matter of policy, interest is not accrued on loans past due 90 days or more.

      Real estate acquired as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired, it is recorded at the lower of cost or fair market value at the date of acquisition, less estimated selling costs and any write-down resulting therefrom is charged to the allowance for losses on loans.


         On March 31, 1997, the Company reached agreement with a borrower to accept a deed-in-lieu of foreclosure, which resulted in a substandard loan being transferred to REO at its net book value of $2,350,000. The property was subsequently written down in the quarter ended June 30, 1997, to its fair value of $2,340,000. The property consists of 44 unsold condominium units, which have been, and currently are being rented. The Company is in the process of evaluating the units, which are part of a 60 unit condominium complex in northeast Florida, and began marketing the units in the second quarter of 1997. Until such time as the units are sold, the majority of the units will be rented, with one or two held vacant for sale, in order to generate income from the property. The Company has engaged a local management company and are preparing the individual units for sale. The Company plans to sell the units individually, but will consider bulk sale. As of the date of this Prospectus the Company had closed eight sales and had 17 units under contract for sale. Based on current market conditions, the Company expects to recover its investment. The rental income on the property is currently generating net income to the Company of $20,000 per month, which will change as the units are sold.

      The following table sets forth for the Company certain information regarding non-accrual loans and real estate owned, including in-substance foreclosures, the ratio as such loans and real estate owned to total assets as of the date indicated, and certain other related information. There was no troubled debt restructuring or accruing loans more than 90 days delinquent at any of the dates presented.

                                                   At June 30,                  As of December 31,
                                                ---------------   -----------------------------------------------
                                                       1997       1996      1995       1994       1993       1992
                                                ---------------   -----------------------------------------------
                                                                       (Dollars in thousands)

Non-accrual loans:
     Commercial                                      $  548     $  548     $2,457     $1,435     $2,058     $1,195
     Residential                                      1,174        323        800      1,029        704        748
     Residential Construction                          --         --         --         --          333       --
           Total mortgage loans                       1,722        871      3,257      2,464      3,095      1,943
    Commercial loans                                   --           47       --          240       --           64
    Consumer loans                                       30         73         69         77         30         53
     In-substance foreclosures                         --         --          --       3,592        108        298
                                                     ------     ------     ------     ------     ------     ------
          Total non-accrual loans                    $1,752     $  991     $3,326     $6,373     $3,233     $2,358
                                                     ======     ======     ======     ======     ======     ======
          Total non-accrual loans to total loans       1.6%       0.88%      2.95%      5.73%      3.39%      1.93%
                                                     ======     ======     ======     ======     ======     ======
          Total non-accrual loans to total assets      1.3%       0.71%      2.37%      4.14%      2.20%      1.69%
                                                     ======     ======     ======     ======     ======     ======
          Total allowance for loss to total
               non-accrual loans                      68.0%     154.69%     61.95%     30.99%     57.22%     54.77%
                                                     ======     ======     ======     ======     ======     ======
Real estate owned:
       Total real estate owned                       $3,429     $1,508     $3,293     $2,891     $  565     $  594
                                                     ======     ======     ======     ======     ======     ======
       Total non-accrual loans and real estate
                owned to total assets                  3.7%       1.78%      4.7%       6.02%      2.59%       2.1%
                                                     ======     ======     ======     ======     ======     ======



         If non-accrual loans at June 30, 1997, had been current in accordance with their original terms for the entire year (or from the date of origination if originated during such period), the total interest income on such loans for the six-month period ended June 30, 1997, would have been increased approximately $84,890.

         The $1.2 million of non-accruing single-family residential permanent loans at June 30, 1997, consists of 19 loans, which have an average loan balance of approximately $61,800. No loan exceeds $134,000. The Company had one non-accruing land acquisition and development loan at June 30, 1997, in the amount of $547,930.

         At June 30, 1997, the Company had $3.4 million in REO acquired by foreclosure (or deed in lieu) consisting of four single family properties with an average balance of $42,852 two vacant land properties zoned commercial with an average balance of $393,229, one acquisition and development project with an average balance of $184,500, and one 44-unit condominium project with a balance of $2.3 million.


Asset Classification

         The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are classified as special mention and monitored by the Company.


         At June 30, 1997, the Company had $7.9 million in loans classified as Substandard, $509,555 classified as Doubtful, and none as Loss.


Allowance for Losses on Loans

         The allowance for loan losses is established through a provision for loan losses charged against income. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. The allowance is an estimated amount that management believes will be adequate to absorb losses inherent in the loan portfolio and commitments to extend credit, based on evaluations of its collectibility. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, specific problem loans and commitments, and current and anticipated economic conditions that may affect the borrower's ability pay. While management uses the best information available to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

         In accordance with SFAS No. 114, as amended by SFAS No. 118, the Company records impairment in the value of its loan as an addition to the allowance for loan losses. Any changes in the value of impaired loans due to the passage of time or revisions in estimates are reported as adjustments to provision expense in the same manner in which impairment initially was recognized. Adoption of SFAS No. 114, as amended by SFAS No. 118, had no impact on the level of the overall allowance for loan losses or on operating results, and did not affect the Company's policies regarding write-offs, recoveries or income recognition.


         Although management believes that it uses the best information available to determine the allowance, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. Future additions to the Company's allowance for loan losses will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance. In addition, federal regulatory agencies, as an integral part of the examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance level based upon their judgment of the information available to them at the time of their examination. At June 30, 1997, the Company had a total allowance for loan losses of $1.2 million representing 1.06% of total loans. See Note 1 of the Notes to Consolidated Financial Statements.






                          [Table Follows On Next Page]

         The following table sets forth information regarding the Company's allowance for loan losses during the periods indicated.

                                                       Six Months
                                                     Ended June 30,                     Year Ended December 31,
                                               -----------------------------    ------------------------------------------
                                            1997         1996          1996       1995       1994        1993       1992
                                          --------     ---------     --------   --------    --------   --------    ------
                                                                                                 (Dollars In thousands)

Allowance at beginning of year          $   1,533    $   2,061    $   2,061   $   1,975   $   1,850   $   1,292   $     359
Charge offs:
     Commercial                              --            843          390         440         400        --          --
     Residential loans                        340          207          794         267           4          27          37
     Residential construction                --           --           --          --          --          --          --
     Consumer loans                            48           39           39        --             5           5        --
                                        ---------    ---------    ---------   ---------   ---------   ---------   ---------
          Total loans charged off             388        1,089        1,223         707         409          32          37
Recoveries                                      8            6          267          13           3        --          --
                                        ---------    ---------    ---------   ---------   ---------   ---------   ---------
     Net charge-offs                          380        1,083          956         694         406          32          37
Provision for loan losses charged to
     operating expenses                        38          114          280         779         531         590         140
Transfer from allowance for real
     estate owned                            --           --            149        --          --          --          --
General reserves acquired as part of
     loan package purchases                  --           --           --          --          --          --           830
                                        ---------    ---------    ---------   ---------   ---------   ---------   ---------
Allowance at end of year                $   1,191    $   1,092    $   1,533   $   2,061   $   1,975   $   1,850   $   1,292
                                        =========    =========    =========   =========   =========   =========   =========


Ratio of net charge-offs to average
     loans outstanding                       0.34%        0.97%        0.85%       0.61%       0.37%       0.03%       0.03%
Ratio of allowance to period-end
     total loans, net                        1.06%        0.97%        1.36%       1.83%       1.78%       1.94%       1.06%
Period-end total loans, net             $ 112,073    $ 113,116    $ 112,547   $ 112,906   $ 111,183   $  95,374   $ 122,476
                                        =========    =========    =========   =========   =========   =========   =========
Average loans outstanding, net          $ 113,299    $ 111,651    $ 112,288   $ 115,608   $ 108,771   $ 109,063   $ 124,107
                                        =========    =========    =========   =========   =========   =========   =========


         The following table represents information regarding the Company's total allowance for losses, as well as the allocation of such amounts to the various categories of loans.



                                  At June 30,                              At  December 31,
                                ---------------  -------------------------------------------------------------------------------
                                     1997            1996           1995          1994              1993             1992
                                     ----            ----           ----          ----              ----             ----
                                         % of            %  of           %  of         %  of            % of             % of
                                        Loans to        Loans to        Loans to      Loans to         Loans to         Loans to
                                         Total           Total           Total         Total            Total             Total
                                Amount   Loans   Amount  Loans  Amount   Loans Amount  Loans    Amount  Loans    Amount   Loans
                                ------   -----   ------  -----  ------   ------------  -----    ------  -----    ------   -----
                                                                     (Dollars in thousands)
Residential loans               $  384    32.2%   $ 283   83.3% $  415   86.1% $  421   83.6%   $  983   72.6%   $1,076   76.7%
Commercial
 real estate loans
 (Including multi-family loans)    537    45.1%     946    9.8   1,073   11.4   1,318   13.1       772   21.0       178   23.3
Non-mortgage loans                 270    22.7%     304    1.9     573    2.5     236    3.3        95    6.4        38  --
                                ------   -----   ------  -----  ------  -----  ------  -----    ------  -----    ------  -----
Total allowance for loan losses $1,191   100.0%  $1,533  100.0% $2,061  100.0% $1,975  100.0%   $1,850  100.0%   $1,292  100.0%
                                ======   =====   ======  =====  ======  =====  ======  =====    ======  =====    ======  =====

Investment Activities


         The Company's investment in obligations of United States Government agencies consist of dual indexed bonds issued by the FHLB. At June 30, 1997, the bonds had a market value of $15.1 million and gross unrealized losses of $1.0 million. The FHLB bonds have a par value of $16.1 million and pay interest based on the difference between two indices. The bonds pay interest at the 10 year constant maturity treasury rate less the three month or six month LIBOR rate plus a contractual amount ranging from 2.3% to 4.0%. The Company purchased the FHLB bonds to offset some of its risk related to its portfolio of adjustable rate mortgages. Accordingly, the bonds subject the Company to a certain degree of market risk as the indices change with prevailing market interest rates. The yields on the dual indexed bonds generally move in an inverse relationship to the movement in yields on the ARMs and as a result, offset some of the risk related to the movement of interest rates in the loan portfolio. However, when the yield curve is flat, the bonds will generally have yields that are below the yields on bonds that mature or reprice in three or six months, unless the general level of rates is very low in which case the margin on the bonds would reduce or mitigate the effects of a flat yield curve. If the yield curve is inverted, the bonds will generally have below market yields. The Company does not currently have any investments in hedges to offset the market risk for these securities. The effective rates earned for the portfolio of dual indexed bonds for 1994, 1995, and 1996 were 7.01%, 5.51%, and 3.98%, respectively. Market values for all securities were calculated using published prices or the equivalent at June 30, 1997.


         Based on OTS Thrift Bulletin 65 - Structured Notes, and other releases from the OTS, it is the opinion of management that the OTS would prefer that the savings institutions they regulate not hold structured notes. The OTS has directed the Company not to purchase any additional dual indexed bonds (see "BUSINESS - Supervision"), although they continue to be a permissible investment for savings institutions.


         At December 31, 1996, 1995, and 1994, the Company had $7.0 million, $7.0 million and $22.8 million (par value), respectively, in investments securities pledged to the FHLB as collateral under its short-term credit agreement with the Company. On November 30, 1995, the Company reclassified its entire portfolio of FHLB bonds from the held to maturity category to the available for sale category, in accordance with the guidance issued by the FASB, which permitted the one-time opportunity to reassess the designations of all securities between November 15, 1995, and December 31, 1995. The transfer resulted in an increase in the unrealized loss on investment securities available for sale, net (of the effect of income taxes) account, a component of stockholders' equity, to $1,291,699 at November 30,1995. In December 1995, the Company sold $7,250,000, par value, of the FHLB bonds maturing in 2003, at a gross loss of $942,500, which decreased the unrealized loss on investment securities available for sale, net (of the effect of income taxes) account in stockholder's equity to $780,937 at December 31, 1995. On April 1, 1996, the Company transferred $7,000,000 par value of the FHLB bonds maturing in 2003 from the available for sale to the held to maturity category. During November 1996, the Company sold $1,000,000 par value of the available for sale FHLB bonds that mature in 1998 at a gross loss of $12,344.


         The Company must maintain minimum liquidity levels specified by the OTS which vary from time to time. The Company complies with such requirement primarily by maintaining a significant amount of funds in interest-bearing deposits at the FHLB of Atlanta and with the qualifying unpledged bonds in the investment portfolio that have maturities of five years or less. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources." Liquidity may increase or decrease depending upon the yields available on investment opportunities and upon management's judgment as to the attractiveness of such yields and its expectation of the level of yields that will be available in the future. The Company also has an investment in the common stock of the FHLB of Atlanta in order to satisfy its membership requirement.

                             [Table Follows This Page]

         The following table sets forth the composition of the Company's investments portfolio (including investments held for sale) as of the dates indicated.




                                            At June 30,                          At December 31,
                                              1997                 1996                1995                     1994
                                        -----------------   ------------------------------------------------------------------
                                        Carrying     % of   Carrying     % of   Carrying       % of     Carrying         % of
                                          Value     Total    Value      Total    Value        Total      Value          Total
                                          -----     -----    -----      -----    -----        -----      -----          -----
                                                (Dollars in thousands)
Short-term investments:
     Interest-bearing deposits           $ 2,602    13.54%  $ 4,837      22.9%  $    51         0.3%     $ 6,861         20.7%
Debt Securities                             --       --         --        --        --         --           --

     FHLB notes                           15,185    79.03    15.048      71.2    15,918        89.2       24,257         73.2
                                         -------   -----    -------     -----   -------        ----      -------         ----
     Orange County tax
        certificates                           1      -           6        -         19          .1           44          0.1

     Mortgage backed
        securities
     ARM mutual fund Equity securities:
     FHLB stock                            1,428    7.43      1,253       5.9     1,853        10.4       1,975          6.0
                                         -------   -----    -------       ---   -------         ---      -------          ---
Total . . . . . . .                      $19,216   100.0%   $21,144     100.0%  $17,841       100.0%     $33,137       100.0%
                                         =======   =====    =======     =====   =======       =====      =======       =====


         Investment Maturities. The table below sets forth the amortized cost, fair value, yield and maturity distribution of the Company's investments in debt securities by type as of June 30, 1997.


                                   Held to Maturity               Available for Sale
-----------------------------------------------------------------------------------------------------------------------
                         Amortized    Fair  Period-End Amortized  Fair     Period -End
                            Cost     Value    Yield      Cost     Value       Yield
                            ----     -----    -----      ----     -----       -----
                                                                  (Dollars in thousands)
U.S.Government Agencies
   Within 1 year           $ --      $ --      $--      $2,750    $2,684       3.61%
   1 to 5 years              --        --       --       6,350     6,179       3.79%


   5 to 10 years            6,321     6,234    4.87       --        --          --
                                                        ------    ------       ----
   More than 10 years        --        --       --        --        --          --
                           ------    ------    -----    ------    ------       ----
     Total                 $6,321    $6,234    4.87     $9,100    $8,863       3.74%
                                     ======    =====    ======    ======       ====



Sources of Funds

         General. Deposits are the Company's primary source of funds for use in lending and for other general business purposes. In addition to deposits, the Company obtains funds from normal loan amortization and prepayments and from operations. Contractual loan payments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general market interest rates and economic conditions. Borrowings are also used on a short-term basis to compensate for seasonal or other reductions in normal sources of funds. Borrowings may also be used on a longer term basis to support expanded lending or investment activities. At June 30, 1997, the Company had $22.3 million in FHLB advances outstanding which are due in one year or less.

         Deposits. The Company has a number of different programs designed to attract both short-term and long-term deposits of the general public by providing an assortment of accounts and rates. These programs include statement savings accounts, NOW accounts, MMDAs and certificates of deposit currently ranging in terms from 91 days to 120 months.

         Deposits are obtained from residents in the Company's primary market area and to a much lesser extent, nationwide via a computer network. The principal methods used to attract "in market" deposit accounts include offering a wide variety of services and accounts, competitive interest rates and a convenient office location, including access to automated teller machines ("ATMs"). The Company currently does not operate ATMs, but issues cards which have access to the Honor(R) and other shared ATM networks. The Company generally does not utilize brokered deposits. The Company previously relied on the CD Network to generate certificates of deposit of less than $100,000. The CD Network allows the Company to electronically display the rates it is paying on certificates of deposit to investors. Company personnel deal directly with investors who telephone or write for information concerning certificates of deposit. As the Company continues to evolve into a traditional financial institution, it has focused its attention to generating deposits within the local market area and has significantly reduced its dependency on the CD Network. As of June 30, 1997, deposits totaled $106.9 million of which $3.1 million, or 2.9% were obtained through the CD Network.



         The following table shows the distribution of, and certain other information relating to, the Bank's deposits by type as of the dates indicated.

                                            At June 30,                          At December 31,
                                            ------------     ----------------------------------------------------------
                                                1997                1996               1995               1994
                                                ----                ----               ----               ----
                                                     % of                % of              % of                 % of
                                          Amounts  Deposits   Amounts  Deposits  Amounts  Deposits Amounts    Deposits
                                          -------  --------   -------  --------  -------  ----------------    --------
                                                              (Dollars in thousands)

Commercial checking accounts
Savings accounts                    $          168    0.2%    $    59     .1%     $ 209    0.2%  $     257        0.3%
MMDA's                                       1,359    1.3       1,364    1.3      2,158    2.0       4,234        4.2
Now accounts                                 6,695    6.3       7,429    7.0      6,601    6.1       9,247        9.1
                          Subtotal             992    0.9         654     .6        675    0.6         857        0.8
                                               ---    ---         ---     --        ---    ---         ---        ---
                                             9,214    8.7       9,506    9.0      9,643    8.9      14,595       14.4
                                             -----    ---       -----    ---      -----    ---      ------       ----
 Certificates of deposit:
     1.00% to 3.99%                            354    0.3         499     .5      1,219    1.1       5,431        5.4
     4.00% to 4.99%                          2,164    2.0       3,077    2.9      2,171    2.0      29,421       29.0
     5.00% to 5.99%                         75,504   70.6      78,123   73.5     54,847   50.2      29,165       28.7
     6.00% to 7.99%                         19,658   18.4      14,910   14.0     41,311   37.8      22,859       22.5
     8.00% to 9.99%                         -          -          -       -        -       -            46         -
                                    --------------  ------   --------  -----  ---------  -----   ---------      -----
     Total Certificates of Deposit          97,682   91.3      96,609   91.0     99,548   91.1      86,922       85.6
                                    --------------  ------   --------  -----  ---------  -----   ---------      -----
     Total Deposits                 $      106,894  100.0%  $106,115  100.0% $ 109,191  100.0%  $ 101,517      100.0%
                                    ==============  =====   ========  =====  =========  =====   =========      =====

         The  following  table shows the average  amount of and the average rate paid on each of the following categories during the periods indicated.
                                             At June 30,                       At December 31,
                                           -----------------  ---------------------------------------------------------
                                                 1997               1996              1995                 1994
                                                 ----               ----              ----                 ----
                                           Average   Average  Average  Average  Average  Average   Average      Average
                                           Balance    Rate    Balance   Rate    Balance   Rate     Balance       Rate
                                           -------    ----    -------   ----    -------   ----     -------       ----
                                                       (Dollars in thousands)
Commercial checking accounts
 - non-interest
bearing MMDA's and NOW                     $ 8,163    3.70%  $  7,722   3.72%   $ 7,587   3.68%    $ 8,629       3.11%
Statement savings accounts                   1,335    2.55      1,641   2.62      2,975   2.62       6,227       3.40
Certificates of deposit                     95,100    5.55     97,042   5.60     99,716   5.90      77,333       4.30
                                          --------    ----   --------   ----  ---------   ----     -------       ----


         Total Deposits                   $104,598    5.37%  $106,405   5.41% $ 110,278   5.63%    $92,189       4.12%
                                          ========    ====   ========   ====  =========   ====     =======       ====

         The Company's large denomination ($100,000 and over) deposits included in certificate accounts mature as follows:


                                    At June 30, 1997
                                    -----------------
                                  Amount       % of Total
                                  ------       ----------
                                  (Dollars in thousands)
Three months or less               $ 3,839       19.59%
Over three months to six  months     3,896       19.88
Over six months to twelve months     7,020       35.81
Over twelve months                   4,846       24.72
                                   -------      -----


                                   $19,601      100.00%
                                   =======      ======


         The variety of deposit accounts now offered by the Company has increased the its ability to retain deposits and has allowed it to be competitive in obtaining new funds, although the threat of disintermediation (the flow of funds away from savings institutions into direct investment vehicles such as government and corporate securities) still exists. Newer types of accounts, however, have been more costly than traditional accounts during periods of high interest rates. The ability to attract and retain deposits and related cost of funds have been, and will continue to be, significantly affected by market conditions.

         Management regularly reviews rates offered by other savings institutions in its market area and will adjust the rates it offers to be competitive with such institutions. The Company has generally had to price its deposit products competively to attract deposits. The $18.7 million decrease in 1993 resulted from the sale of the Company's Amelia Island branch. During the year ended December 31, 1996, the Company's deposits decreased $3.1 million.



         The following table sets forth the net deposit flows during the periods indicate.


                                             Six  Months
                                           Ended June 30,          Years Ended December 31,
                                           ---------------        --------------------------
                                           1997       1996        1996       1995       1994
                                           ---------------        --------------------------

                                                       (Dollars in thousands)
Net increase (decrease) before interest

  credited                                $ 2,579    $(2,739)   $   523    $10,619   $23,902
Less:
  Interested credited                       1,804    (1,761)      3,599      2,945     1,113
                                          -------    -------    -------    -------   -------
Net deposit increase (decrease)           $   775   $(4,500)   $(3,076)   $ 7,674   $22,789
                                          =======    =======    =======    =======   =======

         Borrowings. The Company is permitted to obtain advances from the FHLB upon the security of the capital stock of the FHLB of Atlanta it owns and certain of its home mortgage loans and other assets (principally, securities which are obligations of, or guaranteed by, the U.S. Government or agencies thereof); provided certain standards related to creditworthiness have been met. Such advances may be made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities, and the FHLB of Atlanta prescribes the acceptable uses to which the advances pursuant to each program may be made, as well as limitations on the size of such advances.
Depending on the program, such limitations are based either on a fixed percentage of the Company's regulatory capital, or its liability for shares and deposits or on the FHLB's assessment of the Company's creditworthiness. The FHLB is required to review its credit limitations and standards at least once every six months. Prepayment of FHLB of Atlanta advances would incur prepayment penalties. At June 30, 1997, the Company had $23.5 million in borrowings outstanding.

                       [Analysis Table Follows This Page]

      The following is an analysis of the advances from the FHLB during the periods indicated:

   Amounts outstanding at June 30, 1997:

-------------------------------------------------------------------------------

      Maturity Date   Rate       Amounts          Type
      -------------   ----       -------          ----
                                         (Dollars in thousands)

        09/16/97    6.01       $ 5,000                         Fixed Rate
        10/16/97    5.86         5,000                         Fixed Rate
        12/31/97    6.48         1,000                      Variable Rate
        03/04/98    6.02         2,500                         Fixed Rate
        06/30/98    6.00         5,000                         Fixed Rate
        09/15/98    6.12         5,000                         Fixed Rate
                    ----         -----
        Total       6.02%      $23,500

         Variable rate advances reprice daily and may be repaid at any time without penalty. Fixed rate advances incur a prepayment penalty if repaid prior to maturity, and the interest rate is fixed for the term of the advance.

Maximum Amount outstanding:
--------------------------------------------------------------------------------
Month-end                 Amount
---------                 ------
01/31/97               $24,800,000
02/28/97                27,300,000
03/31/97                27,250,000
04/30/97                27,250,000
05/31/97                23,250,000
06/30/97                23,500,000

         The maximum amount of borrowings outstanding at any month end during the six-month period ended June 30, 1997 was $27.3 million. During the six month period ended June 30, 1997, average advances outstanding totaled $23.9 million, with an average rate of 5.99%.

Amounts outstanding at:
---------------------------------------------------------------------------------------------------------------------
1996                                                          1995
------------------------------------------------------        -------------------------------------------------------
Month-end              Rate               Amount              Month-end             Rate                Amount
---------              ----               ------              ---------             ----                ------
                             (Dollars in thousands)
01/31/96               6.12%               $20,500,000        01/31/95              6.21%            $33,400,000
02/28/96               5.81                 19,300,000        02/28/95              6.27              34,400,000
03/31/96               5.77                 22,300,000        03/31/95              6.29              33,400,000
04/30/96               5.77                 23,300,000        04/30/95              6.34              30,100,000
05/31/96               5.74                 24,700,000        05/31/95              6.36              28,100,000
06/30/96               5.80                 25,500,000        06/30/95              6.43              28,600,000
07/31/96               5.93                 22,800,000        07/31/95              6.33              30,600,000
08/31/96               5.78                 24,100,000        08/31/95              6.36              27,700,000
09/30/96               6.05                 25,000,000        09/30/95              6.37              31,100,000
10/31/96               5.98                 24,200,000        10/31/95              6.19              29,700,000
11/30/96               6.01                 23,800,000        11/30/95              6.23              28,600,000
12/31/96               6.18                 24,800,000        12/31/95              5.93              21,000,000

         During the twelve-month periods ended December 31, 1996, and December 31, 1995, average advances outstanding totaled $23.4 million and $29.7 million at an average rate of 5.91% and 6.28%, respectively.

         Advances from the FHLB are collateralized by loans, securities, and FHLB stock that totaled approximately $34.6 million, $6.3 million, and $1.3 million, respectively, at December 31, 1996.

Federal Trust Subsidiaries


         At June 30, 1997, Federal Trust had no subsidiaries other than the Bank. The total equity investment in the Bank at June 30, 1997 was $6.7 million. During the first half of 1996, Federal Trust operated two non-bank subsidiaries, Properties Corp. and 1270 Leasing Company ("1270 LC"). Properties Corp. is a Florida corporation which was organized in December 1994. Properties Corp. initially owned two-office buildings in Amelia Island, Florida, which were sold in December 1995, and a residential site owned in Augusta, Georgia, which was sold in February 1996. Properties Corp. was sold on June 30, 1996, to WJH, Inc., Atlanta, Georgia (a non-related third party) for $425,354 (the book value), consisting of $60,000 in cash, a note for $60,000, which was paid on August 8, 1996, and four notes totaling $305,354. On September 2, 1997, Properties Corp. paid $230,354 reducing the outstanding balance to $75,000 on the remaining three notes. Federal Trust had $421,698 invested in Properties Corp. at the time of the sale. The employment agreement of the former President and Chief Executive Officer of Federal Trust and certain other related expenses were assumed by Properties Corp. as part of the sale.


         1270 LC was a Florida corporation organized in May 1994. 1270 LC leased 3,096 feet of office space in Winter Park for Federal Trust. 1270 LC was dissolved when Federal Trust relocated its corporate headquarters to the Bank's premises.

Bank Subsidiaries

         Current OTS regulations permit a thrift to invest up to 3% of its assets in service corporations, provided any investment in excess of 2% must serve primarily community, inner city or community development purposes. In addition, a thrift can invest up to 20% of its net worth in conforming loans to service corporations if net worth is equal to the minimum net worth requirement of the thrift and scheduled items do not exceed 2.5% of specified assets. At December 31, 1996, the Bank had one subsidiary, FTB Financial Services, Inc. which commenced operations in 1996. FTB Financial Services, Inc. is engaged in the business of selling non-FDIC insured annuities. The operations of FTB Financial Services, Inc. to date have been minimal.

Employees

         As of June 30, 1997, Federal Trust had no salaried employees. The Bank had 26 full-time employees. Management considers its relations with its employees to be excellent. The employees are not represented by any collective bargaining group.

         The  Company  currently  maintains  a  comprehensive  employee  benefit program providing, among other benefits, hospitalization and major medical insurance, long-term disability insurance, life insurance, and education assistance. In addition, on April 1, 1997, the Company began offering its employees a 401k Plan. Such employee benefits are considered by management to be generally competitive with employee benefits provided by other major employers in the Company's market area.

Legal Proceedings

         There are no material pending legal proceedings to which Federal Trust or the Bank or any other subsidiary of the Bank is a party or to which any of their property is subject.


                           REGULATION AND SUPERVISION

General


         The banking industry is highly regulated with numerous federal and state laws and regulations governing its activities. As a saving and loan holding company, Federal Trust is subject to examination and the regulations of the OTS as provided under the Home Owners Loan Act, as amended ("HOLA"). In addition, Federal Trust is a reporting company and files its Forms 10-Q and Forms 10-K with the SEC, pursuant to Section 15(d) of the Exchange Act. As a Florida Corporation, Federal Trust is also subject to the Florida Business Corporations Act ("Act") and the regulation of the Florida Department of State under its authority to administer and implement the Act.


         The Bank is a federally-chartered savings bank and its deposit accounts are insured by the Savings Association Insurance Fund ("SAIF") which is administered by the FDIC. The Bank is subject to examination and regulation by the OTS and the FDIC.

         Federal Trust and the Bank are required to file reports with the OTS and the FDIC concerning their activities and financial conditions, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions.

Regulation of the Company

         Restrictions on the Acquisition of Federal Trust. Section 1467a of the HOLA provides that no holding company, "directly or indirectly" or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions, may acquire "control" of an insured savings institution at any time without the prior approval of the OTS. In addition, any holding company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation under HOLA and the regulations promulgated thereunder. "Control" in this context means ownership, control of, or holding proxies representing more than 25% of the voting shares of, an insured institution, the power to control in any manner the election of a majority of the directors of such institution or the power to exercise a controlling influence over the management or policies of the institution.

         The OTS also has established certain rebuttable control determinations. An acquiror must file for approval of control with the OTS or file to rebut the presumptions before surpassing a rebuttable control level of ownership. To rebut the presumption, the acquiror must file a submission with the OTS setting forth the reasons for rebuttal. The submission must be filed when the acquiror acquires 10% or more of any class of voting stock of the savings bank and again when the acquiror acquires more than 25% of any class of voting stock of the savings bank and they have any of the control factors enumerated in 12 C.F.R.,
Section 574.4(c) which include but are not limited to: (i) the acquiror would be one of the two largest shareholders of any class of voting stock; (ii) the acquiror and/or the acquiror's representative or nominees would constitute more than one member of the savings bank's board of directors; and (iii) the acquiror or nominee or management official of the acquiror would serve as the chairman of the board of directors, chairman of the executive committee, chief executive officer, chief operating officer, chief financial officer, or in any similar policy making authority in the savings bank.

         A rebuttable presumption of concerted action will occur but is not limited to these situations: (1) a person will be presumed to be acting in concert with members of the person's immediate family (which includes a person's spouse, father, mother, children, brothers, sisters and grandchildren; the father, mother, brother and sisters of the person's spouse; and the spouse of the person's child, brother or sister); (2) persons will be presumed to be acting in concert with each other where: (i) both own stock in a savings bank and both are also management officials, controlling shareholders, partners, or trustees of another company; or (ii) one person provides credit to another or is instrumental in obtaining financing for another person to purchase stock of the savings bank; and (3) a person will be presumed to be acting in concert with any trust for which such person or company serves as a trustee.

         Under the FDI Act, a depository institution of a holding company, can be held liable for any loss incurred by, or reasonably expected to be incurred by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default". "Default" is defined generally as the appointment of a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.


         Payment of Dividends. Federal Trust is a legal business entity separate and distinct from the Bank. To date, the principal source of cash flow of Federal Trust, including cash flow to pay cash dividends, has been dividends from the Bank. There are statutory and regulatory limitations on the payment of dividends by the Bank. In general, the ability of the Bank to pay a dividend to Federal Trust is governed by the OTS's capital distribution regulation. The OTS regulation establishes three tiers of savings institutions based primarily on an institution's capital level. A savings institution that exceeds all fully phased-in capital requirements before and after the proposed capital distribution ("Tier 1 association") and has not been advised by the OTS that it is in need of more than normal supervision could, after prior notice but without the approval of the OTS, make capital distribution during a calendar year equal to the greater of: (i) 100% of its net income to date during the calendar year, plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of the savings institution's net income for the previous four quarters. Any additional capital distributions require prior regulatory approval. Because the Bank is currently operating under an OTS Order, the Bank is considered a Tier 2 association and is required to obtain OTS approval before it can make a capital distribution to the holding company. A Tier 2 association may make capital distributions of between 25% and 75% of its net income over the most recent four-quarter period, depending on its risk-based capital level. The OTS can prohibit a proposed capital distribution by a savings institution, which would otherwise be permitted by the regulation if the OTS determines that such distribution would constitute an unsafe or unsound practice. The Bank did not make a capital distribution to Federal Trust in 1995, 1996, or in the first six months of 1997.


According to Federal Trust's Order, Federal Trust cannot request dividends from the Bank without written permission from the OTS. It is unlikely that the Bank will be permitted to pay a dividend to Federal Trust while the Orders are in effect.

Regulation of the Bank

         Bills are introduced from time to time in the United States Congress with respect to the regulation of financial institutions. Legislation, particularly the Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), broadened the regulatory powers of the federal bank regulatory agencies and restructured the nation's banking system.

         Prompt Corrective Action. The FDICIA required the federal banking regulatory agencies to set certain capital and other criteria which would define the category under which a particular financial institution would be classified. The FDICIA imposes progressively more restrictive constraints on operations, management, and capital distributions depending on the category in which a financial institution is classified. Among other things, the regulations define the relevant capital measures for the five capital categories. (well capitalized, adequately capitalized, undercapitalized, significantly under capitalized and critically under capitalized). A savings institution is deemed to be "well capitalized" if it has a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier 1 risk-based capital ratio (Tier 1 capital to risk-weighted assets) of 6% or greater, and a Tier 1 leverage capital ratio (Tier 1 capital to adjusted total assets) of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. The OTS has also established minimum tangible and minimum leverage capital requirements for savings institutions. These requirements provide for a minimum ratio of tangible capital of not less than 1.5% of the savings institutions adjusted total assets. Tangible capital is defined as core capital minus any "intangible assets (as defined by the regulation). The minimum leverage capital (as defined by the regulation) ratio established by the regulation is 3% of adjusted total assets.

         A savings institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, and (generally) a Tier 1 leverage capital ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution. A savings institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. In addition, the OTS is authorized to downgrade a savings institution to a lower capital category than the savings institution's capital ratios would otherwise indicate, based upon safety and soundness considerations (such as when the institution has received a less than satisfactory examination rating for any of the equivalent CAMELS rating categories). Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top-rated savings institutions. Institutions operating at or near these levels are expected to have well-diversified risk, excellent asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations and rated composite 1 under the CAMEL rating system adopted by the OTS. Institutions with lower ratings and institutions with high levels of risk or experiencing or anticipating significant growth would be expected to maintain ratios 100 to 200 basis points above the stated minimums. A savings institution cannot make a capital distribution such as cash dividends, redemptions and other purchases of stock, or pay management fees to any person having control of that institution, if after doing so, the savings institution would be undercapitalized.

         Capital Requirements. Both OTS and FDIC have promulgated regulations setting forth capital requirements applicable to depository institutions. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital ratio (defined as the ratio of tangible capital to adjusted total assets), a 3% leverage (core capital) ratio (defined as the ratio of core capital to adjusted total assets ) and an 8% risk-based capital standard as defined below. Core capital is defined as common stockholder's equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries, certain goodwill and certain mortgage servicing rights less certain intangible assets, mortgage servicing rights less certain intangible assets, mortgage servicing rights and investments in nonincludable subsidiaries. Tangible capital is defined in the same manner as core capital, except that all intangible assets (excluding certain mortgage servicing rights) must be deducted. Adjusted total assets is defined as GAAP total assets, minus intangible assets (except those included in core capital). The OTS regulations also require that in calculating the leverage ratio, tangible and risk-based capital standards, savings institutions must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank.

         The OTS risk-based capital standard for savings institutions requires that total capital (comprised of core capital and supplementary capital) be at least 8% of risk-weighted assets. In determining risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. Generally, zero weight is assigned to risk-free assets, such as cash and unconditionally guaranteed United States government securities. A weight of 20% is assigned to, among other things, certain obligations of United States Government-sponsored agencies (such as the Fannie Mae and the FHLMC) and certain high quality mortgage-related securities. A weight of 50% is assigned to qualifying mortgage loans and certain other mortgaged- related securities, repossessed assets and assets that are 90 days or more past due. The components of core capital are equivalent to those discussed above. The components of supplementary capital include permanent capital instruments (such as cumulative perpetual preferred stock, mandatory convertible subordinated debt and perpetual subordinated debt), maturing capital instruments (such as mandatory convertible subordinated debt and intermediate-term preferred stock) and the allowance for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital.

above. The components of supplementary capital include permanent capital instruments (such as cumulative perpetual preferred stock, mandatory convertible subordinated debt and perpetual subordinated debt), maturing capital instruments (such as mandatory convertible subordinated debt and intermediate-term preferred stock) and the allowance for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital.

         On August 31, 1995, the OTS issued an interim rule providing that the amount of risk-based capital that may be required to be maintained by an institution for recourse assets cannot be greater than the total of the recourse liability. The interim rule provides that whenever the calculation of risk-based assets (including assets sold with recourse) would result in a capital charge greater than the institution's maximum recourse liability on the assets sold, instead of including the assets sold in the savings institution's risk-weighted assets, the institution may increase its risk-based capital by its maximum recourse liability. In addition, qualified savings institutions may include in their risk-weighted assets for the purpose of capital standards and other capital measure, only the amount of retained recourse of small business obligation transfers multiplied by the appropriate risk weight percentage. The interim rule sets reserve requirements and aggregate limits for recourse held under the modified treatment. Only well-capitalized institutions and adequately capitalized institutions with OTS permission may use this reduced capital treatment.


         On August 16, 1996, the OTS and the other federal banking agencies jointly proposed to revise their respective risk-based capital rules relating to treatment of certain collateralized transactions. These types of transactions generally include claims held by banks (such as loans and repurchase agreements) that are collateralized by cash or securities issued by the U.S. Treasury or United States Government agencies. If adopted, the proposal would permit certain partially collateralized claims to qualify for the 0% risk category. To qualify for the 0% risk category, the portion of the claim that will be continuously collateralized must be specified either in terms of dollar amount or percentage of the claim. For off-balance-sheet derivative contracts, the collateralized portion of the transaction could be specified by dollar amount or percentage of the current or potential future exposure.


         The OTS has incorporated an interest-rate component as part of the calculation of a savings institution's regulatory capital. Savings institutions with "above normal" interest-rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings institution's interest-rate risk is measured by the decline in the net portfolio value of its assets (i.e. the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates (except when the three-month Treasury bond equivalent yield falls below 4%, then the decrease will be equal to one-half of that
Treasury rate) divided by the estimated economic value of the savings institution's assets, as calculated in accordance with guidelines set forth by the OTS. A savings institution whose measured interest-rate risk exposure exceeds 2% must deduct an interest-rate component in calculating its total capital under the risk-based capital rule. The interest-rate risk component is an amount equal to one-half of the difference between the savings institution's measured interest-rate risk and 2%, multiplied by the estimated economic value of the savings institution's assets. That dollar amount is deducted from the savings institution's total capital in calculating compliance with its risk-based capital requirement. The interest rate-risk rule includes, an assessment of exposure to declines in the economic value of a savings institution's capital due to changes in interest rates. Under the rule, there is a three-quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. Each quarter, the OTS calculates a savings institution's interest-rate risk exposure and advised the savings institution of any interest-rate risk capital component resulting from greater than "normal" exposure. The rule also provides that the Director of the OTS may waive or defer a savings institution's interest-rate risk component on a case by case basis. The OTS, however, has postponed the effective date of the interest-rate component as part of the calculation of a savings institutions risk-based capital requirement.


         As of June 30, 1997, the Bank's interest-rate risk exposure, according to OTS calculations, would not have been above the threshold requiring an additional capital component.


         The FDICIA also required that the OTS (and other federal banking agencies) revise the risk- based capital standards with appropriate transition rules to take into account concentration of credit risks and risks of nontraditional activities. The regulations explicitly identify concentration of credit risk and other risks from nontraditional activities, as well as an institution's ability to manage these risks, as important factors in assessing an institution's overall capital adequacy. These regulations do not, however, contain any specific mathematical formulas or capital requirements.


         At June 30, 1997, the Bank met each of its capital requirements as set forth in the following table:

                                    Tangible                    Core                   Risk-Based
                                    --------                    ----                   ----------
                                                       (Dollars in thousands)
                                          Percent                   Percent
                                            of                          of                    Weighted
                              Amount      Assets        Amount       Assets       Amount       Assets
                              ------      ------        ------       ------       ------       ------

Regulatory Capital           $ 6,844       4.91%       $ 6,844        4.91%      $ 7,779       10.15%
Requirement                    2,091       1.50          4,182        3.00         6,130        8.00
                               -----       ----          -----        ----         -----        ----
Excess                       $ 4,753       3.41%       $ 2,662        1.91%      $ 1,649        2.15%
                               =====       ====          =====        ====         =====        ====


         Standards for Safety and Soundness. The FDICIA, as amended by the Reigle Community Development and Regulatory Improvement Act of 1994, requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The OTS and the other federal banking agencies adopted a rule establishing deadlines for the agencies to submit and review safety and soundness compliance plans and

Interagency Guidelines Establishing Standards for Safety and Soundness. The guidelines require savings institutions to maintain internal controls and information systems and internal audit systems that are appropriate for the size, nature and scope of the institution's business. The guidelines also establish certain basic standards for loan documentation, credit underwriting, interest rate-risk exposure, and asset growth. The guidelines further provide that savings institutions should maintain safeguards to prevent the payment of compensation, fees and benefits that are excessive or that could lead to material financial loss, and that they should take into account factors such as compensation practices at comparable institutions. In October 1996, the federal banking agencies jointly adopted asset quality and earning standards to be added to the Interagency Guidelines.

         If the OTS determines that a savings institution is not in compliance with the safety and soundness guidelines, it may require the institution to submit an acceptable plan to achieve compliance with the guidelines. A savings institution is required to submit an acceptable compliance plan to the OTS within 30 days after receipt of a request for such a plan. Failure to submit or implement a compliance plan may subject the institution to regulatory sanctions.


     Insurance of Deposit Accounts. The FDIC is the administrator for the SAIF and the BIF, independently setting insurance premiums for each Fund. The Bank's deposit accounts are insured by the SAIF. The FDI Act required the FDIC to increase the reserves of the SAIF and the BIF to 1.25% of total insured deposits. The DIF Act required depository institutions to pay a one-time special assessment of 65.7 basis points on SAIF-insured deposits held at March 31, 1995 in order to recapitalize the SAIF to the same level as the BIF. The Bank's pre-tax special assessment was $716,498. The FDIC applies a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. In accordance with its rule, the FDIC assigns a financial institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. A financial institution's assessment rate depends on the capital category and supervisory category to which it is assigned. There are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Until September 30, 1996, assessment rates ranged from 23 basis points on deposits for a financial institution in the highest category (i.e.. well-capitalized and financially sound with only a few minor weaknesses) to 31 basis points on deposits for an institution in the lowest category (i.e., undercapitalized and posing a substantial probability of loss to the SAIF or the BIF, unless effective corrective action is taken). The Bank's assessment for 1995 and 1996 was 29 basis points on deposits.


         The FDIC in early December, 1996 adopted a rule that reduced regular semi-annual SAIF assessments from the current range of 0.23% - 0.31% of deposits to a range of 0% - 0.27% of deposits. The new rates for SAIF-assessable institutions became effective on January 1, 1997. From October 1, 1996 through December 31, 1996, SAIF-assessable institutions were assessed at rates ranging from 0.18% to 0.27% of deposits, which represents the amount the FDIC calculated as necessary to cover the interest due for that period on outstanding Financing Corporation ("FICO") Bonds discussed below. Effective October 1, 1996, the


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



Bank's SAIF insurance premiums were reduced from $0.29 per $100 to $ .17 per $100 of insured deposits in January, 1997. The FDIC has notified the Bank that its assessment will be at $.24 oer $100 of insured deposits for the second half of 1997.


     The DIF Act also reduced the burden on SAIF-insured institutions in paying bonds (the "FICO Bonds") issued by the FICO, the entity created in 1987 to finance the recapitalization of the Federal Savings and Loan Insurance Corporation, the SAIF's predecessor insurance fund. Prior to the Deposit Act, a substantial amount of the SAIF assessment revenue was used to pay the interest due on the FICO Bonds. Beginning with the semi-annual period after December 31, 1996, interest due on FICO Bonds will be covered by assessments against both SAIF and BIF insured institutions. Between January 1, 1997 and December 31, 1999, BIF-assessable deposits will be assessed at a rate of 20% of the assessment rate applicable to SAIF-assessable deposits. After December 31, 1999, FICO assessments are to be shared on a pro rata basis.

     The DIF Act also provides for the merger of the SAIF and the BIF into one "Deposit Insurance Fund" on January 1, 1999, provided there are no state or federally chartered FDIC-insured savings associations existing on that date. If the SAIF and the BIF are not merged, the DIF Act provides for creation of a SAIF Special Reserve if the reserve ratio of the SAIF exceeds the designated reserve ratio. The amount by which the SAIF reserve ratio exceeds the designated reserve ratio will be deposited into the SAIF Special Reserve. Like the DIF Act Special Reserve, the SAIF Special Reserve would be available for emergency purposes if the reserve ratio of the SAIF is less than 50% of the designated reserve ratio and the FDIC expects the reserve ratio to remain at less than 50% of the designated reserve ratio for each of the next four calendar quarters. Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the savings institution has engaged in unsafe or unsound practices, is in such an unsafe or unsound condition so as to warrant discontinuation of operations or has violated any applicable law regulation, rule, order or condition imposed by the FDIC or the OTS. Management does not know of any practice, condition or violation that might lead to termination of deposit insurance. At June 30, 1997, the Bank exceeded all of the fully phased-in capital requirements.

     Brokered Deposits. The FDIC has adopted regulations under FDICIA governing the acceptance or retention of brokered deposits. Under these regulations, a depository institution cannot accept, rollover or renew brokered deposits unless
(i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A depository institution that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized depository institution may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a depository institution that is well capitalized. As of June 30, 1997, the Bank had no brokered deposits.

     Loans to One Borrower. Under the HOLA, savings institutions are subject to the same limits on loans to one borrower as national banks. Generally, savings institutions may lend to a single or related group of borrowers on an unsecured basis an amount equal to 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. The calculation of capital includes the bank's total Tier 1 and Tier 2 capital, plus the balance of the bank's allowance for loan and lease losses not included in the total Tier 1 and Tier 2 capital. At June 30, 1997, the Bank had two loans which exceeded the loans to one borrower limit, totaling $3.1 million.


         Qualified Thrift Lender Test ("QTL"). The HOLA requires savings institutions to meet a QTL test. The QTL test, requires savings institutions to maintain at least 65% of its "portfolio assets" (total assets less (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in qualified thrift investments, primarily residential mortgages and related investments (including certain mortgage-backed and mortgage-related securities) on a monthly basis in nine out of every 12 months.

         A savings institution that fails to become or remain a qualified thrift lender must convert to a bank charter or be subject to certain operating restrictions. A savings institution that fails to meet the QTL test and does not convert to a bank charter will be prohibited from: (i) making any new investment or engaging in activities that would not be permissible for national banks; (ii) establishing any new branch offices where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) obtaining new advances from any FHLB; and (iv) the payment of dividends except as limited to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the savings institution ceases to be a qualified thrift lender, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. A savings institution may requalify as a qualified thrift lender if it thereafter complies with the QTL test.


     As of June 30, 1997, the Bank exceed the 65.0% QTL requirements, maintaining 84.2% of its portfolio assets in qualified thrift investments.

     Interstate Branching. Federally chartered savings institutions are allowed to branch nationwide to the extent allowed by federal statute. This ability permits savings institutions with interstate networks to diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings institutions. Prior approval of the OTS is required for a savings institution to branch interstate or intrastate. To obtain supervisory clearance for branching, an applicant's regulatory capital must meet or exceed the minimum requirements established by law and by the OTS regulations. In addition, the savings institution must have a satisfactory record under the CRA. The Bank does not conduct interstate branching operations and does not plan to do so in the foreseeable future.


         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") eliminated many existing restrictions on interstate banking by authorizing interstate acquisitions of banks by bank holding companies without geographic limitations. Under the Interstate Act, existing restrictions on interstate acquisitions of banks by bank holding companies were repealed on September 29, 1995, so that bank holding companies located in Florida are able to acquire any Florida-based bank, subject to certain deposit percentage and other restrictions. The legislation also provides that, unless an individual state elects before hand either (i) to accelerate the effective date or (ii) to prohibit out-of-state banks from operating interstate branches within its territory, on or after June 1, 1997, adequately capitalized and managed bank holding companies will be able to consolidate. De novo branching by an out-of-state bank would be permitted only if it is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws. In 1996, the Florida Legislature adopted legislation which permits interstate branching effective June 1, 1997.

         OTS Assessments. Savings institutions are required by OTS regulation to pay assessments to the OTS to fund the operations of the OTS. The general assessment, to be paid on a semiannually basis, is computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in the institution's latest quarterly thrift financial report. The Bank paid $66,255 in OTS assessments for the year ended December 31, 1996.


     Community Reinvestment. The CRA and the implementing regulations of the Federal Reserve and the FDIC are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will access the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the financial institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch or to merge or to acquire the assets or assume the liabilities of a financial institution. In the case of a bank or savings and loan holding company, the CRA performance recorded of the financial institutions involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a financial institution or to merge with any other bank or savings and loan holding company. An unsatisfactory record can substantially delay or block the transaction. The Bank received a "Satisfactory" CRA Rating in its last CRA Examination.


         On May 4, 1995, the OTS and the other federal banking agencies adopted new, uniform CRA regulations that provide guidance to financial institutions on their CRA obligations and the methods by which those obligations would be assessed and enforced. The regulations establish three tests applicable to the
Bank: (i) a lending test to evaluate direct lending in low-income areas and indirect lending to groups that specialize in community lending; (ii) a service test to evaluate an institution's delivery of services to such areas; and (iii) an investment test to evaluate an institution's investment in programs beneficial to such areas. The new CRA regulations became effective on July 1, 1995, but reporting requirements are not effective until January 1, 1997. Evaluation under the regulations is not mandatory until July 1, 1997. Management believes that the current operations and policies of the Bank substantially comply with the new regulations and, therefore, no material changes to operations or policies are expected.

  Federal Home Loan Bank System


     The Bank is a member  of the FHLB  System  which  consists  of 12  regional
FHLBs. The FHLB provides a central credit facility primarily for member institutions. As a member of the FHLB of Atlanta, the Bank is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20th of its advances (borrowings) from the FHLB of Atlanta, whichever is greater. The Bank is in compliance with this requirement. FHLB advances must be secured by specified types of collateral and may be obtained only for the purpose of providing funds for residential housing finance.

     The FHLBs are required to provide funds for the resolution of insolvent savings institutions and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to members. For the year ended December 31, 1996, dividends paid by the FHLB of Atlanta to the Company amounted to $129,246. Should dividends be reduced, or interest on FHLB advances increased, the consolidated net interest income might also be reduced for the Company. Furthermore, there can be no assurance that the value of the FHLB of Atlanta stock held by the Bank will not decrease as a result of any new legislation.


  Federal Reserve System

         The Federal Reserve regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $52.0 million less (subject to adjustment by the Federal Reserve), and an initial reserve of $1,560,000 plus 10% (subject to adjustment by the Federal Reserve between 11 3/4% and 16 1/4%) against that portion of total transaction accounts in excess of $52 million. The first $4.3 million of otherwise reservable balances (subject to adjustments by the Federal Reserve) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements imposed by the OTS. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve or a pass-through account as defined by the Federal Reserve, the effect of this reserve requirement is to reduce the Company's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window", however, Federal Reserve regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve.

                                    TAXATION
Federal

         Federal Trust files a consolidated calendar tax year federal income tax return on behalf of itself and its subsidiaries. In previous years, the Bank reported its income and expenses using the cash method of accounting and the other companies used the accrual method. During 1993, the Bank was required to switch to the accrual method of accounting inasmuch as its average annual gross receipts for the prior three tax years exceeded $5.0 million.

         Savings institutions are generally taxed in the same manner as other corporations. Unlike other corporations, however, qualifying savings institutions such as the Bank that meet certain definitional tests relating to the nature of their supervision, income, assets and business operations are allowed to establish a reserve for bad debts and are permitted to deduct additions to that reserve on "qualifying real property loans".

         Until 1996, savings institutions that met certain definitional tests and other conditions prescribed by the Internal Revenue Code of 1986 (the "Code") relating primarily to the composition of their assets and the nature of their business activities, were, within certain limitations, permitted to establish and deduct additions to reserves for bad debts in amounts in excess of those which would otherwise be allowable on the basis of actual loss experience. A qualifying savings institution could elect annually to compute the addition to its bad debt reserve for qualifying real property loans (generally, loans secured by interests in improved real property) using more favorable of the following methods: (i) a method based on the institution's actual loss experience (the "experience method") or (ii) a method based on a specified percentage of an institution's taxable income (the "percentage of taxable income method") and not be bound by the election in any subsequent year. The addition to the reserve for non-qualifying loans was required to be computed under the experience method and reduced by the current year's addition to the reserve for losses on non-qualifying loans, unless that addition also was determined under the experience method. The aggregate of the additions to each reserve for each year was the Bank's annual bad debt deduction for years preceding 1996. The Bank utilized either the percentage of taxable income method and the experience method in computing the tax-deductible addition to its bad debt reserves.

         If the percentage of the Bank's specified qualifying assets (generally, loans secured by residential real estate or deposits, banker's acceptances, educational loans, cash, government obligations and certain certificates of deposit) were to fall below 60% of total assets, the Bank would not be eligible to claim further bad debt reserve deductions and would recapture into income all previously accumulated bad debt reserves. At December 31, 1996, the Bank's qualifying assets were in excess of 60% of total assets.

         The Small Business Job Protection Act of 1996 repealed the percentage of taxable income method of accounting for bad debts for tax years beginning after 1995. The Bank switched solely to the experience method to compute its bad debt deduction in 1996 and future years. The Bank is required to recapture into taxable income the portion of its bad debt reserves that exceed its bad debt reserves calculated under the experience method from the Bank's inception. Accordingly, the Bank will have to recapture approximately $70,000 of bad debt reserves as a result of this change in the law.

         The recapture amount resulting from the change in method of account for bad debt reserves generally will be taken into the Bank's taxable income ratably (on a straight line basis) over a six-year period. If a savings institution meets a residential loan requirement for a tax year beginning in 1996 or 1997, the recapture of the reserves will be suspended for that tax year. Thus, recapture can potentially be deferred for up to two years.

         To the extent that (i) the Bank's reserve for losses on qualifying real property loans exceeds the amount that would have been allowed under the experience method and (ii) the Bank makes distributions to its stockholders that are considered to result in withdrawals from that excess bad debt reserve, then the amounts withdrawn will be included in the Bank's taxable income. The amount considered to be withdrawn by a distribution will be the amount of the distribution plus the amount necessary to pay the tax with respect to the withdrawal. Dividends paid out of the Bank's current or accumulated earnings and profits as calculated for federal income tax purposes, however, will not be considered to result in withdrawals from the Bank's bad debt reserves. Distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation of the Bank will be considered to result in withdrawals from the Bank's bad debt reserves. Because the Bank made no capital distributions to Federal Trust during the year, it has no excess loss reserves that could be subject to these provisions.

         Depending on the composition of its items of income and expense, a savings institution may be subject to the alternative minimum tax. A savings institution must pay an alternative minimum tax equal to the amount (if any) by which 20% of alternative minimum taxable income ("AMTI"), as reduced by an exemption varying with AMTI, exceeds the regular tax due. AMTI equals regular taxable income increased by certain tax preferences, including depreciation deductions in excess of that allowable for alternative minimum tax purposes, tax-exempt interest on most private activity bonds issued after August 7, 1986, (reduced by any related interest expense disallowed for regular tax purposes), the amount of the bad debt reserve deduction claimed in excess of the deduction based on the experience method and, 75% of the excess of adjusted current earnings over AMTI. The alternative minimum tax applicable to tax years after 1986 is significantly broader in scope than the old minimum tax and substantially increases the likelihood that savings institutions will have to pay alternative minimum tax. The Bank's federal income tax returns have never been examined by the Internal Revenue Service.

State

         The State of Florida imposes a corporate income/franchise tax on banks and savings institutions which subjects the Florida taxable income of such institutions to a 5.5% tax (or, if greater, an alternative minimum tax equal to 3.3% of alternative minimum taxable income). Florida taxable income is substantially similar to federal taxable income less $5,000, except that it includes interest income on obligations of any state or political subdivision thereof which is not otherwise exempt under Florida laws, and net operating losses cannot be carried back to prior taxable years. The Florida income/franchise tax may be reduced by a credit equal to the lesser of (i) intangible tax paid or (ii) 65% of the sum of the franchise tax due before the credit and the emergency excise tax due. The Florida franchise tax is deductible in determining federal tax income.

                                                    MANAGEMENT

Directors and Executive Officers

         The Boards of Directors of Federal Trust and the Bank currently consist of five directors, James V. Suskiewich, Aubrey H. Wright, Jr., Dr. Samuel C. Certo, George W. Foster and Kenneth W. Hill. The Board of Directors of Federal Trust are elected for a one-year term or until there successors are duly elected, while the Bank's Board of Directors is divided into three classes, with the members of each class serving three-year terms.

         The following table sets forth information regarding the directors and executive officers of Federal Trust and the Bank.

                                        Year Term As
     Name                   Age         Director will Expire                    Position(s)
     ----                   ---         --------------------                    -----------

James V. Suskiewich         49          1998(1)/2000(2)           Chairman of the Board, President and Chief
                                                                  Executive Officer of Federal Trust; Chairman of
                                                                  Board, President and Chief Executive Officer of
                                                                  the Bank

Aubrey H. Wright, Jr.       50          1998(1)/1998(2)           Senior Vice President, Chief Financial Officer and
                                                                  Director of Federal Trust and the Bank;

George W. Foster            67          1998(1)/2000(2)           Director of Federal Trust and the Bank

Dr. Samuel C. Certo         49          1998(1)/1999(2)           Director of Federal Trust and the Bank

Kenneth W. Hill             63          1998(1)/1999(2)           Director of Federal Trust and the Bank

Louis E. Laubscher          54          (3)                       Vice President and Chief Lending Officer of the
                                                                  Bank
(Footnotes on following page)

-------------------

(1)  Year term of director will expire at Federal Trust.
(2)  Year term of director will expire at the Bank.
(3)   Not a director.

-------------------


     James V. Suskiewich has been Chairman of the Board, President and Chief Executive Officer of Federal Trust since July 23, 1996, and the President and Chief Executive Officer of the Bank since January 1993. Mr Suskiewich was named Chairman of the Board of the Bank in May 1996. Prior to joining the Bank, Mr. Suskiewich, from 1988 to 1993, was the President and Chief Executive Officer of First Federal Savings Bank of the Glades. Mr. Suskiewich who currently resides in Apopka, Florida, has over 25 years of banking experience.

     Aubrey H. Wright, Jr. is Senior Vice President and Chief Financial Officer for Federal Trust and the Bank. Mr. Wright joined the Bank in June 1993 as the Chief Financial Officer and was appointed the Chief Financial Officer of Federal Trust in April 1994. From 1991 to 1993, Mr. Wright was the President, Chief Executive Officer and a Director of Essex Savings Bank, F.S.B., West Palm Beach, Florida. Mr. Wright, who resides in Winter Park, Florida, has over 30 years of banking experience.

     George W. Foster is a Director of Federal Trust and the Bank. Mr. Foster retired from the Bank as a Vice President in 1994. Mr. Foster served as the Chairman of the Board of the Bank from January 1993 to May 1996. From December 1990 to January 1993, Mr. Foster was the President and Chief Executive Officer of the Bank. Mr. Foster has served as the President of Barnett Bank of Seminole County, President of the Seminole County Chamber of Commerce and past President of the American Safe Deposit Association. Mr. Foster has been a resident of Longwood, Florida since 1963.

     Dr. Samuel C. Certo is a Director of Federal Trust and the Bank. Dr. Certo was first elected as a Director of the Bank on January 26, 1996. Dr. Certo had served as an advisory director of the Bank since 1993. He is the former Dean and is currently a Professor of Management at the Crummer Graduate School of Business at Rollins College in Winter Park, Florida. Dr. Certo also serves as a business consultant and is an author of several management and strategic management books. Dr. Certo resides in Longwood, Florida.

     Kenneth W. Hill is a Director of Federal Trust and the Bank. Mr. Hill became a director of the Bank on January 26, 1996. He was formerly a Vice President and Trust Officer for SunBank, N.A. from 1983 through 1995. Mr. Hill, who is now retired, has been a resident of central Florida since 1957.

         Louis E. Laubscher is a Vice President and Chief Lending Officer of the Bank and oversees the Bank's Lending Department. Mr. Laubscher joined the Bank in February 1995 as a Vice President and was promoted to Chief Lending Officer in January 1996. From 1992 as a Vice President in charge of Problem Assets, Mr. Laubscher was a director, Executive Vice President and Chief Lending Officer for First Family Bank, fsb, Eustis, Florida. From 1975 to 1992, Mr. Laubscher was a Senior Vice President and Manager of the Loans and Investments Division for The First, F.A., Orlando, Florida. The First F.A. was acquired by Great Western Bank of Florida in a Resolution Trust Corporation assisted transaction in October 1991. Mr. Laubscher has over 20 years of experience in Senior Management of financial institutions and holds an MBA from the University of California at Berkeley. Mr. Laubscher has been a resident of Orlando, Florida since 1971.


                             EXECUTIVE COMPENSATION

Executive Compensation

     The following table sets forth, for the fiscal years ended December 31, 1996, 1995, and 1994, the total compensation paid to or accrued by the Chief Executive Officer and each of the four most highly compensated executive officers of Federal Trust and its subsidiaries, whose aggregate salaries and bonuses exceeded $100,000 per year.


                                                         Annual Compensation(1)
------------------------------------------------------------------------------------------------------------
              Name and Principal                                                      Other Annual
              Position                           Year     Salary(3)(4)    Bonus       Compensation (5)
              ---------------------------        ----     ------------    -------     ----------------

                   James T. Bell,             1996    $  33,033    $    -           $ 25,290
                CEO and President(2)             1995      151,508          -            27,279
                                                 1994      182,327         5,563         21,870

                James V. Suskiewich,             1996      137,409        11,000         14,161
                   CEO and President             1995      118,223        16,000         13,169
                      of the Bank(4)             1994      105,729         5,000         13,822


(1) Includes all compensation in the year earned whether received or deferred at the election of the executive.

(2) Mr. Bell resigned his position as Chairman of the Board, President and Chief Executive Officer on June 12, 1996. Mr. Bell did not receive a bonus in 1996 and his Annual Compensation for fiscal years ended December 31, 1996, 1995 and 1994, were paid by Federal Trust. Mr. Bell was granted stock options to acquire 107,674 shares of common stock at $6.40 per share pursuant to the 1993 Stock Option Plan for Directors ("Stock Plan"). The Stock Options were canceled when the Board rescinded the Stock Plan on March 7, 1997.

(3) Includes CEO. There were no other executives whose salary and bonus exceeded $ 100,000 per year.

(4) Mr. Suskiewich was appointed Chairman of the Board, President and Chief Executive Officer of Federal Trust on July 26, 1996. His compensation is paid by the Bank.

(5) Amount includes disability insurance, health and life insurance premiums, use of automobile and Country Club dues.

Options and Long-Term Compensation

       Employee Stock Ownership Plan. In 1990, the Company adopted an Employee Stock Ownership Plan ("ESOP") which provides that the Company can make a contribution to a trust fund for the purpose of purchasing shares of the Company's common stock on behalf of the participants. The Company pays the entire cost of the ESOP and all salaried employees of the Company who have completed six months of service are eligible to participate. The ESOP is qualified under Section 497(e)(7) of the Internal Revenue Code, under which subsidiaries may act as participating employees. In addition, the ESOP meets all applicable requirements of the Tax Replacement Act of 1986 and is qualified under Section 401 of the Internal Revenue Code.

       All full-time salaried employees of Federal Trust and its subsidiaries are participants in the ESOP. Executive officers of the Company are eligible to participate in the ESOP, but directors are not eligible unless they are also full-time salaried employees. A participant's interest in the ESOP is vested after five years of service and there is no vesting prior to that period of time. Two current employees had vested interest in the ESOP as of December 31, 1996. Mr. Suskiewich is not vested in the ESOP.

       The ESOP contributions are determined annually by the Board of Directors of the Company, taking into consideration the prevailing financial conditions, the Company's fiscal requirements and other factors deemed relevant by the Board. The Company, generally, may make contributions to the ESOP of up to 15% of total compensation paid to employees during the year. Each participant's contribution equals the proportion that each such participant's compensation for the year bears to the total compensation of all participants for such year. In 1996, the Company contributed $38,000 to the ESOP.

       Stock Option Plan for Directors. On May 5, 1993, the Board of Directors of the Company approved a Stock Option Plan for Directors ("Stock Plan"). The Stock Plan provided that a maximum of 176,968 shares of common stock (the "Stock Options") would be made available to directors and former directors of the Company. Stock options were issued on May 6, 1993, to 13 individuals who were at that time directors or were former directors of the Company. The Stock Options were for a term of ten years from the date of grant. The Stock Options were issued at an exercise price of $6.40 per share determined at the time of issuance to be the fair market value of the underlying common stock on the date the Stock Option was granted. The options held by an active director are canceled immediately if such director is removed for "cause," as defined in the Stock Plan.

       On March 7, 1997, the Board of Directors of Federal Trust rescinded the Stock Plan and the underlying Stock Options were canceled. At the time the Stock Plan was rescinded, none of the Stock Options had been exercised. The Company issued no Stock Options or stock appreciation rights as compensation during the period January 1, 1996, through March 31, 1997.


         Salary Continuation Plan. In January, 1997, the Board of Directors of the Bank adopted a Salary Continuation Plan ("Plan") for the Bank's senior executive officers, James V. Suskiewich and Aubrey H. Wright, Jr., subject to the approval of the OTS. The Plan is designed to provide the senior executive with a salary continuation retirement benefit based on 60% of his final salary. The OTS approved the Plan on April 4, 1997. The Plan is a non-qualified executive benefit plan wherein the Bank has agreed to pay the senior executives additional benefits at retirement (age 65), in return for their continued satisfactory performance. In order to implement the Plan, the Bank entered into separate written salary Continuation Agreements ("Agreements") with James V. Suskiewich and Aubrey H. Wright, Jr. The Agreements are identical except for the contractual annual benefit and the total benefit. Under the Plan and Agreements, at retirement (age 65) Mr. Suskiewich will receive an annual benefit of $60,000 per year with a total death benefit of $400,000, and Mr. Wright will receive an annual benefit of $25,000 per year with a total death benefit of $200,000. The duration of the retirement benefits for both individuals is 17 years. Should the senior executive become disabled or elect early retirement, he will vest 100% in the accrued balance. For example, in the first-three years of the Plan Mr. Suskiewich's vested accrued benefit is $9,938, $21,145 and $33,802, respectively, which Mr. Wright's vested accrued benefit is $4,819, $10,254 and $16,395, respectively. In the event of a change of control, the senior executive is entitled to the full amount of the retirement benefit (the amount accrued had the senior executive retirement at age 65) based upon the present value of the retirement benefit. Should a change of control occur in the first year of the Plan, Messrs. Suskiewich and Wright would each receive $162,476 and $73,115, respectively.


       The Plan is backed by separate life insurance policies which the Bank purchased to offset the Bank's contractual obligation to pay pre-retirement death benefits and to recover the Bank's cost of providing such benefits upon the death of the senior executives. The senior executives are the insured persons under the respective policies, while the Bank is the owner and beneficiary. The senior executive has no claim on the insurance policy, its cash value, or the proceeds thereof.

Stock Options for Stock Sales


         In connection with the 1990 Public Offering, Federal Trust issued stock options to certain registered sales representatives of the broker/dealer engaged to sell the securities. The options have a strike price of $10.00 per share and will expire on October 26, 1999. Based upon the terms of the stock options, the strike price would be adjusted to $5.54 per share if the Offering reaches the Total Maximum. At June 30, 1997, none of the stock options for 58,453 shares had been exercised.

Director Compensation

       Effective July 1, 1996, Federal Trust temporarily suspended the payment on all Board and Committee fees. Prior to that time, each director of Federal Trust received a fee of $500 for each meeting of the Board which he or she attended, plus $750 per quarter, $250 for each Compliance Committee meeting, and no fee for any other standing committee of which he or she is a member or which he or she attended. Directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors and all standing committees. Federal Trust does not intend to resume paying Board and Committee for the remainder of 1997. The Bank's Board of Directors, however, receive director's compensation. Each Bank director receives a quarterly director's fee of $750, $500 per Board meeting, and $250 for each Committee meeting he attends.


Employment Contracts

         Federal Trust and the Bank have jointly entered into employment agreements with two of their executive officers, James V. Suskiewich, President and Chief Executive Officer, and Aubrey H. Wright, Chief Financial Officer. The employment agreements, which became effective September 1, 1995, were amended on August 22, 1997. The employment agreements with Messrs. Suskiewich and Wright are substantially the same except as noted herein. On August 22, 1997, the Bank also entered into a Employee Severance Agreement with Mr. Louis E. Laubscher, it's Chief Lending Officer, the material aspects of which are discussed herein.

         Employment Agreements. Messrs. Suskiewich and Wright each are entitled to receive a base salary, plus reimbursement of reasonable business expenses. The employment agreements Messrs. Suskiewich and Wright provide for a three-year terms. Mr. Suskiewich is entitled to a fixed performance bonus equal to 3% of the Company's quarterly consolidated income before taxes and may be granted on an annual performance bonus which is solely at the discretion of the Board of Directors, both of which are payable for the duration of his employment agreement. The 3% fixed performance bonus is paid when the Bank meets the "Well-Capitalized" definition under OTS regulations and attains quarterly after-tax earnings of 0.5% or more of the average quarterly assets on an annualize basis. The fixed performance bonus is paid within 45 days of the end of a quarter. The Bank is currently considered to be "Adequately Capitalized" under OTS regulations and does not currently meet the 0.5% after-tax minimum earnings requirement. For the year ended December 31, 1996, Mr. Suskiewich received a discretionary performance bonus of $11,000.

         Mr. Wright is entitled to a 1% fixed performance bonus and may be granted an annual discretionary performance, both of which are payable for the duration of his agreement. The payment of the 1% fixed performance bonus is based upon the same terms and conditions as provided for Mr. Suskiewich's fixed performance bonus. For the year ended December 31, 1996, Mr.
Wright received a discretionary performance bonus of $7,500.

         Under the employment agreements, the base salary and any bonus is paid by the Bank. Messrs. Suskiewich and Wright may participate in all employee benefits, stock option plans, pension plans, insurance plans and other fringe benefits commensurate with his position. On or before each September 15, the Board of Directors shall review the employment agreements and the employees' performance and vote whether to extend the term of the employment agreements for an additional year. The decision to extend the employment agreements is within the sole discretion of the Board of Directors.

         The employment agreements provide for termination by the Bank for "cause". In the event the Bank chooses to terminate Messrs. Suskiewich and Wright's employment for reasons other than for cause, they (or in the event of death, their respective beneficiaries) would be entitled to a severance payment equal to the total annual compensation for the remainder of the term of the respective employment agreement. In the event of a change of control of Federal Trust or the Bank, Mr. Suskiewich will be entitled to a special incentive bonus equal to three times his annual compensation, times the price/book value ratio at which Federal Trust or the Bank is acquired while

Mr. Wright will be entitled to a special incentive bonus equal to two times his annual compensation then in effect, times the price/book value ratio at which Federal Trust or the Bank is acquired. For example, if Federal Trust was acquired on June 30, 1997, for 1.5 times book value, Mr. Suskiewich would receive $607,500 ($135,000 x 3 x 1.5), while Mr. Wright would receive $255,000 ($85,000 x 2 x 1.5). The special incentive bonus is payable by either Federal Trust or the Bank.

         In the event Messrs. Suskiewich or Wright voluntary terminate their employment other than for the reasons mentioned herein, all rights and benefits under the respective employment agreements shall immediately terminate upon the effective date of termination.

         Employee Severance Agreement. On September 8, 1997, the Bank entered into an employee severance agreement with Louis E. Laubscher. According to the severance agreement, Mr. Laubscher is entitled to receive a base salary and a discretionary performance bonus payable annually, plus reimbursement for reasonable business expenses. The base salary and any discretionary performance bonus is paid by the Bank. Mr. Laubscher may participate in all employee benefit plans, stock option plans, and pension plans that are offered to employees of the Bank. The term of the employee severance agreement is for one year. The Board of Directors, at their sole discretion, may extend the employee severance agreement for an additional year. In the event of a change of control, Mr. Laubscher would be entitled to one year's base salary as his severance payment, regardless of whether he continues his employment with the Bank. Should Mr. Laubscher be terminated other than for just cause or as a result of a change of control, Mr. Laubscher would be entitled to a four month's severance payment based on his base salary at the time of termination. If Mr. Laubscher voluntarily terminates his employment other than for the reasons previously described herein, all rights and benefits under the employee severance agreement shall immediately terminate upon the effective date of termination.


                              CERTAIN TRANSACTIONS

Indebtedness of Management

         In 1994 the Board of Directors of Federal Trust and the Bank amended their respective loan policies with regard to loans to directors and officers. The current policy is generally not to make loans to directors and officers, but permits loans to employees. Any loans that are made, however, will require approval of a majority of the disinterested directors of the Company making the loan. The Bank is also subject to the provisions of Section 22(h) of the Federal Reserve Act. Any credit extended by the Bank to directors, executive officers and, to the extent otherwise permitted, principal shareholders, or any affiliates thereof must be: (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features.


         As of December 31, 1996, neither Federal Trust nor the Bank had any loans outstanding to directors or executive officers. The Bank, however, did have $737,472 in commercial loans to Morrone Smoker and Grill, Inc., whose President Jack L. Morrone is the brother-in-law of James T. Bell, the former Chairman, President and Chief Executive Officer of Federal Trust. Mr. Morrone is considered to be an "affiliate," as that term is defined by SEC regulations. The largest outstanding balance during 1996 was $737,128. As of June 30, 1997, the balance on the loan was $472,179.

Transactions With Certain Related Persons

         Effective January 1, 1990, John Martin Bell, a major shareholder and former director of Federal Trust, and the wife of James T. Bell, the former Chairman of the Board of Federal Trust, as lessor, and Federal Trust, as lessee, entered into a triple net lease ("Lease"), pursuant to which the Company leased from Mrs. Bell 3,953 square feet of office space located at 1211 Orange Avenue, Winter Park, Florida (the "Premises"). The term of the Lease was two years. Effective January 1, 1991, the Lease was amended to increase the term from December 31, 1991, to December 31, 2000. The square footage leased by Federal Trust increased to 11,393 square feet. On November 11, 1991, Federal Trust and Mrs. Bell terminated the Lease and executed a new triple net lease (the "New Lease"), pursuant to which Federal Trust has leased 13,305 square feet in the Premises. The term of the New Lease runs until December 31, 2000. The New Lease will automatically be extended for two consecutive periods of ten years each, unless Federal Trust elects to terminate the New Lease pursuant to the notice provisions in the New Lease prior to expiration of ten-year lease period. Effective June 6, 1994, the New Lease was modified to decrease the annual rent for the years 1993 and 1994 to $216,984 and $223,552, respectively. Effective June 1, 1995, the New Lease was modified to increase the amount of space leased to 13,305 square feet. The rent for 1996 through the end of New Lease term will be the preceding year's rent increased by the Consumer Price Index Escalation; provided, however, that in no event shall rent increase be less than 3% or more than 6%. The terms of this transaction are no less favorable to Federal Trust than transactions obtainable from unaffiliated parties. When a transaction involves the Company and an officer, director, principal shareholder or affiliate, the policy of the Company is that the transaction will be on terms no less favorable to the Company than could be obtained from an unaffiliated party. Any such transactions must be approved in advance by a majority of the disinterested directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table indicates certain information regarding the current beneficial ownership of Common Stock by each of the Company's directors and executive officers, and all of the directors and executive officers as a group, along with their anticipated purchases in the Offering.

                           Amount Owned             % of        Amount Owned        % of Ownership             % of Ownership
         Name              At March 31, 1997     Ownership    After the Offering   Based on Total Min.       Based on Total Max.
         ----              -----------------    ----------    ------------------   ------------------        -------------------
James V. Suskiewich             33,844(1)          1.51%         58,844(1)                1.80  %                1.24 %
Aubrey H. Wright                   100               (2)         25,100                    (2)                    (2)
George W. Foster                 1,343               (2)          1,343                    (2)                    (2)
Dr. Samuel C. Certo                (3)               (2)         25,000                    (2)                    (2)
Kenneth W. Hill                    (3)               (2)         25,000                    (2)                    (2)
Louis E. Laubscher              10,000               (2)         10,000                    (2)                    (2)

All Directors, Former
Directors and Executive
 Officers as a Group
(6 persons)                     45,287             2.02%        145,287                   4.48  %                3.07 %
---                             ======             ======       =======                   =======                =====



--------------------------
(Footnotes for Table on Prior Page)


(1) Includes 25,391 shares held as trustee under the Company's ESOP with respect to which Mr. Suskiewich exercises sole voting and investment power.
(2)      Amount is less than 1 %.
(3)      Currently owns no stock.


       Principal Holders of Voting Securities. The following table sets forth information as of August 31, 1997, with respect to the ownership of shares of Common Stock by beneficial owners of more than 5% of the Common Stock of Federal Trust.

                                 Amount owned            % of Common Stock
Name and Address              at August 31, 1997       issued & outstanding(3)
----------------              ------------------       -----------------------

James T. Bell and/or               221,941                   9.9%
John M. Bell
675 Osceola Avenue
Winter Park, FL 32789

WRH Mortgage, Inc.                 195,741(2)                   8.6%
100 Second Avenue South
St. Petersburg, FL 33701-4386
---------------------

(1) Includes 12,500 shares held as trustee with respect to which Mr. Bell exercises sole voting and investment power and 209,441 shares held by Mrs. Bell in her name with respect to which Mrs. Bell exercises sold voting and investment power.

(2) Amount does not include 100,000 shares held in the trading account of Hough & Co. Mr. William R. Hough is the President of WRH Mortgage, Inc. and Hough & Co. See "RISK FACTORS - Major Shareholders."

(3) Federal Trust does not have knowledge of whether the Bells or WRH Mortgage, Inc. intend to purchase shares in the Offering.

                          DESCRIPTION OF CAPITAL STOCK


         Federal Trust has authorized 5,000,000 shares of Common Stock, par value $0.01 per share. As of June 30, 1997, 2,239,928 shares of Common Stock were issued and outstanding and 16,577 shares were held as Treasury Stock. The 1994 Amended and Restated Articles of Incorporation of Federal Trust do not authorize the issuance of preferred stock.


         Each share of Federal Trust Common Stock has the same relative rights and is identical in all respects with every other share of Federal Trust Common stock. The holders of Common Stock possess exclusive voting rights in Federal Trust, and are entitled to one vote for each share held of record on all matters submitted to a vote of holders of Federal Trust Common Stock.

         The holders of the Common Stock are entitled to dividends when, as and if declared by the Board of Directors in their discretion out of funds legally available therefore. As a holding Company, the principal source of funds for Federal Trust is capital distributions from the Bank, the payment of which is subject to certain legal restrictions. See "BUSINESS - Supervision and Regulation."


         All outstanding shares of Common Stock, and the shares offered hereby (upon payment therefore) are fully paid and nonassessable. Holders of Common Stock have no conversion, preemptive or other rights to subscribe for any other shares or securities, or any conversion rights, and there are no redemption or sinking fund provisions with respect to such shares. Holders of Common Stock, however, are being given Subscription Rights in the Offering. See "THE OFFERING
- The Rights Offering." In the event of liquidation, the holders of Common Stock are entitled to receive pro rata any assets distributable to shareholders in respect of shares held by them.

                DESCRIPTION OF CERTAIN PROVISIONS IN THE ARTICLES
                           AND BYLAWS OF FEDERAL TRUST

         The following is a summary of all of the material provisions of the 1996 Amended Federal Trust Articles of Incorporation and the 1994 Amended and Restated Articles of Incorporation ("Federal Trust Articles") and the 1995 Amended and Restated Bylaws ("Federal Trust Bylaws"). The complete documents are incorporated by reference as an Exhibit to the Registration Statement of which this Prospectus is a part. See "AVAILABLE INFORMATION".

         The power to issue additional shares of Common Stock rests with the Board of Directors of Federal Trust which may help delay or deter a change in control by increasing the number of shares needed to gain control. The following provisions in Federal Trust Articles and Federal Trust Bylaws may also have the effect of preventing, discouraging or delaying any change in control of Federal Trust.

Removal of Directors

         Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of Federal Trust entitled to vote generally in the election of directors voting together as a single class.


         The Federal Trust Articles provide that any action required or permitted to be taken by the shareholders may be taken only at an annual meeting and prohibits shareholder action by written consent in lieu of a meeting. Special meetings of the Stockholders may be called only by the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors then authorized whether or not any vacancies then exist in previously authorized directorships (i.e., the Board of Directors as comprised of all directorships authorized at a given time being the "Full Board").


Amendment of Articles and Bylaws

         Amendments to Federal Trust Articles or Bylaws must be approved by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Common Stock entitled to vote generally in the election of directors, voting together as a single class.

Noncumulative Voting for Directors

         Federal Trust Articles do not provide Shareholders the right to cumulate their votes for the election of directors. Accordingly, holders of more than 50% of the shares voting to elect directors may elect all of the directors and, in such event, the holders of the remaining shares (less than 50%) voting would not be able to elect any board members.

Indemnification

         The Florida Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Florida Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the director or officer and incurred by the director or officer in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Florida Act.

         Federal Trust's Articles provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law as authorized by the Board of Directors and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was a director of Federal Trust upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such director is not entitled to indemnification.


                                  THE OFFERING

The Rights Offering


         Federal Trust is offering up to 2,701,619 shares of its Common Stock (which includes 16,577 Treasury Stock available for sale in the Offering) (the "Total Maximum"), on a priority basis to Shareholders as of the Record Date, pursuant to non-transferable Subscription Rights. The Subscription Right entitles each Shareholder to purchase one additional share of Common Stock for each whole share of Common Stock held on the Record Date. Shareholders are entitled to subscribe for all, or any portion of, the shares of Common Stock underlying their Subscription Rights. See "Subscription Limitation."


The Community Offering and Syndicated Community Offering

         Immediately following the Rights Offering, Federal Trust is offering shares of Common Stock in a Community Offering to members of the general public whom a copy of the Prospectus is delivered. In addition, following completion of the Rights Offering such shares will be offered by Federal Trust to the general public in a Syndicated Community Offering to be managed by KBW. The shares of Common Stock offered for sale in the Community Offering and the Syndicated Community are subject to the right of Federal Trust to accept or reject orders received in the Community Offering and the Syndicated Community Offering, in whole or in part, and the other limitations described herein. If the number of shares of Common Stock not subscribed for through the Rights Offering are not sufficient to satisfy all orders received from participants in the Community Offering, such excess shares will be allocated pro rata among such persons based


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on the  aggregate  number of shares  ordered in the  Community  Offering and the
Syndicated Community Offering. If a proration of such excess shares results in a person receiving fewer shares than the person subscribed for in the Community Offering, then any excess funds paid by such person as the Subscription Price for shares not issued will be returned without interest or deduction as soon as practical following the Offering Expiration Date. There can be no assurance that any shares of Common Stock will be available to persons desiring to subscribe for Common Stock in the Community Offering. To subscribe for Common Stock in the Community Offering properly, the appropriate section of the Order Form must be completed, and payment in full of the aggregate Subscription Price for all shares of Common Stock subscribed for must accompany the Order Form.


Financial Advisors

         RP Financial. On January 27, 1997, Federal Trust entered into agreement with RP Financial to serve as the Company's financial consultant. RP Financial has assisted management and Board in its evaluation of various capital transactions, including equity and debt securities, which would raise sufficient capital to support the Company's growth objective. RP Financial is providing advice to management and the Board of Directors regarding the terms of the Offering. RP Financial has prepared a written opinion that the Subscription Price and the terms of the Offering are fair from a financial point of view to Federal Trust and its current shareholders. RP Financial has been retained to solicit the sale or purchase of the Common Stock being offered in this Offering. Neither RP Financial nor any principal of RP Financial has had any prior financial transactions with the Company or are in any manner affiliated with the Company. See "DETERMINATION OF SUBSCRIPTION PRICE".

         Carruthers & Co. On July 7, 1997, Federal Trust engaged Carruthers & Co. as a financial advisor to assist the Company with its marketing efforts and shareholder relations. Carruthers & Co. is a diversified consulting firm providing financial, economic and management consulting services to the financial services industry. Carruthers & Co. is providing financial advise to Federal Trust in connection with the Offering and has been retained to provide post-capitalization strategic planning services. Carruthers & Co. was chosen because of its specific expertise in the financial services industry and experience in corporate recapitalizations, including transactions involving shareholder rights offerings and community offerings. Following the Offering, Carruthers & Co. will assist management and the Board of Directors in the post-capitalization phase by analyzing and monitoring the Company's progress in implementing its new corporate strategies.



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




         Carruthers & Co. has not been retained to, and will not, solicit the sale or purchase nor will it purchase or sell Common Stock in connection with the Offering and will not otherwise act as an underwriter with respect to the Offering. In addition, neither Carruthers & Co. nor any principal of Carruthers & Co. had any prior financial transactions with the Company and is not related or affiliated with the Company in any manner. Federal Trust has also agreed to indemnify Carruthers & Co. against certain civil liabilities.


Marketing Arrangements

         Federal Trust has engaged KBW as its "Sales Agent" in connection with the Offering pursuant to a Sales Agency Agreement executed between Federal Trust and KBW (the "Agency Agreement"). KBW was chosen because of its general experience in the financial services industry and because of its experience in transactions involving shareholder rights offerings and community offerings.

         KBW has provided advice to Federal Trust regarding the structure of the Offering, as well as with respect to marketing the shares of Common Stock to be issued in the Offering. KBW will use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering.

         KBW has not prepared any report or opinion constituting a recommendation or advice to Federal Trust or its shareholders, nor have they prepared an opinion as to the f airness of the Subscription Price or the terms of the Offering to Federal Trust or its Shareholders. KBW expresses no opinion and makes no recommendation to holders of Subscription Rights as to whether such Holders should exercise their Subscription Rights. KBW also expresses no opinion as to the prices at which shares to be distributed in connection with the Offering may trade if and when they are issued or any future time. See "DETERMINATION OF SUBSCRIPTION PRICE."

         As compensation for its services,  Federal Trust has agreed to pay KBW:
(i) an advisory fee of $25,000 (which has previously been paid and will be credited against the marketing fees paid to KBW); (ii) a marketing fee equal to 2.0% of the aggregate Subscription Price of the Common Stock sold in the Rights Offering, excluding shares subscribed for or purchased by the Bank's officers, directors, or employees, and (iii) a marketing fee of 7.0% of the aggregate Subscription Price of the Common Stock sold in the Community Offering and the Syndicated Community Offering, excluding shares subscribed for or purchased by the Bank's officers, directors or employees. KBW will pass on to such selected broker-dealers who participate in the Syndicated Community Offering an amount of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of broker-dealers other than KBW will be transmitted by KBW to such broker-dealer. In connection with its engagement of KBW, Federal Trust has agreed to indemnify KBW against certain liabilities arising out of its engagement or, in the event indemnification is unavailable, to contribute payments that KBW may be required to make in respect thereof.

Expiration Date of the Offering


         The Rights Offering will expire at 5:00 p.m., Eastern Time, on October 25, 1997 (the "Rights Offering Expiration Date"). After the Rights Offering Expiration Date, unexercised Subscription Rights will be null and void. Federal

Trust will not be obligated to honor any Order Form received by the Escrow Agent after the Rights Offering Expiration Date, regardless of when the documents were sent.

         The Community Offering and Syndicated Offering will expire on November 17, 1997, unless extended at the sole discretion the Board of Directors of Federal Trust to a date not later than December 17, 1997 (the "Offering Expiration Date").


Conditions to Consummation of the Offering

         The Offering will not be consummated and all funds received with subscriptions by the Company's Escrow Agent will be promptly returned with interest if the Total Minimum (1,000,000 shares of Common Stock) is not sold through the Offering.

Procedure for Subscribing for Common Stock


         Current Stockholders who desire to exercise their Subscription Rights, as well as persons who desire to participate in the Community Offering must deliver to the Escrow Agent , on or prior to the Rights Offering Expiration Date or the Offering Expiration Date, whichever the case may be, a properly completed and executed Order Form with any required signatures guaranteed, together with payment in full of the aggregate Subscription Price for the shares of Common Stock subscribed for in the Offering. Such payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to SunTrust Bank, Central Florida, N.A. ("SunTrust") as Escrow Agent for Federal Trust, or (b) wire transfer of funds to the account maintained by the Escrow Agent for such purpose at SunTrust. The aggregate Subscription Price will be deemed to have been received by the Escrow Agent only upon (i) clearance of any non- certified check, (ii) receipt by the Escrow Agent of any certified check or bank draft drawn upon a United States bank or of any postal, telegraphic or express money order, or (iii) receipt of good funds in the Escrow Agent's account designated above. If paying by a non- certified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, persons who wish to pay the aggregate Subscription Price by means of a non-certified personal check are urged to make payment sufficiently in advance to the Rights Offering Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. All funds received shall be held by the Escrow Agent. The Total Minimum (shares) must be sold in order to break escrow. If the Total Minimum Shares are not sold, the funds held in the Escrow Account will be returned with interest. If the Total Minimum shares are sold and the Offering is closed, earnings on such funds (which are not expected to be material) will be retained by Federal Trust. The Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government agencies. These repurchase agreement transactions will earn interest at a rate of 35 basis points below the daily Overnight Fed Funds Sold rate.

         The address to which the Order Form and payment of the Subscription Price should be delivered is:
                                         SunTrust Bank, Central Florida, N.A.
                                         Attention: Trust Department
                                         200 S. Orange Avenue
                                         Orlando, Florida 32801-3410

         Payment may be made by wire transfer as described above. Persons who make payments by such method must be sure to deliver to the Escrow Agent, prior to the Expiration Date, a properly executed and completed Order Form. Order Forms may be delivered to the Escrow Agent as described above or by telecopy. The Escrow Agent's telephone number is (407) 237-6741 and the telecopy number is
(407) 237-1735. The contact person is Vice President Jonathan Fox.

         If  the  aggregate   Subscription   Price  paid  by  a  Shareholder  is
insufficient to purchase the number of shares of Common Stock that the Shareholder indicates are being subscribed for, or if a Shareholder does not specify the number of shares of Common Stock to be purchased, or if the Aggregate Subscription Price paid by a Shareholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Shareholder has indicated an intention to subscribe, then the Shareholder will be deemed to have exercised first, the Subscription Right (if not already exercised) and second, to have purchased shares of Common Stock to the full extent of the payment tendered (subject only to reduction to the extent necessary to comply with any regulatory limitation or conditions imposes by Federal Trust in connection with the Community Offerings). See "THE OFFERING - Subscription Limitation."

         If the Aggregate Subscription Price paid by a person purchasing shares in the Community Offering is insufficient to purchase the number of shares of Common Stock that the person indicates are being subscribed for, or if such Community Offering participant does not specify the number of share of Common Stock subscribed for, or if the aggregate Subscription Price paid by a Community Offering participant exceeds the amount necessary to purchase the number of shares of Common Stock for which the Community Offering participant has subscribed, then the Community Offering participant will be deemed to have subscribed for the number of shares of Common Stock which may be purchased by the full extent of the payment tendered (subject only to reduction to comply with regulatory limitations or conditions of the Offering). See "THE OFFERING - Subscription Limitation".

         With respect to Order Forms submitted by Shareholders, unless such Order Form (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Subscription Rights are to delivered to the holder of such Subscription Rights or (ii) is submitted for the account of an Eligible Institution, as defined, signatures on such Order Forms must be guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a member firm of a registered national securities exchange or a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States.


         Holders who hold shares of Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to Subscription Rights. If such a beneficial owner so instructs, the record holder of such Subscription Right should submit payment to the Escrow Agent with the proper documentation. In addition. beneficial owners of Common Stock held through such a nominee holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions.

         The instructions accompanying the Order Form should be read carefully and followed in detail. Order Forms should be sent with payment to the Escrow Agent. Do not send Order Forms to Federal Trust.

         The method of delivery of Order Forms and payment of the aggregate Subscription Price to the Escrow Agent will be at the election and risk of Shareholders and Community Offering participants, but if sent by mail, it is recommended that such Order Form and payments be sent by registered mail, properly insured, with return receipt requested and that a sufficient number of days be allowed to ensure delivery to the Escrow Agent and clearance of payment prior to the Rights Offering Expiration Date or the Offering Expiration Date, whichever the case may be. Because uncertified personal checks may take five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

         All questions concerning the timeliness, validity, form and eligibility of Order Forms received or any exercise of Subscription Rights will be determined by Federal Trust, whose determinations will be final and binding. Federal Trust in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported subscriptions for shares of Common Stock. Order Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Federal Trust determine in its sole discretion. Neither Federal Trust nor the Escrow Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Order Forms or incur any liability for failure to give such notification.

         Subscriptions for the Common Stock which are received by the Escrow Agent from Shareholders exercising Subscription Rights or from person in the Community Offering may not be revoked.

         Investors  who  desire  to  purchase  shares  of  Common  Stock  in the
Syndicated Community Offering are advised that any broker-dealer who participates in such Syndicated Community Offering will be required either (i) upon receipt of an executed Order Form or direction to execute an Order Form on behalf of an investor, to forward the aggregate Subscription Price to the Escrow Agent on or before twelve noon, prevailing time, of the business day next following such receipt or execution, or (ii) upon receipt of confirmation by such broker-dealer of an investor's interest in purchasing shares, and following an acknowledgment by such broker-dealer to such investor on the next business day next following receipt of confirmation, to debit the account of such investor on the fifth business day next following receipt of confirmation and to forward the aggregate Subscription Price to the Escrow Agent on or before twelve noon, prevailing time, of the business day next following such debiting.


         Certain directors and executive officers of the Company will provide limited assistance in the Offering by participating with KBW in shareholder and community informational meetings regarding the Offering. The directors and executive officers are not registered as securities brokers or dealers under the federal or applicable state securities laws, nor are these individuals affiliated with any broker or dealer.


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



The Rights Offering


         Shareholders, defined herein as the holders of shares of Common Stock at the close of business as of the Record Date are being provided, on a priority basis, non transferable Subscription Right to purchase at the Subscription Price one share of Common Stock for each whole share of Common Stock owned on the Record Date. Shareholders are entitled to subscribe for all, or any portion of (subject to the minimum subscription requirement), the shares of Common Stock underlying their Subscription Rights, provided the aggregate number of shares owned by any Shareholder, individually or together with associates or persons acting in concert with such Shareholder, at the conclusion of the Offering does not exceed 9.99%.


Subscription Limitation

         Federal Trust will not be required to issue shares of Common Stock pursuant to the Offering to any person who, in the opinion of Federal Trust, would be required to obtain prior clearance or approval from any federal regulatory authority to own or control such shares. The minimum number of shares of Common Stock any person may purchase in the Community Offering or the Syndicated Community Offering is 500 shares and the maximum amount any person may purchase (individually, or together with associates or persons acting in concert with such person) in the Community Offering or the Syndicated Community Offering is 5% of the total number of shares sold in the Offering. In addition, no person shall be allowed to purchase (individually or together with associates or persons acting in concert with such person) shares of Common Stock in the Rights Offering or the Community Offering of the Syndicated Offering which when aggregated would exceed 9.99% of the total number of shares outstanding at the conclusion of the Offering.

         Under OTS regulations a rebuttable presumption of concerted action will occur but is not limited to these situations: (1) a person will be presumed to be acting in concert with the members of the person's immediate family (which includes a person's spouse, father, mother, children, brothers, sisters and grandchildren; the father, mother, brother and sisters of the person's spouse; and the spouse of the person's child, brother or sister); (2) persons will be presumed to be acting in concert with each other where: (i) both own stock in a savings bank and both are also management officials, controlling shareholders, partners, or trustees of another company; or (ii) one person provides credit to another or is instrumental in obtaining financing for another person to purchase stock of the savings bank; and (3) a person will be presumed to be acting in concert with any trust for which such person or company serves as a trustee.

Blue Sky Consideration


         The securities in this Offering will be registered in the following states: California (limited to existing shareholders), Colorado, Delaware, Florida, Illinois, Indiana, Michigan, New Jersey, New York, North Dakota, Ohio, Pennsylvania and Texas. The total maximum number of shares being offered in the states of Illinois and North Dakota is 500,000. The total maximum number of shares being offered in Ohio and Indiana is 250,000. The total maximum number of shares being offered in the states of Michigan and Texas is 50,000. The Company, however, reserves the right to increase the maximum number of shares to be offered in any state, to the extent that such increase in offering is permitted by the securities laws and regulations of any such state.


         The securities in this Offering will not be registered in the following states: Alabama, Connecticut, the District of Columbia, Georgia, Hawaii, Idaho, Iowa, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Missouri, New Hampshire, New Mexico, Okalhoma, South Carolina, Tennessee, Virginia and Washington. In these states, the Offering will be limited solely to existing Shareholders of Federal Trust under their Subscription Right, or will be offered pursuant to other available exemptions from registration provided under the Blue Sky Laws of those states.

Issuance of Common Stock

         Provided that all conditions necessary to consummate the Offering are satisfied, including the sale in the Offering of the Total Minimum number of shares of Common Stock, certificates representing shares of Common Stock purchased pursuant to the Offering will be delivered to purchasers as soon as practical after the Offering Expiration Date and after all prorations and adjustments contemplated by the Rights Offering and Community Offering have been effected. No fractional shares will be issued in the Offering

Subscription Price

         The Subscription Price is $2.00 in cash, per share of the Common Stock subscribed for in the Offering. See"DETERMINATION OF SUBSCRIPTION PRICE".

Foreign and Certain Other Stockholders

         Order Forms will not be mailed to Shareholders whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Escrow Agent for their account. To exercise their Subscription Rights, such Shareholder must notify the Escrow Agent prior to the Rights Offering Expiration Date.

Certain Federal Income Tax Considerations

         For federal income tax purposes, receipt of the Subscription Rights should be treated as a non-taxable distribution with respect to the Common Stock. A Current Stockholder will have a zero basis in the Subscription Rights, unless: (i) either the Shareholder elects under Section 307 of the Internal Revenue Code of 1986, as amended ("Code"), to allocate a portion of his or her basis in his or her existing Common Stock to the Subscription Rights (based on their relative fair market value) or the fair market value of the Subscription Rights at the time of distribution equals or exceeds 15% of the fair market value of the Common Stock at that time, in which case the allocation of basis (based upon relative fair market values) is required; and (ii) the Shareholder exercises such Subscription Rights.


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



         Upon exercise of Subscription Rights, Shareholder will not recognize gain or loss. The basis of each share of Common Stock acquired upon exercise of a Subscription Right will equal the sum of the Subscription Price and the basis, if any, in the Subscription Right exercised. The holding period for such Common Stock will begin on the date the Subscription Rights are exercised. No loss will be recognized by a Shareholder who receives Subscription Rights and allows those Subscription Rights to lapse.

         Because of the individual nature of tax consequences, Shareholders are advised to consult their tax advisors with respect to these and other federal, state and local tax consequences of the distribution and exercise of Subscription Rights.

Intention of Directors and Executive Officers

         Directors and executive officers of the Company as a group (6 person) have indicated to the Company that they intend to subscribe for , in the aggregate, 100,000 shares of Common Stock, either through exercise of Subscription Rights or in the Community Offering. These intentions are not commitments and could change based upon individual circumstances. Assuming the full exercise indicated by the directors and executive officers of the Company, such persons would be deemed to beneficially own 4.48% and 3.07% of the Common Stock assumed to be outstanding on a pro forma basis following the Offering at the Total Minimum and the Total Maximum, respectively.

Right to Amend or Terminate the Offering

         Federal Trust expressly reserves the right to amend the terms and conditions of the Offering whether the terms and conditions are more or less favorable to Shareholders and Community Offering participants. In the event of a material change to the terms of the Offering, the Company will file a post-effective amendment to its Registration Statement, of which this Prospectus is a part, and resolicit subscribers to the extent required by the Securities and Exchange Commission ("Commission"). Federal Trust expressly reserves the right, at any time prior to delivery of shares of Common Stock offered hereby, to terminate the Offering if the Offering is prohibited by law or regulation or the Board of Directors concludes, in its judgment, that it is not in the best interests of Federal Trust to complete the Offering under the circumstances. The Offering would be terminated by Federal Trust by giving oral or written notice thereof to the Escrow Agent and KBW and making a public announcement thereof. If the Offering is so terminated, all funds received from shareholders or Community Offering participants will be promptly refunded, with interest.

Transfer Agent and Registrar

         The Bank currently serves as transfer agent for the Common Stock. Following the Offering, Federal Trust intends to contract with an independent transfer agent and registrar company to handle the stock transfers, stock record keeping, and mailing of proxy materials.



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                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of the Offering, Federal Trust will have 3,239,928 shares of Common Stock outstanding assuming the sale of the Total Minimum and 4,941,547, assuming the sale of the Total Maximum shares (which includes 16,577 shares of Treasury Stock available for sale in the Offering). These shares will be freely tradeable without restriction or further registration under the Exchange Act, except for shares held or purchased by "affiliates" of the Company, defined in Rule 144 promulgated under the Exchange Act to mean a person who directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with the Company.

         Federal Trust and its executive officers and directors, and certain officers of the Bank holding, in the aggregate, 145,287 shares of Common Stock (assuming full exercise of their intended purchases in this Offering) have agreed that, for a period of 180 days after the consummation of the Offering, they will not offer, sell, grant any option to purchase or otherwise dispose of any shares of Common Stock held by them or securities held by them that are convertible into or exchangeable for such stock, now or in the future, without the prior written consent of KBW. Thereafter, such shares will be eligible for sale in the public market, subject to the volume and other limitations on sale imposed by Rule 144, or unless otherwise registered under the Exchange Act.

         In general, under Rule 144, a person (or person whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" of the Company, would be entitled to sell within any three month period that number of shares that does not exceed the greater of (i) 1% of the number of shares of Common Stock then outstanding (32,399 shares based on the Total Minimum and 49,415 shares based on the Total Maximum), or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales pursuant to Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.


                                  LEGAL MATTERS

         Certain legal matters, including, among other things, the validity of the shares of Common Stock offered hereby, have been passed upon by Igler & Dougherty, P.A., Tallahassee, Florida, counsel to the Company. The tax aspects of the Subscription Rights for existing shareholders will be passed upon by Wetherington, LeFloch & Hamilton, P.A., Tampa, Florida. Certain legal matters will be passed upon for KBW by Breyer & Aguggia, Washington, D.C.

                                     EXPERTS
         The consolidated financial statements of the Company set forth herein as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION
         Federal Trust is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material also can be obtained from the Commission's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and from the Commission's home page on the World Wide Web at http://www.sec.gov.

         This Prospectus constitutes part of a Registration Statement on Form S-1 (File No. 333- 30883) filed by Federal Trust with the Commission under the Exchange Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Federal Trust and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed.


Signatures


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on September 30, 1997.


FEDERAL TRUST CORPORATION
By:      /s/James V. Suskiewich
James V. Suskiewich
President (Principal Executive Officer)
of the Company: Federal Trust Corporation


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Form S-1 Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:


         Signature                       Title                    Date

   /s/James V. Suskiewich   Chairman of the Board,          September 30, 1997
-------------------------
James V. Suskiewich         Chief Executive Officer and
(As Attorney-in-fact)       President

/s/Aubrey H. Wright, Jr.    Director, Senior Vice President September 30, 1997
Aubrey H. Wright, Jr.       And Chief Financial Officer
(At Attorney-in-fact)      (Principal Financial Officer)

                      *     Director                        September 30, 1997
Dr. Samuel C. Certo

                      *     Director                        September 30, 1997
George W. Foster

                      *     Director                        September 30, 1997
Kenneth W. Hill

*    Pursuant to Power of Attorney dated July 1, 1997.

                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Public Accountants........................................................................      F-2

Consolidated Balance Sheets - June 30, 1997 (unaudited) and
     December 31, 1996 and 1995.................................................................................      F-3

Consolidated Statements of Operations for the six months ended June 30, 1997 and
     1996 (unaudited) and for the years ended
     December 31, 1996, 1995 and 1994...........................................................................      F-4

Consolidated Statements of Stockholders' Equity for the
     six months ended June 30, 1997 (unaudited) and for the
     years ended December 31, 1996, 1995 and 1994...............................................................      F-5

Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and
     1996 (unaudited) and for the years ended
     December 31, 1996, 1995 and 1994...........................................................................      F-6

Notes to Consolidated Financial Statements......................................................................      F-8



                          Independent Auditors' Report
                           --------------------------


         Board of Directors
         Federal Trust Corporation and Subsidiaries:


         We have audited the consolidated balance sheets of Federal Trust Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Federal Trust Corporation and subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.






         /s/KPMG Peat marwick LLP
         Orlando, Florida
         February 7, 1997, except as to note 18,
              which is as of March 7, 1997




                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets


                                                                              June 30,                 December 31,
                                 Assets                                         1997             1996              1995
                                  -----                                         ----             ----              ----
                                                                             (Unaudited)
Cash                                                                        $    628,015           628,648        1,618,607
Interest-bearing deposits                                                      2,601,592         4,837,114           51,154
Investment securities available for sale                                       8,863,375         8,763,641       15,918,376
Investment securities held to maturity                                         6,322,864         6,290,610           19,093
Loans, less allowance for loan losses                                        111,118,646       112,547,266      112,905,740
Loans held for sale (market value $977,691)                                      954,404             -                -
Accrued interest receivable on loans                                             812,850           833,458          824,330
Accrued interest receivable on investment securities                             188,566           196,171          179,874
Accounts receivable                                                                 -              143,048            -
Note receivable                                                                  305,354           305,354            -
Loan sale proceeds receivable                                                       -               -                37,765
Office facilities and equipment, net                                             856,013           917,572        1,291,974
Real estate owned                                                              3,429,185         1,508,166        3,293,108
Federal Home Loan Bank stock, at cost                                          1,427,500         1,253,200        1,853,200
Prepaid expenses and other assets                                              1,508,603           228,113          358,465
Deferred income taxes                                                          1,004,116         1,129,696          964,499
Income tax refund receivable                                                       -                -             1,073,253
                                                                              ----------        ----------       ----------
                                                                         $   140,021,083       139,582,057      140,389,438
                                                                              ----------        ----------       ----------
                 Liabilities and Stockholders' Equity
                    -------------------------------
Liabilities:
     Deposits                                                            $   106,894,483       106,119,006      109,203,123
     Official checks                                                             685,228           646,235          695,332
     Federal Home Loan Bank advances                                          23,500,000        24,800,000       21,000,000
     Debentures                                                                   -                 -               420,000
     Advance payments by borrowers for taxes and insurance                     1,050,149           347,774          330,504
     Accrued expenses and other liabilities                                      473,669           504,414          680,353
                                                                              ----------        ----------       ----------
                  Total liabilities                                          132,603,529       132,417,429      132,329,312
                                                                              ----------        ----------       ----------
Stockholders' equity:
     Common stock, $.01 par value, 5,000,000 shares authorized;
         2,256,505 shares
         issued and outstanding at June 30,
         1997 and December 31, 1996 and 1995                                      22,565            22,565           22,565
     Additional paid-in capital                                               11,143,659        11,143,659       11,143,659
     Accumulated deficit                                                      (3,100,165)       (3,226,204)      (2,249,701)
     Treasury stock (16,577 shares of common stock, at cost,
         at June 30, 1997 and December 31, 1996 and 1995)                        (76,525)          (76,525)         (76,525)
     Unrealized loss on investment securities, net                              (147,890)         (210,224)        (779,872)
     Unrealized loss on investment securities transferred from
         available for sale to held to maturity, net                            (424,090)         (488,643)            -
                                                                              ----------        ----------       ----------
                  Total stockholders' equity                                   7,417,554         7,164,628        8,060,126

Commitments and contingencies
                                                                              ----------        ----------       ----------
                  Total liabilities and stockholders' equity                $140,021,083       139,582,057      140,389,438
                                                                              ----------        ----------       ----------

See accompanying notes to consolidated financial statements.




                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Operations


                                                          Six months ended                         Years ended
                                                              June 30,                            December 31,
                                                          -----------------             ----------------------
                                                         1997           1996           1996            1995         1994
                                                         ----           ----           ----            ----         ----
                                                             (Unaudited)
Interest income:
    Loans                                             $4,616,031       4,572,628      9,039,426      9,001,646    7,731,077
    Investment securities                                333,449         302,714        675,279      1,289,085    1,753,625
    Interest-bearing deposits and other                   95,326         114,186        222,255        318,656      361,971
                                                        --------        --------       --------      ---------     --------
          Total interest income                        5,044,806       4,989,528      9,936,960     10,609,387    9,846,673
                                                        --------        --------       --------      ---------     --------
Interest expense:
    Deposit accounts                                   2,808,821       2,925,592      5,760,390      6,213,679    3,802,350
    FHLB advances, notes payable
       and other borrowings                              715,163         591,689      1,277,492      1,812,655    1,978,219
                                                        --------        --------       --------      ---------     --------
          Total interest expense                       3,523,984       3,517,281      7,037,882      8,026,334    5,780,569
                                                        --------        --------       --------      ---------     --------
          Net interest income                          1,520,822       1,472,247      2,899,078      2,583,053    4,066,104

Provision for loan losses                                 37,748         113,506        279,596        779,415      531,483
                                                        --------        --------       --------      ---------     --------
          Net interest income after provision
              for loan losses                          1,483,074       1,358,741      2,619,482      1,803,638    3,534,621
                                                        --------        --------       --------      ---------     --------
Other income:
    Fees and service charges                              50,930          53,668        163,010        187,782      193,866
    Rent income                                           69,833           7,707       -                88,171        2,351
    Gain of sale of loans                                  9,821         153,321        182,045        150,664      263,707
    Gain on sale of other real estate, net                58,363             -           48,574         43,056            -
    Other                                                 59,963          37,019         33,078         35,751       23,353
                                                        --------        --------       --------      ---------     --------
          Total other income                             248,910         251,715        426,707        505,424      483,277
                                                        --------        --------       --------      ---------     --------
Other expenses:
    Salary and employee benefits                         660,251         689,704      1,173,742      1,437,633    1,436,387
    Deposit insurance premiums                           124,306         159,950      1,017,902        307,487      207,939
    Occupancy and equipment                              263,028         485,074        594,703        713,086      585,087
    Legal and professional                               109,077         257,818        392,775        883,331      618,695
    Real estate owned expenses                            42,430          78,624        251,156        653,776      392,884
    General and administrative expenses                   90,640          85,703        172,430        296,872      353,676
    Loss on disposal of fixed assets, net                   -            152,621        152,621           -            -
    Loss on sale of investment securities
       available for sale                                   -               -            12,344        942,500        9,927
    Loss on sale of real estate                             -               -              -           122,222       46,287
    Loss on foreclosure of notes receivable                 -               -              -              -         187,028
    Other                                                199,413         100,726        468,819        433,684      400,161
                                                        --------        --------       --------      ---------     --------
          Total other expenses                         1,489,145       2,010,220      4,236,492      5,790,591    4,238,071
                                                        --------        --------       --------      ---------     --------
          Net income (loss) before income taxes          242,839        (399,764)    (1,190,303)    (3,481,529)    (220,173)

Income tax expense (benefit)                             116,800        (240,111)      (213,800)    (1,231,828)     (41,000)
                                                        --------        --------       --------      ---------     --------
          Net income (loss)                          $   126,039        (159,653)      (976,503)    (2,249,701)    (179,173)
                                                        --------        --------       --------      ---------     --------
Earnings (loss) per share                            $      0.06           (.07)          (.43)         (1.00)        (.08)
                                                        --------        --------       --------      ---------     --------
Weighted average number of shares outstanding          2,256,505       2,256,505      2,256,505      2,256,505    2,210,957
                                                        --------        --------       --------      ---------     --------
See accompanying notes to consolidated financial statements.





                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity




                                                                              Retained                 Unrealized
                                                             Additional       earnings     Treasury      loss on        Total
                                                   Common     paid-in       (accumulated     stock,     investment    stockholders'
                                                    stock     capital         deficit)      at cost   securities, net   equity
                                                    -----     -------         --------      -------   ---------------   ------
Balances at December 31, 1993                  $    20,986   10,303,589       277,602       (76,525)         --      10,525,652

Net loss                                              --           --        (179,173)         --            --        (179,173)
Dividends paid                                        --       (171,883)      (98,429)         --            --        (270,312)
Unrealized loss on investment
   securities available for sale, net                 --           --            --            --         (71,879)      (71,879)
Proceeds from sale of 157,935
   shares of common stock                            1,579    1,011,953          --            --            --       1,013,532
                                               -----------  -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1994                       22,565   11,143,659          --         (76,525)      (71,879)   11,017,820

Net loss                                              --           --      (2,249,701)         --            --      (2,249,701)
Amortization of unrealized loss
   associated with investment
   securities held to maturity                        --           --            --            --          15,305        15,305
Unrealized loss on investment
   securities available for sale, net                 --           --            --            --        (723,298)     (723,298)
                                               -----------  -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1995                       22,565   11,143,659    (2,249,701)      (76,525)     (779,872)    8,060,126

Net loss                                              --           --        (976,503)         --            --        (976,503)
Unrealized loss associated with
   investment securities transferred from
   available for sale to held to maturity             --           --            --            --        (553,923)     (553,923)
Amortization of unrealized loss on investment
   securities held to maturity                        --           --            --            --          65,280        65,280
Change in unrealized loss on investment
   securities available for sale, net                 --           --            --            --         569,648       569,648
                                               -----------  -----------   -----------   -----------   -----------   -----------
Balances at December 31, 1996                       22,565   11,143,659    (3,226,204)      (76,525)     (698,867)    7,164,628

Net income (unaudited)                                --           --         126,039          --            --         126,039
Amortization of unrealized loss on investment
   securities held to maturity
    (unaudited)                                       --           --            --            --          32,254        32,254
Change in unrealized loss on investment
   securities available for sale,
   net (unaudited)                                    --           --            --            --          94,633        94,633
                                               -----------  -----------   -----------   -----------   -----------   -----------
Balances at June 30, 1997 (unaudited)          $    22,565   11,143,659    (3,100,165)      (76,525)     (571,980)    7,417,554
                                               -----------  -----------   -----------   -----------   -----------   -----------

See accompanying notes to consolidated financial statements


                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                Six months ended                    Years ended
                                                                    June 30,                        December 31,
                                                               -------------------         -------------------------------
                                                               1997           1996         1996         1995          1994
                                                               ----           ----         ----         ----          ----
                                                                  (Unaudited)
Cash flows provided by (used in)
     operating activities:
    Net income (loss)                                     $   126,039      (159,653)     (976,503)   (2,249,701)     (179,173)
    Adjustments to reconcile net income
       (loss) to net
       cash flows from operations:
          Loss on sale of investment securities
              available for sale                                 --            --          12,344       942,500         9,927
          Provision for losses on loans
              and  real estate owned                           37,748       113,506       428,897     1,098,119       838,267
          Amortization of premium on
              purchased loans                                 121,559       105,839       241,747       428,853       427,201
          Deferred income taxes                               115,599      (240,111)     (213,800)     (171,747)     (371,000)
          Depreciation of office facilities
              and equipment                                    80,556        85,738       159,564       179,416       210,872
          Gain on sale of loans                                (9,821)     (153,321)     (182,045)     (150,664)     (263,707)
          Net amortization of fees and
              discounts on loans                                5,792       (39,028)      (89,405)      (84,930)        7,137
          Net (gain) loss on the sale of
              real estate owned                               (58,363)         --         (48,574)       75,374        37,507
          Write-down on other real estate owned                72,252        26,101       257,921          --            --
          Net amortization of premiums and
              accretion of discounts on
              investment securities                              --            --            --          14,574          --
          Net loss on disposal of office
              facilities and equipment                           --         152,621       155,347           371          --
          Loss on foreclosure of notes receivable                --            --            --            --         187,028
          Cash provided by (used in) changes in:
              Accrued interest receivable on loans             20,608        87,915        (9,128)     (159,546)      (45,625)
              Accrued interest receivable on
                 investment securities                          7,605         8,619       (16,297)      383,380        13,263
              Accounts receivable                             143,048          --        (143,048)       19,787        48,312
              Loan sale proceeds receivable                      --          37,765        37,765     2,453,594    (2,491,359)
              Prepaid expenses and other assets            (1,280,490)     (125,094)      130,352       (80,877)      179,753
              Income tax refund receivable                       --            --       1,073,253      (976,558)         --
              Official checks                                  38,993       (96,687)      (49,097)      221,388      (125,436)
              Accrued expenses and other liabilities          (30,745)       65,322      (175,939)      100,481      (203,293)
              Accrued interest on deposit accounts             15,870         2,534        (7,831)          947        (2,283)
              Income tax payable                                 --            --            --            --        (221,049)
                                                          -----------   -----------   -----------   -----------   -----------
                    Net cash provided by (used in)
                        operating activities                 (593,750)     (127,934)      585,523     2,044,761    (1,943,658)
                                                          -----------   -----------   -----------   -----------   -----------
Cash flows provided by (used in) investing activities:
    Long-term loans originated or purchased, net of
       principal repayments                                (2,736,626)   (4,701,473)   (7,394,909)   (9,330,970)  (23,430,621)
    Proceeds from sale of investment securities,
       available for sale                                        --            --         987,656     6,307,501    12,117,605
    Proceeds from the sale of
       other real estate owned                                437,787     1,903,114     1,014,345     3,139,470       461,554
    Proceeds from loans sold                                  705,564     4,084,252     7,942,943     2,855,234     4,620,485
    Capitalized costs on other real estate owned              (22,695)      (13,180)      (27,504)     (154,961)         --
    Notes receivable originated, net of repayments               --            --        (305,354)         --            --
    (Purchase of) proceeds from the sale of Federal
       Home Loan Bank stock                                  (174,300)         --         600,000       121,800       840,300
    Purchase of premises and equipment                        (18,997)       (4,147)      (21,353)      (36,951)     (314,621)
    Proceeds from sale of property and equipment                 --            --          80,844        26,967          --
    Maturities of investment securities held to maturity        4,880         8,323        12,826        24,968          --
                                                          -----------   -----------   -----------   -----------   -----------
                    Net cash provided by (used in)
                        investing activities               (1,804,387)    1,276,889     2,889,494     2,953,058    (5,705,298)
                                                          -----------   -----------   -----------   -----------   -----------

                                                                     (Continued)

                                        2

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Cash Flows, Continued

                                                          Six months ended                     Years ended
                                                              June 30,                        December 31,
                                                         -------------------          ------------------------------
                                                         1997           1996           1996        1995          1994
                                                         ----           ----           ----        ----          ----
                                                             (Unaudited)
Cash flows provided by (used in)
     financing activities: Deposit accounts:
       (Decrease) increase in certificate accounts   $ 1,073,308      (648,601)   (3,613,173)   12,625,716    19,936,747
       Net increase (decrease) in deposits              (313,701)   (3,851,123)      536,887    (4,951,858)    2,852,143
    Proceeds from (repayment) of FHLB advances        (1,300,000)    4,500,000     3,800,000   (18,500,000)  (15,800,000)
    Net increase (decrease) in advance payments by
       borrowers for taxes and insurance                 702,375       534,158        17,270      (106,305)      210,203
    Repayment of debentures                                 --        (170,000)     (420,000)         --            --
    Issuance of capital stock, net of
       stock issuance costs                                 --            --            --            --       1,013,532
    Dividends paid on common stock                          --            --            --            --        (270,312)
                                                     -----------   -----------   -----------   -----------   -----------
                    Net cash provided by (used in)
                        financing activities             161,982       364,434       320,984   (10,932,447)    7,942,313
                                                     -----------   -----------   -----------   -----------   -----------
                    Net increase (decrease) in cash
                        and cash equivalents          (2,236,155)    1,513,389     3,796,001    (5,934,628)      293,357

Cash and cash equivalents at beginning of period       5,465,762     1,669,761     1,669,761     7,604,389     7,311,032
                                                     -----------   -----------   -----------   -----------   -----------
Cash and cash equivalents at end of period           $ 3,229,607     3,183,150     5,465,762     1,669,761     7,604,389
                                                     -----------   -----------   -----------   -----------   -----------
Supplemental  disclosures of cash flow information:
     Cash paid during the period for:
       Interest                                      $ 1,718,697     6,751,136     7,003,551     8,291,649     5,881,345
                                                     -----------   -----------   -----------   -----------   -----------
       Income taxes                                  $    10,000          --            --            --         685,417
                                                     -----------   -----------   -----------   -----------   -----------
Supplemental disclosures of non-cash transactions:
    Real estate acquired in settlement of loans      $ 2,350,000       327,753       860,613     3,780,216     2,629,056
                                                     -----------   -----------   -----------   -----------   -----------
    Market value adjustment - investment securities
         available for sale:
          Market value adjustment - investments      $  (236,625)     (567,203)     (336,359)   (1,181,624)     (107,647)
          Deferred income tax asset                      (88,735)     (194,950)     (126,135)     (401,752)      (35,768)
                                                     -----------   -----------   -----------   -----------   -----------
              Unrealized loss on investment
                 securities available for sale, net  $  (147,890)     (372,253)     (210,224)     (779,872)      (71,879)
                                                     -----------   -----------   -----------   -----------   -----------
          Unrealized loss on investment
              securities transferred from
              available for sale to
              held to maturity                       $  (678,523)     (754,312)     (715,657)         --            --
          Deferred income tax asset                     (254,433)     (254,261)     (227,014)         --            --
                                                     -----------   -----------   -----------   -----------   -----------
              Unrealized loss on investment
                  securities transferred from
                  available for sale to
                  held to maturity                   $  (424,090)     (495,051)     (488,643)         --            --
                                                     -----------   -----------   -----------   -----------   -----------
    Amortization of the unrealized holding loss
       for the investment securities transferred
       from available for sale to held to maturity   $   (32,254)      (16,315)         --            --            --
                                                     -----------   -----------   -----------   -----------   -----------
    Loans acquired in settlement of
       other real estate sold                        $    63,000     1,212,882    (1,300,066)         --            --
                                                     -----------   -----------   -----------   -----------   -----------
    Loans transferred to loans held for sale         $ 1,650,147          --            --            --            --
                                                     -----------   -----------   -----------   -----------   -----------
                                                                                                              (Continued)

See accompanying notes to consolidated financial statements.

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(1)    Organization and Summary of Significant Accounting Policies

       (a)    Organization

              Federal Trust Corporation (the "Holding Company"), is the sole shareholder of Federal Trust Bank (the "Bank"). The Holding Company operates as a unitary savings and loan holding company. The Holding Company's business activities primarily include the operations of the Bank.

              During the current year the Holding Company sold a subsidiary, Federal Trust Properties Corp. ("FTPC"), a real estate holding and development company for book value. In addition, the Holding Company dissolved its other subsidiary, 1270 Leasing Company ("1270 LC"), a real estate leasing entity. The assets of 1270 LC were transferred to the Bank or written-off. Operations of these subsidiaries were not significant to the consolidated entity.

              The Bank was chartered as a federal stock savings bank. The Bank provides a full range of banking services to individual and corporate customers.

       (b)    Basis of Financial Statement Presentation

              The consolidated financial statements include the accounts of the Holding Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

              The accounting and reporting policies of Federal Trust Corporation and subsidiaries (collectively called the "Company") conform to generally accepted accounting principles and to general practices within the thrift industry. The following summarizes the more significant of these policies and practices.

       (c)    Earnings Per Share

              Earnings per share is computed using the weighted average number of common shares outstanding during the period. Stock warrants issued are not included in the calculation of earnings per share as their effect is not dilutive.

       (d)    Cash and Cash Equivalents

              For  the  purposes  of  reporting   cash  flows,   cash  and  cash
              equivalents includes cash and interest-bearing deposits with maturities of three months or less.

       (e)    Federal Home Loan Bank ("FHLB") Stock

              This asset is owned due to regulatory requirements and is carried at cost. This stock is pledged as collateral to secure FHLB advances.


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       (f) Investment Securities Held to Maturity and Investment Securities Available for Sale

              Certain securities are reported at fair value except for those securities which the Company has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included in stockholders' equity net of the effect of income taxes.

              Securities that management has the intent and the Company has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the consolidated statements of operations. Realized gains and losses on investment securities are computed using the specific identification method.

       (g)    Loans

              Loans receivable that the Bank has the intent and ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance reduced by any charge-offs or specific valuation accounts, net of any deferred fees on originated loans.

              Loan origination fees and certain direct loan origination costs are capitalized and recognized in income over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience. If the loan is prepaid, the remaining unamortized fees and costs are charged to operations. Amortization is ceased on nonaccrual loans.

              Commitment fees and costs relating to the commitments are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off and the loan is accounted for on the cash or cost recovery method thereafter until qualifying for return to accrual status.



                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




              The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses through a charge to the provisions for loan losses. Cash receipts on impaired loans are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

       (h)    Allowance for Loan Losses

              The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance when management believes that the collectibility of the principal is unlikely. The allowance is an estimated amount that management believes will be adequate to absorb losses inherent in the loan portfolio and commitments to extend credit, based on evaluations of its collectibility. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, specific problem loans and commitments, and current and anticipated economic conditions that may affect the borrower's ability to pay. While management uses the best information available to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

              Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (i)    Mortgage Servicing Rights

              The Bank originates mortgage servicing rights by selling loans and retaining servicing rights. In May 1995, the Financial Accounting Standards Board ("FASB") issued Statement of financial Accounting Standards ("Statement") No. 122, Accounting for Mortgage Servicing Rights. This Statement provides guidance for the recognition of mortgage servicing rights as an asset when a mortgage loan is sold and servicing rights are retained. The Bank adopted this standards effective January 1, 1996. The results of this adoption was to capitalize approximately $70,303 in mortgage servicing rights related to loans originated by the Bank in 1996. The carrying value of mortgage servicing rights is amortized over the life of the related loan portfolio.


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       (j)    Real Estate Owned

              Real  estate  acquired  in the  settlement  of loans is  initially recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value at the date of acquisition. Subsequently, such real estate acquired is carried at the lower of cost or fair value less estimated costs to sell. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (k)    Office Facilities and Equipment

              Office facilities and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are stated at cost less accumulated amortization. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful life or the respective lease terms.

       (l)    Income Taxes

              The Holding Company and its subsidiaries file a consolidated income tax return. Income taxes are allocated proportionately to the Holding Company and its subsidiaries as though separate income tax returns were filed.

              The  Company  accounts  for  income  taxes  under  the  asset  and
              liability   method.   Deferred  tax  assets  and  liabilities  are
              recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

       (m)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates made by management are the determination of the adequacy of the allowance for loan losses, that real estate owned is stated at the lower of cost or fair value, and the recoverability of the deferred tax asset. Actual results could differ from these estimates.



                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



       (n)    Effect of New Accounting Pronouncements

              In October 1995, the FASB issued Statement No. 123, Accounting for Stock-Based Compensation. The Statement provides that companies must either charge the value of stock options granted to their income statement or provide pro forma equivalent information in a footnote disclosure and continue to account for the value of the stock options in accordance with APB Opinion No. 25. The Company adopted this standard effective January 1, 1996 by accounting for employee stock-based compensation under APB Opinion No. 25.


(2)    Investment  Securities  Held  to  Maturity  and  Investments   Securities
       Available for Sale

       The amortized cost and estimated market values of investment securities held to maturity and available for sale at June 30, 1997 and December 31, 1996 and 1995 are as follows:

       Investment securities held to maturity:
                                                                                  Gross
                                                Amortized       unrealized      Estimated
                                                   cost            loss        market value
                                                   ----            ----        -----------
   June 30, 1997 (unaudited):
      Obligation of U.S. government agencies   $  6,321,477        (87,102)     6,234,375
      Other                                           1,387           --            1,387
                                               ------------   ------------   ------------
                                               $  6,322,864        (87,102)     6,235,762
                                               ------------   ------------   ------------
   December 31, 1996:
      Obligation of U.S. government agencies   $  6,284,343        (17,155)     6,267,188
      Other                                           6,267           --            6,267
                                               ------------   ------------   ------------
                                               $  6,290,610        (17,155)     6,273,455
                                               ------------   ------------   ------------
   December 31, 1995:
      Other                                    $     19,093           --           19,093
                                               ------------   ------------   ------------
Investment securities available for sale:

                                                                                  Gross
                                                Amortized       unrealized      Estimated
                                                   cost            loss        market value
                                                   ----            ----        -----------
   June 30, 1997 (unaudited):
      Obligation of U.S. government agencies   $  9,100,000       (236,625)     8,863,375
                                               ------------   ------------   ------------
   December 31, 1996:
      Obligations of U.S. government agencies  $  9,100,000       (336,359)     8,763,641
                                               ------------   ------------   ------------
   December 31, 1995:
      Obligations of U.S. government agencies  $ 17,100,000     (1,181,624)    15,918,376
                                               ------------   ------------   ------------

                                                                              (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       The amortized cost and estimated market value of investment securities held to maturity and investment securities available for sale at December 31, 1996 and June 30, 1997, by contractual maturity, are below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            June 30, 1997          December 31, 1996
                                                        ----------------------  ----------------------
                                                                   Estimated               Estimated
                                                        Amortized    market     Amortized     market
                                                          cost       value        cost        value
                                                          ----       -----        ----        -----
                                                            (Unaudited)
    Investment securities held to maturity:
         Due in one year or less                       $    1,387       1,387       6,267       6,267
         Due after five years through ten years         6,321,477   6,234,375   6,284,343   6,267,188
                                                       ----------  ----------  ----------  ----------
                                                       $6,322,864   6,235,762   6,290,610   6,273,455
                                                       ----------  ----------  ----------  ----------
    Investment securities available for sale:
         Due after one year through five years         $9,100,000   8,863,375   9,100,000   8,763,641
                                                       ----------  ----------  ----------  ----------


       Market values for all securities were calculated using published prices or the equivalent at the dates indicated.

       The Company's investment in obligations of U.S. government agencies consist of dual indexed bonds issued by the Federal Home Loan Bank. The bonds have a par value of $16,100,000 and pay interest based on the difference between two indices. The bonds pay interest at the 10 year constant maturity treasury rate less the 3 month or 6 month LIBOR rate plus a contractual amount ranging from 2.3% to 4.0%. The Company purchased the bonds to partially offset its risk related to its portfolio of adjustable rate mortgages and as such subjects the Company to a certain degree of market risk as the indices change with prevailing market interest rates.

       Proceeds  from sales of  investment  securities  available  for sale were
       $987,656,   $6,307,501   and   $12,117,605   in  1996,   1995  and  1994,
       respectively. Gross realized losses on sales of investment securities available for sale during 1996, 1995 and 1994 were $12,344, $942,500 and $9,927, respectively. There were no sales in the unaudited six months ended June 30, 1997 or 1996.

       In November 1995, the Company transferred investment securities classified as held to maturity to investment securities available for sale in accordance with guidelines issued by the Financial Accounting Standards Board which permitted such a one-time election. The amortized cost of the investment securities transferred was $24,350,000 and the estimated market value was $22,283,281 and the unrealized loss was $2,066,719.

       In March 1996, the Company transferred securities in the amount of $7,000,000 from the available for sale category to the held to maturity category resulting in an unrealized loss of $780,937 which remains in equity, net of amortization and income tax. Amortization is an adjustment to yield over the remaining term of the investments.

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(3)    Loans Receivable, Net

       A summary of loans receivable are as follows:

                                                     June 30,           December 31,
                                                       1997          1996          1995
                                                       ----          ----          ----
                                                   (Unaudited)
Mortgage loans:
     Permanent conventional:
         Commercial                                $ 12,226,021    11,294,679    13,112,448
         Residential                                 95,425,574    97,717,708    97,612,560
         Residential construction conventional        2,183,100     3,795,050     1,666,960
                                                   ------------  ------------  ------------
         Total mortgage loans                       109,834,695   112,807,437   112,391,968

     Commercial loans                                 1,216,039     1,349,483     1,442,811
     Consumer loans                                     192,782       154,445       180,194
     Lines of credit                                    736,440       686,072     1,258,501
                                                   ------------  ------------  ------------
         Total loans receivable                     111,979,956   114,997,437   115,273,474

     Net premium on mortgage loans purchased          1,130,252     1,154,942       986,918

     Deduct:
         Unearned loan origination fees,
             net of direct loan origination costs        29,240       169,854       104,132
         Undisbursed portion of loans in process        771,447     1,902,256     1,189,952
         Allowance for loan losses                    1,190,875     1,533,003     2,060,568
                                                   ------------  ------------  ------------
         Loans receivable, net                     $111,118,646   112,547,266   112,905,740
                                                   ------------  ------------  ------------

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       The following is a summary of information regarding nonaccrual and impaired loans:

                                                                        June 30,                 December 31,
                                                                          1997              1996              1995
                                                                          ----              ----              ----
                                                                        (Unaudited)
Nonaccrual loans                                                         $1,751,724     991,000   3,326,600
                                                                         ----------  ----------  ----------
Recorded investment in impaired loans                                    $1,785,830   4,078,174   6,122,356
                                                                         ----------  ----------  ----------
Allowance for loan losses related to
     impaired loans                                                      $  439,323     626,435   1,319,343
                                                                         ----------  ----------  ----------

                                                                         Interest            Average          Interest
                                                                          income            recorded           income
                                                                      not recognized       investment       recognized on
                                                                       on nonaccrual       in impaired        impaired
                                                                           loans              loans             loans
                                                                           -----              -----             -----
           For the unaudited six months ended June 30:
                1997                                                 $       84,890         2,707,690            15,432
                                                                           --------          --------          --------
                1996                                                 $      130,472         5,653,276            63,635
                                                                           --------          --------          --------
           For the years ended December 31:
                1996                                                 $      181,000         5,071,872           259,263
                                                                           --------          --------          --------
                1995                                                 $      381,000         6,032,515           338,997
                                                                           --------          --------          --------
                1994                                                 $      616,000
                                                                           --------


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



       The activity in the allowance for loan losses is as follows:

                                                    Six months ended                    Years ended
                                                         June 30,                        December 31,
                                               -------------------------    ---------------------------------------
                                                   1997          1996         1996          1995            1994
                                                   ----          ----         ----          ----            ----
                                                       (Unaudited)
Balance at beginning of period                 $ 1,533,003     2,060,568     2,060,568     1,974,950     1,850,000
Charge-offs                                       (387,689)   (1,088,535)   (1,223,240)     (707,222)     (409,329)
Provision for loan losses                           37,748       113,506       279,596       779,415       531,483
Recoveries                                           7,813         6,485       266,778        13,425         2,796
Transfer from allowance for real estate owned         --            --         149,301          --            --
                                               -----------   -----------   -----------   -----------   -----------
Balance at end of period                       $ 1,190,875     1,092,024     1,533,003     2,060,568     1,974,950
                                               -----------   -----------   -----------   -----------   -----------

       Loan customers of the Bank include certain executive officers and directors and their related interests and associates. All loans to this group were made in the ordinary course of business at prevailing terms and conditions.

       There were no outstanding loans to executive officers and directors at June 30, 1997 (unaudited) or December 31, 1995 and 1996.


(4)    Loan Servicing

       Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans were $11,009,783, $7,915,631 and $1,301,078 at June 30, 1997 (unaudited)
       and December 31, 1996 and 1995, respectively. Servicing fees earned were $13,644, $9,312, $22,086, $22,026 and $52,144 for the unaudited six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.


(5)    Mortgage Servicing Rights

       An analysis of the activity for originated mortgage servicing rights is as follows:

Balance as of adoption of Statement of Financial Accounting
     Standards No. 122 on January 1, 1996                    $   --
Originations                                                   70,303
Amortization                                                   (2,672)
                                                             --------
Balance, December 31, 1996                                     67,631
Originations (unaudited)                                        3,856
Amortization (unaudited)                                       (4,248)
                                                             --------
Balance, June 30, 1997 (unaudited)                           $ 67,239
                                                             --------

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(6)    Office Facilities and Equipment

       Office   facilities   and  equipment   and  their   related   accumulated
       depreciation and amortization are summarized as follows:

                                                            June 30,             December 31,                  Estimated
                                                              1997            1996           1995            useful lives
                                                              ----            ----           ----             ----------
                                                           (Unaudited)
           Leasehold improvements                     $     1,037,991       1,035,861       1,251,412         3-25 years
           Furniture and fixtures                             547,014         542,727         651,910          3-7 years
           Automobiles                                           -               -             33,841           5 years
                                                             --------        --------        --------
                                                            1,585,005       1,578,588       1,937,163
           Less accumulated depreciation
                and amortization                              728,992         661,016         645,189
                                                             --------        --------        --------
                Office facilities and
                    equipment, net                    $       856,013         917,572       1,291,974
                                                             --------        --------        --------

(7)    Deposits

       A summary of deposits follows:

                                              Weighted                Weighted                 Weighted
                                              average                  average                 average
                                  June 30,    interest December 31,   interest   December 31,  interest
                                    1997        rate       1996         rate         1995        rate
                                    ----        ----       ----         ----         ----        ----
                                       (Unaudited)
Commercial checking accounts
     noninterest-bearing        $  164,487      - %   $    58,994          - %   $   209,637        - %
NOW accounts                       992,100      2.24      654,473        1.79        674,556       .68%
Money market deposit accounts    6,676,167      4.02    7,428,630        4.02      6,601,689      4.02%
Statement savings accounts       1,359,393      2.60    1,363,750        2.58      2,157,600      2.60%
                                ----------      ----   ----------        ----     ----------      ----
                                 9,192,147      3.55    9,505,847        3.59      9,643,482      3.42%
                                ----------      ----   ----------        ----     ----------      ----

Certificate accounts by
  interest rates:
       1.00% - 3.99%            $  354,134            $   499,355           $ 1,219,498
       4.00% - 4.99%             2,164,067              3,076,939             2,170,725
       5.00% - 5.99%            75,506,207             78,123,278            54,846,938
       6.00% - 7.99%            19,658,164             14,909,692            41,310,738
                                ----------      ----   ----------   ----     ----------   ----
   Total certificate accounts   97,682,572     5.68%   96,609,264   5.56%    99,547,899   5.89%
                                ----------      ----   ----------   ----     ----------   ----
           Accrued interest         19,764                  3,895                11,742
                                ----------      ----   ----------   ----     ----------   ----
           Total deposits    $ 106,894,483     5.49% $106,119,006   5.38%  $109,203,123   5.66%
                             =============     ====  ============   ====   ============   ====


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       The following table presents, by various interest rate categories, the amount of certificate accounts at December 31, 1996 maturing during the periods reflected below:

Interest rate       1997         1998        1999          2000     2001       Total
-------------       ----         ----        ----          ----     ----       -----
 .00% - 3.99%  $   436,854       29,171       24,944        4,046    4,340     499,355
4.00% - 4.99%    2,731,349      343,714        1,876         --        --    3,076,939
5.00% - 5.99%   60,521,909    9,529,759    6,639,456      693,372  738,782  78,123,278
6.00% - 6.99%    9,306,213    2,671,973    1,073,589      633,292  201,000  13,886,067
7.00% - 7.99%      925,625       98,000         --           --        --    1,023,625
               -----------  -----------  -----------  -----------  -------  ----------
               $73,921,950   12,672,617    7,739,865    1,330,710  944,122  96,609,264
               -----------  -----------  -----------  -----------  -------  ----------

       The Company's large denomination ($100,000 and over) deposits included in certificate accounts mature as follows:

                                       June 30, 1997               December 31, 1996              December 31, 1995
                                       -------------               -----------------              -----------------
                                   Amount        % total      Amount              % total         Amount       % total
                                   ------        -------      ------              -------         ------       -------
                                                   (Unaudited)
Three months or less              $ 3,839,434      19.6%    $ 3,952,908             21.5%        $4,143,788      27.1%
Over three months to six  months    3,896,212      19.9%      5,844,172             31.9%         4,038,318      26.4%
Over six months to twelve months    7,019,885      35.8%      4,707,383             25.7%         4,648,096      30.4%
Over twelve months                  4,845,820      24.7%      3,829,936             20.9%         2,446,328      16.1%
                                  -----------     ------    -----------            ------       -----------     ------
                                  $19,601,351     100.0%    $18,334,399            100.0%       $15,276,530     100.0%
                                  -----------     ------    -----------            ------       -----------     ------

       Interest expense on deposits is as follows:

                                                        Six months ended               Years ended
                                                            June 30,                   December 31,
                                                   ------------------------  ---------------------------------
                                                        1997        1996         1996       1995        1994
                                                        ----        ----         ----       ----        ----
                                                                 (Unaudited)
Interest on NOW and Super NOW accounts              $    5,947       3,521       9,510       5,624       6,876
Interest on money market accounts                      144,495     124,391     256,130     254,271     260,832
Interest on savings accounts                            17,104      23,403      43,335      91,557     211,787
Interest on certificate accounts, net of penalties   2,641,275   2,774,277   5,451,415   5,862,227   3,322,855
                                                    ----------  ----------  ----------  ----------  ----------
                                                    $2,808,821   2,925,592   5,760,390   6,213,679   3,802,350
                                                    ----------  ----------  ----------  ----------  ----------

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




(8)    Federal Home Loan Bank Advances

       A summary of advances from the Federal Home Loan Bank of Atlanta follows:

                Maturing in year                              Interest rate
             ending December 31,                            (variable rates)                        June 30, 1997
             ------------------                             -------------                           -------------
                                                                                                       (Unaudited)
                        1997                                        6.01                          $       5,000,000
                        1997                                        5.86                                  5,000,000
                        1997                                       (6.48)                                 1,000,000
                        1998                                        6.00                                  5,000,000
                        1998                                        6.02                                  2,500,000
                        1998                                        6.12                                  5,000,000
                                                                                                          ---------
                                                                                                  $      23,500,000
                                                                                                          ---------
                Maturing in year                              Interest rate
             ending December 31,                            (variable rates)                      December 31, 1996
             ------------------                             -------------                         ----------------
                        1997                                        6.01                          $      10,000,000
                        1997                                        5.86                                  5,000,000
                        1997                                       (6.95)                                 4,800,000
                        1998                                        6.12                                  5,000,000
                                                                                                          ---------
                                                                                                  $      24,800,000
                                                                                                          ---------
                Maturing in year                              Interest rate
             ending December 31,                            (variable rates)                      December 31, 1995
             ------------------                             -------------                         ----------------
                        1996                                        5.83                          $       5,000,000
                        1996                                        5.76                                  7,000,000
                        1996                                       (6.10)                                 4,000,000
                        1998                                        6.12                                  5,000,000
                                                                                                          ---------
                                                                                                  $      21,000,000
                                                                                                         ==========


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       Pursuant to collateral agreements with the Federal Home Loan Bank ("FHLB"), advances are secured by the following:

                             June 30,          December 31,
                               1997         1996         1995
                               ----         ----         ----
                           (Unaudited)
FHLB stock                 $ 1,427,500    1,253,200    1,853,200
Qualifying mortgage loans   35,761,344   34,588,904   35,277,703
Investment securities:
     Amortized cost          6,321,477    6,284,373    7,000,000
     Market value            6,234,375    6,267,188    6,348,125
                           -----------  -----------  -----------

(9)    Fair Value of Financial Instruments

       The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

           Cash and Cash Equivalents - The carrying amount of cash and cash equivalents (demand deposits maintained by the Company at various financial institutions) and interest bearing deposits represents fair value.

           Investment Securities Available for Sale and Held to Maturity - The Company's investment securities available for sale represent investments in Federal Home Loan Bank ("FHLB") bonds. The fair value of the FHLB bonds was based on quoted market prices. The Company's investments held to maturity represent investments in Orange County, Florida Tax Certificates and FHLB bonds. The carrying value of tax certificates approximates the fair value. The fair value of FHLB bonds was based on quoted market prices.

           Federal Home Loan Bank Stock - Fair value approximates carrying value.

           Loans - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discount cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




           Deposits - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1996 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

           Federal Home Loan Bank Advances - Fair value of Federal Home Loan Bank advances are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

           Commitments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

       The estimated fair values of the Company's financial instruments at December 31, 1996 are as follows:

                                                                            Carrying amount Fair value
                                                                            --------------- ---------
      Financial assets:
          Cash and cash equivalents                                        $  5,465,762     5,465,762
          Investment securities available for sale                            8,763,641     8,763,641
          Investment securities held to maturity                              6,290,610     6,273,455
          Loans (carrying amount less allowance
              for loan loss of $1,533,003)                                  112,547,266   112,879,373
          Federal Home Loan Bank stock                                        1,253,200     1,253,200

      Financial liabilities:
          Deposits:
              Without stated maturities                                    $  9,505,847     9,505,847
              With stated maturities                                         96,609,264    96,869,394
          Federal Home Loan Bank advances                                    24,800,000    24,784,484

      Commitments:
          Letters of credit                                                $       --         500,000
          Loan commitments                                                         --       2,959,941

The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




(10)          Debentures and Common Stock Purchase Warrants

       During 1991, the Company issued $420,000 of 10% callable debentures maturing in 1996. The debentures were issued in $1,000 denominations and were unsecured. Interest on the debentures is payable annually. The debentures were redeemed during 1996.

       One stock purchase warrant was issued in connection with each $10 of debentures purchased. Each warrant entitled the registered owner to purchase one and a quarter shares of common stock at the greater of $10 or the book value per share of common stock as determined in accordance with generally accepted accounting principles at the end of the Company's most recent fiscal year end or, at any time prior to November 15, 1996. All warrants expired on November 15, 1996.


(11)          Income Taxes

       Income tax expense (benefit) consists of:

                                                      Six months ended                    Years ended
                                                          June 30,                       December 31,
                                                     ------------------         ------------------------------
                                                     1997          1996         1996         1995         1994
                                                     ----          ----         ----         ----         ----
                                                         (Unaudited)
                  Current:
                      Federal                    $     1,201       -            -         (1,060,081)    294,000
                      State                           -            -            -           -             36,000
                                                     -------      -------      -------      --------     -------
                                                 $     1,201       -            -         (1,060,081)    330,000
                                                     -------      -------      -------      --------     -------
                  Deferred:
                      Federal                    $    98,499     (205,011)    (213,800)     (152,747)   (328,000)
                      State                           17,100      (35,100)      -            (19,000)    (43,000)
                                                     -------      -------      -------      --------     -------
                                                 $   115,599     (240,111)    (213,800)     (171,747)   (371,000)
                                                     -------      -------      -------      --------     -------
                  Total:
                      Federal                    $    99,700     (205,011)    (213,800)   (1,212,828)    (34,000)
                      State                           17,100      (35,100)      -            (19,000)     (7,000)
                                                     -------      -------      -------      --------     -------
                                                 $   116,800     (240,111)    (213,800)   (1,231,828)    (41,000)
                                                     -------      -------      -------      --------     -------


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



       The tax effects of temporary  differences between the tax basis of assets and liabilities and their financial  reporting amounts which give rise to significant  portions  of  deferred  tax  assets and  liabilities  are as follows:
                                                 June 30,            December 31,
                                                   1997            1996         1995
                                                   ----            ----         ----
                                                (Unaudited)
Deferred tax assets:
     Allowance for loan losses                 $   374,220       411,600       642,000
     Unrealized loss on investment securities
         available for sale                        344,370       353,149       401,752
     Deferred loan fees                              4,566        14,008        41,000
     AMT credit carryforward                        66,057        44,294        44,294
     Other                                           3,274         1,133          --
     Net operating loss carryforward               760,267       782,467       251,684
                                               -----------   -----------   -----------
                  Gross deferred tax asset       1,552,754     1,606,651     1,380,730

         Less valuation allowance                 (474,657)     (432,526)     (179,231)
                                               -----------   -----------   -----------
                                                 1,078,097     1,174,125     1,201,499
                                               -----------   -----------   -----------
Deferred tax liabilities:
     FHLB stock                                    (18,845)      (18,846)      (71,000)
     Amortization of discount on loans                --            --         (70,000)
     Accrual to cash                                  --            --         (68,000)
     Depreciation                                  (29,067)      (25,583)      (28,000)
     Mortgage servicing                            (26,069)         --            --
                                               -----------   -----------   -----------
                                                   (73,981)      (44,429)     (237,000)
                                               -----------   -----------   -----------
                  Total                        $ 1,004,116     1,129,696       964,499
                                               -----------   -----------   -----------


       At December  31,  1996,  the Company has net  operating  loss  carryovers
       (NOLs) of approximately $2,055,954 for federal and $5,121,042 state tax purposes, which expire between 2009 and 2011. In addition, the Company has approximately $44,000 in alternative minimum tax (AMT) credit carryforwards. A valuation allowance has been established for those NOL and AMT carryovers that management believes are more likely than not to be utilized prior to their expiration through future profitable operations.

       The Small Business Job Protection Act of 1996 repealed the percentage of taxable income method of accounting for bad debts for tax years beginning after 1995. The Bank switched solely to the experience method to compute its bad debt deduction in 1996 and future years. The Bank is required to recapture into taxable income the portion of its bad debt reserves that exceed its bad debt reserves calculated under the experience method from the Bank's inception. Accordingly, the Bank will have to recapture approximately $70,000 of bad debt reserves as a result of this change in the law.

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       The Company's effective tax rate on pretax (loss) income differs from the statutory Federal income tax rate as follows:


                                                   Six months ended June 30,
                                           1997            %      1996           %
                                           ----           ---     ----          ---
                                                (Unaudited)           (Unaudited)
Tax (benefit) provision at
     statutory rate                    $  82,905          34.0% $(135,920)    (34.0)%
Increase (decrease) in tax
       resulting from:
         Operating loss carryforward      50,909          20.9    (65,796)    (16.4)
         State income taxes net of
           federal income tax benefit      8,851           3.6    (14,510)     (3.6)
         Other                           (25,865)                 (23,885)     (6.0)
                                       ---------      --------  ---------      ----
                                       $ 116,800          47.9% $(240,111)    (60.0)%
                                       ---------      --------  ---------      ----


                                                                        Years ended December 31,
                                             --------------------------------------------------------------------
                                                 1996       %          1995            %          1994       %
                                                 ----     ----         ----          ----         ----     ----
Tax (benefit) provision at
     statutory rate                          $ (404,703) (34.0)%  $(1,183,720)      (34.0)% $  (74,860)   (34.0)%
Increase (decrease) in tax
       resulting from:
         Officers life insurance                  --        --           --           --         7,000      3.2
         Loss on sale of subsidiary               --        --           --           --        65,000     29.5
         Operating loss carryforward            211,702   17.8           --           --          --        --
         State income taxes net of
           federal income tax benefit             --        --       (107,473)       (3.0)      (4,400)    (2.0)
         Graduated tax rates                      --        --           --           --        (9,000)    (4.1)
         Other                                  (20,799)  (1.7)        59,365         1.7      (24,740)   (11.2)
                                             ----------  -----    -----------       -----   ----------    -----
                                             $ (213,800) (17.9)%  $(1,231,828)      (35.3)% $  (41,000)   (18.6)%
                                             ==========  =====    ===========       =====   ==========    =====

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




(12)          Commitments

       Future minimum lease payments under noncancelable leases, at December 31, 1996 are as follows:

     Year ending December 31,                                  Operating leases
     -----------------------                                   ----------------
              1997                                             $      288,217
              1998                                                    288,217
              1999                                                    288,217
              2000                                                    288,217
              2001                                                     26,288
                                                                     --------
       Total minimum lease payments                            $    1,179,156
                                                                    =========
       Rent  expense  amounted to  $140,151,  $179,808,  $351,150,  $334,834 and
       $282,868, for the unaudited six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.


(13)          Parent Company Financial Information

       The parent company financial information is as follows:

                                           Condensed Balance Sheets
                                           -----------------------
                                                                         June 30,                 December 31,
                                                                           1997              1996             1995
                                                                           ----              ----             ----
                                                                        (Unaudited)
              Assets:
                  Cash, deposited with subsidiary                      $     18,665          115,099               242
                  Prepaid expenses and other assets                          92,151           79,303           315,186
                  Property, plant and equipment, net                        354,984          377,678           655,237
                  Note receivable                                           305,354          305,354              -
                  Investment in subsidiaries                              6,724,020        6,401,425         7,764,936
                                                                           --------         --------          --------
                                                                       $  7,495,174        7,278,859         8,735,601
                                                                           --------         --------          --------
              Liabilities and stockholders' equity:
                  Due to subsidiaries                                  $       -                -              103,000
                  Accounts payable and accrued expenses                      77,620          114,231           152,475
                  Capital debentures                                           -                -              420,000
                  Stockholders' equity                                    7,417,554        7,164,628         8,060,126
                                                                           --------         --------          --------
                                                                       $  7,495,174        7,278,859         8,735,601
                                                                           --------         --------          --------


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




                       Condensed Statements of Operations
                         -------------------------------
                                                         Six months ended                   Years ended
                                                             June 30,                      December 31,
                                                        -------------------       -----------------------------
                                                        1997        1996          1996        1995         1994
                                                        ----        ----          ----        ----         ----
                                                           (Unaudited)
           Revenues:
               Interest and dividend income         $    3,996        8,725       17,579        8,280        25,997
               Other income                            140,151      137,660      308,770      250,485       205,764
                                                       -------      -------      -------     --------      --------
                  Total income                         144,147      146,385      326,349      258,765       231,761
                                                       -------      -------      -------     --------      --------
           Expenses:
               Compensation                              7,427       62,230      114,985      230,279       279,680
               Occupancy                               163,010      228,879      442,483      420,285       329,159
               Other expense                            43,379      375,092      382,926      473,678       795,703
                                                       -------      -------      -------     --------      --------
                  Total expenses                       213,816      666,201      940,394    1,124,242     1,404,542
                                                       -------      -------      -------     --------      --------
                  Loss before income
                     from subsidiaries                 (69,669)    (519,816)    (614,045)    (865,477)   (1,172,781)

                  (Loss) income from subsidiaries      312,508      216,248     (362,458)  (1,597,758)      586,029
                                                       -------      -------      -------     --------      --------
                  Net loss before income taxes         242,839     (303,568)    (976,503)  (2,463,235)     (586,752)

           Income tax (benefit) expense                116,800     (143,915)        -        (213,534)     (407,579)
                                                       -------      -------      -------     --------      --------
                  Net income (loss)                 $  126,039     (159,653)    (976,503)  (2,249,701)     (179,173)
                                                    ==========     ========     ========   ==========      ========


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



                       Condensed Statements of Cash Flows
                        --------------------------------
                                                                Six months ended                   Years ended
                                                                    June 30,                      December 31,
                                                                -----------------        ------------------------------
                                                                1997         1996        1996        1995          1994
                                                                ----         ----        ----        ----          ----
                                                                (Unaudited)
Cash flows provided by (used in) operating activities:
   Net loss                                                $  126,039     (159,653)    (976,503)  (2,249,701)    (179,173)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
          Loss on foreclosure of notes receivable                --           --           --           --        187,028
          Loss on disposal of premises and equipment             --        154,327      154,327          371         --
          Depreciation                                         22,694       36,632       59,800       74,672       56,706
          Equity in undistributed loss (earnings)
             of subsidiaries                                 (195,708)    (171,300)     362,458    1,597,758     (586,029)
          Cash provided by (used in) changes in:
             Prepaid expenses and other assets                (12,848)    (286,778)     235,883      (95,498)     (25,919)
             Investment in subsidiaries                          --        668,413    1,082,058         --           --
             Due to subsidiaries                                 --       (102,996)    (103,000)    (284,800)      17,800
             Due from subsidiary                                 --           --           --           --        675,884
             Accounts payable and accrued expenses            (36,611)      63,773      (38,244)     152,475       (3,721)
                                                           ----------   ----------   ----------   ----------   ----------
                Net cash provided by (used in) by
                    operating activities                      (96,434)     202,418      776,779     (804,723)     142,576
                                                           ----------   ----------   ----------   ----------   ----------
   Cash flows provided by (used in) investing activities:
      Notes receivable originated, net of repayments             --           --       (305,354)        --           --
      Purchase of property and equipment                         --           --         (4,759)        --       (227,306)
      Proceeds from sale of property and equipment               --         56,022       68,191       13,353         --
                                                           ----------   ----------   ----------   ----------   ----------
                Net cash provided by (used in)
                    investing activities                         --         56,022     (241,922)      13,353     (227,306)
                                                           ----------   ----------   ----------   ----------   ----------
   Cash flows (used in) provided by financing activities:
      Proceeds from sale of stock, net of issuance costs         --           --           --           --      1,013,532
      Dividends paid                                             --           --           --           --       (270,312)
      Repayment of debentures                                    --       (170,000)    (420,000)        --           --
                                                           ----------   ----------   ----------   ----------   ----------
                Net cash (used in) provided by
                    financing activities                         --       (170,000)    (420,000)        --        743,220
                                                           ----------   ----------   ----------   ----------   ----------
                Net increase (decrease) in cash and
                    cash equivalents                          (96,434)      88,440      114,857     (791,370)     658,490

   Cash and cash equivalents at beginning of year             115,099          242          242      791,612      133,122
                                                           ----------   ----------   ----------   ----------   ----------
   Cash and cash equivalents at end of year                $   18,665       88,682      115,099          242      791,612
                                                           ==========       ======      =======          ===      =======


                                                                     (Continued)


                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




                                 Condensed Statements of Cash Flows (Continued)
                                  -------------------------------------------
                                                        Six months ended                  Years ended
                                                             June 30,                     December 31,
                                                        ----------------          -----------------------------
                                                        1997        1996          1996        1995         1994
                                                        ----        ----          ----        ----         ----
                                                           (Unaudited)
Supplemental disclosures of non-cash transactions:
  Real estate acquired in settlement of notes
      receivable                                    $     --           --           --           --        832,729
                                                    ----------   ----------   ----------   ----------   ----------
  Assets transferred to subsidiaries                $     --           --           --           --         75,175
                                                    ----------   ----------   ----------   ----------   ----------
Market value adjustment - investment securities
   available for sale:
      Market value adjustment - investments         $ (236,625)    (567,203)    (336,359)  (1,181,624)    (107,647)
      Deferred income tax asset                        (88,735)    (194,950)    (126,135)    (401,752)     (35,768)
                                                    ----------   ----------   ----------   ----------   ----------
         Unrealized loss on investment securities
            available for sale, net                 $ (147,890)    (372,253)    (210,224)    (779,872)     (71,879)
                                                    ----------   ----------   ----------   ----------   ----------
         Unrealized loss on investment securities
            transferred from available for sale to
            held to maturity                        $ (424,090)    (495,051)    (715,657)        --           --
                                                    ----------   ----------   ----------   ----------   ----------

       The major sources of funds available to the Company for payment of dividends are dividends from the Bank. The ability of the Bank to pay dividends to the Holding Company is subject to the approval of the Office of Thrift Supervision.


(14)          Selected Quarterly Financial Data (Unaudited)

       Summarized quarterly financial data follows (in thousands, except for per share amounts):

                                           Fourth quarter
                                     -------------------------
                                     1996      1995       1994
                                     ----      ----       ----
Interest income                    $ 2,460     2,548     2,632
Net interest income                    685       516       859
Provision for loan losses             (311)        5       278
Income (loss) before income taxes      361    (1,806)     (834)
Net income (loss)                       16    (1,177)     (582)
                                   -------   -------   -------
Earnings (loss) per share          $   .01      (.52)     (.26)
                                   -------   -------   -------


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



                                           Third quarter
                                     ------------------------
                                     1996      1995      1994
                                     ----      ----      ----
Interest income                    $ 2,487     2,648     2,504
Net interest income                    742       548       995
Provision for loan losses              441        42      --
(Loss) income before income taxes   (1,151)     (624)       61
Net (loss) income                     (737)     (400)       40
                                   -------   -------   -------
(Loss) earnings per share          $  (.33)     (.18)      .02
                                   -------   -------   -------



                                           Second quarter
                                     ------------------------
                                     1996      1995      1994
                                     ----      ----      ----
Interest income                    $ 2,432     2,765     2,447
Net interest income                    731       735     1,078
Provision for loan losses              132       730        38
(Loss) income before income taxes     (405)   (1,006)      254
Net (loss) income                     (259)     (644)      173
                                   -------   -------   -------
(Loss) earnings per share          $  (.11)     (.29)      .08
                                   -------   -------   -------



                                           First quarter
                                     ------------------------
                                     1996      1995      1994
                                     ----      ----      ----
Interest income                    $ 2,558     2,648     2,264
Net interest income                    741       784     1,134
Provision for loan losses               18         2      --
Income (loss) before income taxes        5       (46)      299
Net income (loss)                        3       (29)      190
                                   -------   -------   -------
Earnings (loss) per share          $  --        (.01)      .08
                                   -------   -------   -------


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




(15)          Related Party Transactions

       During 1990, the Company entered into a long-term lease obligation with John Martin Bell, wife of the former president of the Company, James T. Bell, and a stockholder and director of the Company for the use of the building in Winter Park, Florida. Rent payments in the amount of $140,151, $137,322, $291,767, $247,923 and $223,552 were made during the unaudited six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, respectively.

       During the unaudited six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994, the Company reimbursed John
       M. and James T. Bell for their cost of furniture and fixtures and leasehold improvements for the Winter Park, Florida location in the amounts of $-0-, $-0-, $-0-, $1,417 and $23,937, respectively.

       In addition, the Company has commercial loans with a related party. The following summarizes the activity of these loans:

                                 June 30,    December 31,
                                  1997      1996      1995
                                  ----      ----      ----
                              (Unaudited)
Balance at beginning of period  $478,128   737,472   742,091

New loans                           --     100,000      --

Principal repayments               5,949   359,344     4,619
                                --------  --------  --------
Balance at end of period        $472,179   478,128   737,472
                                ========   =======   =======

(16)          Employee Stock Ownership Plan

       The Company maintains a qualified employee stock ownership plan (the "Plan"). The Plan is qualified under Section 4975(e)(7) of the Internal Revenue Code, under which all of its subsidiaries may act as participating employees. In addition, the Plan meets all applicable requirements of the Tax Reform Act of 1986 and is qualified under Section 401(c) of the Internal Revenue Code.

       At the discretion of the Board of Directors, the Company may make a contribution to the Plan of up to 15% of total compensation paid to employees during the year. Employees are 100% vested after five years of service. For the years ended December 31, 1996, 1995 and 1994, the Company contributed cash to the Plan of $38,000, $10,000 and $25,000, respectively.



                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(17)          Regulation and Supervisory Agreement

       The Bank is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision ("OTS"), its primary federal regulator, and by the FDIC, which insures deposits up to applicable limits. Such regulation and supervision establishes a comprehensive framework of activities in which a bank may engage and is intended primarily for the protection of the SAIF administered by the FDIC and depositors. During the current year, the FDIC imposed a one-time assessment on all SAIF-insured deposits in the amount of 65.7 cents per $100 of insured deposits, held as of June 30, 1995. The effect of this assessment resulted in a pre-tax charge to income of $716,498. As a thrift holding company, the Holding Company also is subject to extensive regulation, supervision and examination by the OTS and, to a lesser extent, the FDIC.

       The OTS completed a regular examination of both the Holding Company and the Bank in December 1992 and cited certain deficiencies which management believes it has addressed in the form of various corrective actions. In May 1993, the OTS and the Bank entered into a supervisory agreement which provides that the Bank shall; (i) adopt policies and procedures regarding affiliated party transactions; (ii) not permit overdrafts by affiliated persons; (iii) take action necessary to prohibit and to avoid the appearance of conflicts of interest in transactions with affiliated persons; (iv) either amend its lease for the Winter Park office to lower the rent or obtain a market rent study to support the rent; (v) comply with loan to one borrower limits; (vi) maintain adequate documentation to support compliance with loan to one borrower limits; (vii) develop plans for the disposition of real estate owned and other classified assets;
       (viii) review and revise loan underwriting policies and loan documentation procedures; (ix) fully document all loans approved by the loan committee and grant such loans only in accordance with approved terms; (x) establish procedures requiring written inspection reports for each development and construction loan; (xi) not use transactions with affiliates to increase capital of the Bank; and (xii) report to OTS quarterly its compliance with the agreement.

       The OTS completed a regular examination of both the Holding Company and the Bank in April 1994 and cited certain deficiencies which management believes it has addressed in the form of corrective actions. Supervisory directives were issued by the OTS and provide for the Bank to take specific actions: (i) reimbursement of Holding company expenses paid by the Bank and prohibit further payment of Holding Company expenses by the Bank; (ii) the Bank is prohibited from granting dividends without OTS approval; (iii) management is directed to complete a Management Services Agreement with the Holding Company detailing employees' specific duties, and rate of remuneration; (iv) rectify deficiencies in employment arrangements consistent with OTS regulations; (v) ensure adequate documentation of accounting information; (vi) prepare a plan and timetable to modify loan relationships so as to comply with OTS regulations for loans to one borrower; (vii) obtain appraisals for certain collateral property; (viii) ensure that requested changes to policies and procedures are approved by the Board within 45 days; (ix) increase the amount of the general valuation allowance; (x) properly classify assets consistent with OTS recommendations; (xi) effectuate changes in the management of the lending department, establishing guidelines and individual responsibility for monitoring loan maturities, collections, and foreclosures, and (xii) establish a three year business plan detailing effects to improve the local core deposit base, establishing future lending patterns, plan for less reliance on telemarketing and out-of-state brokers, borrowers and collateral, and provide support for material changes in the financial structure of the Bank.

                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       The OTS also issued supervisory directives requiring specific action by Holding Company as follows: (i) amend the existing lease of the office premises to reflect market terms and conditions; (ii) the Holding Company is prohibited from recognizing profit on the sale of First Coast Plaza buildings without prior approval of the OTS; (iii) discount certain notes receivable to reflect market rates; (iv) require officers to submit detail expense reports for review by the Board; (v) discontinue use of the Bank's credit cards for Holding Company expenditures; (vi) completion of a Management Services Agreement between the Holding Company and the Bank; (vii) ensure that all consulting agreements are written and approved by the Board and (viii) reimburse the Bank for all Holding Company expenses paid by the Bank. Based on conclusions set forth in the examination report, the Holding Company has been assigned a rating of "unsatisfactory" by the OTS.

       On October 3, 1994, the OTS issued a Supervision Order to Cease and Desist (the "Order") for the Bank. Management and the Board of Directors have committed to adhering to the terms of the Order. The Order provides for the Board of Directors to: develop, adopt and adhere to policies and procedures to strengthen the Bank's underwriting, administration, collection and foreclosure efforts; review and revise underwriting policies and procedures to comply with regulatory requirements; record minutes to the loan committee and grant loans only on terms approved by the committee and document the recipient of proceeds of the loan; develop and implement a written plan to collect, strengthen and reduce the risk of loss for all real estate owned and for certain loans at risk and secured by real estate; comply with policies and procedures requiring written inspection of development and construction loans; pay no more than market rate, determined by a rent study approved by the OTS for lease of the Bank's offices; make no payment of taxes owed by a person affiliated with the Bank; seek reimbursement of expenses of the Holding Company paid by the Bank; provide a management services agreement for work performed for the Holding Company by the Bank; develop and submit for approval a three year business plan; comply with loans to one borrower policy; pay no dividend without consent of the OTS; appoint a compliance committee; refrain from purchasing dual indexed bonds. In addition, the OTS issued a separate Order for the Company requiring: the Holding Company shall not request dividends from the Bank without written permission from the OTS; the Holding Company reimburse the Bank for the Holding Company's expenses, develop a management services agreement with the Bank which provides for the reimbursement for employees who work for both the Bank and the Holding Company; appoint a compliance committee to report to the board of directors as to the Holding Company's compliance with the Order.

       In the 1996 examinations of the Holding Company and Bank, which were concluded in September 1996, the OTS found the Companies to be in compliance with their Orders. With regard to the Bank, improvement was noted in a number of areas, including disposition of problem assets, reduction of interest rate risk, and a reduction in operating expenses. Subsequent to year end, the OTS upgraded the Holding Company's rating to satisfactory.



                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




       Management does not believe that the supervisory agreement or the Order and the required actions relating to cited deficiencies will have a material impact on the financial condition of the Holding Company or the Bank. In addition, management believes it is in substantial compliance with the above provisions.

       The regulatory structure governing savings associations and savings and loan holding companies gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities. Any change in such regulation, whether by the OTS, the FDIC or the U.S. Congress, could have a significant impact on the Bank and the Holding Company and their operations.


(18)          Stock Options

       On May 5, 1993, the Board of Directors of the Company approved a Stock Option Plan for Directors. The Plan provides that a maximum of 176,968 shares of common stock (the "Option Shares") will be made available to directors and former directors of the Company. Options for all the Option Shares were issued on May 6, 1993 to 13 present and former directors. The options are for a term of ten (10) years from the date of grant. The Options were issued at an exercise price of $6.40 per share determined at the time of issuance to be the fair market value of the underlying Common Stock subject to the Option on the date the Option was granted. No options have been exercised under the Plan at December 31, 1996. On March 7, 1997, the board of directors of the Company rescinded all options previously granted and terminated the plan.

       In addition, the Company has issued stock options to certain sales representatives for their commitment in selling Federal Trust Corporation stock. These options have a strike price of $10.00 per share and will expire on October 26, 1999. At June 30, 1997 (unaudited) and December 31, 1996 and 1995, options for 58,453 shares were outstanding to various sales representatives.


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




(19)          Credit Commitments

       The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's credit worthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written are as follows:

                                                                         June 30,                   December 31,
                                                                           1997                1996             1995
                                                                           ----                ----             ----
                                                                        (Unaudited)
              Available lines of credit                               $      283,058          179,283             9,500
                                                                      ==============        =========         =========
              Standby letters of credit                               $      500,000          500,000           500,000
                                                                      ==============        =========         =========
              Outstanding  mortgage  loan  commitments,
                exclusive  of  loans in process:
                           Net fixed rates                            $      579,868          584,097         1,810,038
                           Net variable rates                              2,949,526        2,375,844           352,500
                                                                            --------         --------          --------
                                                                      $    3,529,394        2,959,941         2,162,538
                                                                      ==============        =========         =========

       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       Loan commitments written have off-balance-sheet credit risk because only original fees are recognized in the balance sheet until the commitments are fulfilled or expire. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced, and that collateral or other security is of no value.

       The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income producing commercial properties.

       Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


                                                                     (Continued)

                   FEDERAL TRUST CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




(20)          Concentration of Credit Risk

       The Bank originates real estate, consumer and commercial loans primarily in its Central Florida market area. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers' ability to honor their contracts is dependent upon the economy of Central Florida. The Bank does not have a significant exposure to any individual customer or counterparty.

       The Bank manages its credit risk by limiting the total amount of arrangements outstanding with individual customers, by monitoring the size and maturity structure of the loan portfolio, by obtaining collateral based on management's credit assessment of the customers, and by applying a uniform credit process for all credit exposures.

                                    PART - II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14:          Other Expenses of Issuance and Distribution

         The expenses in connection with the sale of the Common Stock, other than the sales agents commission are estimated as follows:

Securities and Exchange Commission registration fee            $  1,637
National Association of Securities Dealers, Inc. filing fee       1,040
Printing and engraving                                           18,000
Legal fees and expenses                                         105,000
Accounting fees and expenses                                     45,000
Blue Sky qualifications                                          30,000
Miscellaneous                                                     5,000
                                                               --------

         Total                                                 $205,677

Item 15:          Indemnification of Directors and Officers

         The Florida Business Corporation Act (Chapter 607, Florida Statutes) "Florida Act" authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appear thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Florida Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was party by reason of the fact that he or she is or was a director or officer of the Corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the director or officer and incurred by the director or officer in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Florida act.

         The 1995 Amended and Restated Articles of Incorporation of Federal Trust Corporation ("Federal Trust") provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law as authorized by the Board of Directors, and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to be reason of the fact that he or she is or was a director of Federal

Trust upon the receipt of an undertaking to repay such amount, sunless it is ultimately determined that such director is not entitled to indemnification.


Item 16: Exhibits


         (a) Listing of Exhibits

Exhibit


*   1.0    Form of Sale Agency Agreement with Keefe, Bruyette & Woods, Inc.

*   3.1    1996  Amended  Articles  of  Incorporation  and the 1995  Amended and
           Restated Articles of Incorporation of Federal Trust Corporation.

*   3.2    1995 Amended and Restated Bylaws of Federal Trust Corporation.

*   4.0    Specimen Common Stock certificate.

*** 5.0 Opinion of Igler & Dougherty, P.A. regarding legality of shares of Federal Trust Corporation.

*** 8.0 Opinion of Wetherington, LeFloch & Hamilton, P.A. regarding tax matters.

***10.1   Sample Stock Options for prior Stock Sales  ("Option for the Purchase of Common Stock").

*   10.2   Employment  Agreement  between  Federal  Trust  Corporation  James V.
           Suskiewich.

*   10.3   Employment  Agreement between Federal Trust Corporation and Aubrey H.
           Wright, Jr.

*   10.4   Salary Continuation Agreement between Federal Trust Bank and James V.
           Suskiewich.

*   10.5   Salary  Continuation  Agreement between Federal Trust Bank and Aubrey
           H. Wright, Jr.

*   10.6   Agreement between RP Financial, LC. and Federal Trust Corporation.

*** 10.7   Agreement between Carruthers & Company and Federal Trust Corporation.

*** 10.8   Escrow Agreement with SunTrust.

*** 10.9 Amended and Restated Employment Agreement between Federal Trust Corporation and James V. Suskiewich.

*** 10.10  Amended and  Restated  Employment  Agreement  between  Federal  Trust
           Corporation and Aubrey H. Wright, Jr.

*** 10.11  Employee  Severance  Agreement  between Federal Trust Corporation and
           Louis E. Laubscher.

*** 12.0   Statement Regarding Computation of Ratios.

*** 23.1   Consent of Igler & Dougherty, P.A.

    23.2   Consent of KPMG Peat Marwick.

    23.3   Consent of RP Financial, LC.

*** 23.4   Consent of Carruthers & Company.

*** 23.5   Consent of Wetherington, LeFloch & Hamilton, P.A.

*   24.0   Power of Attorney.

*** 99.1   Letter to Shareholders regarding Subscription Right.

*** 99.2   Letter to Prospective Investor

*** 99.3   Question and Answers Brochure regarding the Offering.

**  99.4   Subscription Order Form.

------------

* Previously filed with the Securities and Exchange Commission of July 8, 1997 under this form S-1 Registration Statement.

**   Filed supplementally via hard copy

*** Previously filed with the Securities and Exchange Commission on September 26, 1997

Item 17: Undertakings

         (a)      The undersigned Registrant hereby undertakes that

                  (1) for purposes of determining any liability under the Securities Act of 1933 ("Exchange Act"), the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2). for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes to supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the Prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Board of Directors

August 8, 1997
Page


                                                                  August 8, 1997
Board of Directors
Federal Trust Corporation
1211 Orange Avenue
Winter Park, Florida  32789

Gentlemen:

         You have requested RP Financial, LC. ("RP Financial") to provide you with our opinion regarding the fairness, from a financial point of view, to the current common stockholders of Federal Trust Corporation, Winter Park, Florida ("Federal Trust" or the "Company"), of the terms of the offering of Common Stock as described more fully below. The offering of Common Stock will be conducted on a priority basis, first to current shareholders ("Rights Offering") and subsequently to certain members of the community to whom the prospectus is delivered ("Community Offering") and through participating registered broker-dealers in a syndicated community offering ("Syndicated Community Offering). The Rights Offering, Community Offering, and Syndicated Community Offering are collectively referred to as the "Offering".

Summary Description of the Offering

         Pursuant to the preliminary prospectus (incorporated herein by reference), Federal Trust will offer a minimum of 1,000,000 shares of Common Stock to a maximum of 2,701,619 shares of Common Stock at an offering price of $2.00 per share (the "Offering Price"). Each holder of shares of Common Stock (the "Current Stockholders") at the close of business on March 26, 1997 (the "Record Date") are being provided, on a priority basis, a non-transferable right to subscribe for and purchase one additional share of Common Stock for each whole share of Common Stock owned on the Record Date (the "Subscription Right") at the price of $2.00 per share ("Subscription Price"). Current Stockholders are entitled to subscribe for all, or any portion of, the shares of Common Stock underlying their Subscription Right, provided the aggregate number of shares owned by any shareholder (individually, or together with associates or persons acting in concert with such person) at the conclusion of the Offering does not exceed 9.99 percent.

         Immediately following the Rights Offering, Federal Trust will offers shares not subscribed for in the Rights Offering to members of the general public to whom a copy of the prospectus is delivered (the "Community Offering"), and through participation by registered broker-dealers in a syndicated community offering ("Syndicated Community Offering") to be managed by Keefe, Bruyette & Woods, Inc. ("KBW"). The offering of shares of Common Stock in the Community Offering and Syndicated Community Offering is subject to the prior Subscription Rights of Current Stockholders in the Rights Offering, Federal Trust's right to reject orders received in the Community Offering and the Syndicated Community Offering in whole or in part, and other limitations. If the number of shares of Common Stock not subscribed for through the exercise of Subscription Rights is not sufficient to satisfy all orders received from participants in the Community Offering and Syndicated Community Offering, the remaining shares will be allocated pro rata among such persons based on the aggregate number of shares ordered for in the Community Offering and Syndicated Community Offering, subject to the rights of Federal Trust referenced above.

RP Financial  Background  and  Experience

         RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of financial institution securities in connection with mergers and acquisitions of financial institutions, rights offerings, negotiated underwritings, competitive biddings, mutual-to-stock conversion of savings institutions, initial and secondary offerings,  stock  benefit  plans and other  corporate  purposes  for  financial institutions. As specialists in the valuation of securities of financial institutions, RP Financial has experience in, and knowledge of, the national, Southeast, and Florida markets for the common stock of savings institutions and commercial banks operating in these respective markets. Materials Reviewed In carrying out its current engagement, RP Financial reviewed and analyzed the following materials pertaining to Federal Trust: (1)the preliminary prospectus for the Offering; (2)certain publicly available information concerning Federal Trust, including annual reports (incorporating audited financial statements), Form 10-Ks and Proxy Statements for the years ended December 31, 1994, 1995 and 1996, and unaudited 10-Q reports for March 31, 1997; (3)certain other internal and public financial information, including but not limited to certain recent unaudited internally and externally generated financial reports, analyses and files through March 31, 1997 pertaining to Federal Trust's (a)balance sheet composition, trends, volume and market value, (b)capitalization, (c)off-balance sheet assets, liabilities and contingencies, (d)statement of operations, (e)cash flows, (f)delinquent, non-accrual and non-earning assets and general valuation allowances, (g)interest rate, credit and liquidity risks and (h)taxable position; (4)discussions with Federal Trust's management regarding past, current and prospective business operations, financial condition, stock value and trading activity, shareholder returns and external factors impacting Federal Trust (including economic, regulatory, legislative and competitive factors, among others); (5)current budgets and business plans; (6)comparative analyses of Federal Trust relative to recent publicly-available financial statements, operating results and market characteristics of the common stock of publicly-traded savings institutions, including such institutions with financial, operating and market characteristics which are relatively comparable to Federal Trust; (7)the terms and conditions of the voluntary Cease and Desist Orders (the "Orders") that Federal Trust and the Bank entered into with the OTS in October 1994, in particular the prospective regulatory enforcement options in the event Federal Trust or the Bank fails to comply with the terms of the Order; and (8)the financial terms of other recent stock offerings of savings institutions and savings institution holding companies with comparable financial, operating and market characteristics to the Bank and Federal Trust, including publicly-traded and non publicly-traded institutions.

         In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Federal Trust which was furnished to RP Financial by Federal Trust for purposes of this opinion. With respect to financial forecasts reviewed, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Federal Trust's management. Further, RP Financial relied upon the accuracy and completeness of the published information concerning other financial institutions and national and regional economic data. Federal Trust did not restrict RP Financial as to the material it was permitted to review. RP Financial has not obtained nor conducted any independent appraisals or evaluations of any of Federal Trust's specific assets, liabilities, off-balance sheet assets and/or contingent liabilities. RP Financial expresses no opinion on matters of a legal, accounting or tax nature regarding Federal Trust, the Offering, or the ability of the Offering to be consummated as set forth in the Prospectus under Federal or state laws or otherwise. In the course of its evaluation, RP Financial conducted a number of analyses, including (a) a transaction summary evaluating the impact of the Offering on Federal Trust and the Current Stockholders, including a summary of the Offering, including the anticipated pro forma impact of the Offering incorporating the Subscription Price and the number of shares offered in the Offering; (b) a comparable transactions analysis that evaluated the financial terms and pricing ratios indicated by recent rights offerings versus similar information for Federal Trust, including the Subscription Price and other terms of the Offering; (c) a market value analysis that evaluated current stock pricing characteristics of comparable publicly-traded savings institutions relative to the pricing ratios indicated by the Subscription Price and other terms of the Offering; (d) a discounted cash flow approach that evaluated the reasonability of applying discounted cash flow analysis to Federal Trust, with a conclusion that such an analysis did not yield a reliable conclusion; and (e) other financial consideration such as the increased market capitalization and potential stock liquidity benefits of the Offering, the increased capital ratios and leverage possibilities of the Offering, and the potential risks of regulatory enforcement of the Orders and the resulting anticipated impact on market value to the Current Stockholders in the absence of the Offering.

Opinion

         The opinion of RP Financial is directed to the Board of Directors of Federal Trust and Federal Trust in its consideration of the Subscription Price and number of shares offered in the Offering as described in the prospectus, and does not constitute a recommendation to any Current Stockholder of Federal Trust as to whether a Current Stockholder should exercise their Subscription Rights or any other action that such Current Stockholder should take in connection with the Offering, or otherwise. It is further understood that the opinion of RP Financial is based on market conditions and other circumstances existing on the date hereof.

         RP Financial's opinion does not represent our opinion as to what the value of Federal Trust's shares of common stock necessarily will be when the shares of Common Stock are issued or thereafter.

         It is understood that this opinion may be included in its entirety in any communication by Federal Trust or its Board of Directors to the stockholders of Federal Trust. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

         Based upon and subject to the foregoing, it is RP Financial's opinion that, as of the date hereof, the terms of the Offering, including the Subscription Price and number of shares to be offered in the Offering, are fair to the Current Stockholders of Federal Trust from a financial point of view. Respectfully submitted,




RP Financial, LC.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the Offer made by this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Federal Trust Corporation or any sales agent or broker-dealer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

TABLE OF CONTENTS:

Prospectus Summary ................................4
Selected Consolidated Financial Data..............13
Risk Factors......................................15
Use of Proceeds ..................................23
Capitalization ...................................24
Determination of Subscription Price...............25
Market for Common Stock and Dividends.............30
Management's Discussion and Analysis of
    Financial Condition and
    Results of Operations ........................31
Business..........................................46
Regulation and Supervision........................75
Taxation..........................................85
Management........................................87
Executive Compensation............................89
Certain Transactions..............................93
Beneficial Ownership of Common Stock .............94
Description of Capital Stock .....................95
Description of Certain Provisions in the
    Articles of Incorporation and
    Bylaws of Federal Trust.......................95
The Offering......................................97
Shares Eligible for Future Sale .................105
Legal Matters....................................105
Experts..........................................105
Available Information ...........................106
Index to Consolidated Financial Statements.......F-1
Fairness Opinion..........................Appendix A




                                  FEDERAL TRUST
                                   CORPORATION








                                2,701,619 Shares
                                  Common Stock





                                   PROSPECTUS









                          Keefe, Bruyette & Woods, Inc.



                               October _____, 1997



                                           AMENDMENT NO. 2 REGISTRATION
                                                STATEMENT FORM S-1
                                                                                                     Sequentially
Exhibit                                                                                               Numbered Page


*   1.0    Form of Sale Agency Agreement with
           Keefe, Bruyette & Woods, Inc. .................................................................
*   3.1    1996 Amended Articles of Incorporation and the 1995 Amended and
           Restated Articles of Incorporation of Federal Trust Corporation.
*   3.2    1995 Amended and Restated Bylaws of Federal Trust Corporation.
*   4.0    Specimen Common Stock Certificate.  ...........................................................
*** 5.0    Opinion of Igler & Dougherty, P.A. regarding legality of shares of Federal Trust Corporation.  ................................................................
*** 8.0    Opinion of Wetherington, LeFloch & Hamilton, P.A.
           regarding tax matters. ........................................................................
***10.1    Sample Stock Options for prior Stock Sales ("Option for the
           Purchase of Common Stock"). ...................................................................
*  10.2    Employment Agreement between Federal Trust Corporation
           and James V. Suskiewich........................................................................
*  10.3    Employment Agreement between Federal Trust Corporation
           and Aubrey H. Wright, Jr. .....................................................................
*  10.4    Salary Continuation Agreement between Federal Trust Bank
           and James V. Suskiewich. ......................................................................
*  10.5    Salary Continuation Agreement between Federal Trust Bank
           and Aubrey H. Wright, Jr. .....................................................................
*  10.6    Agreement between RP Financial, LC. and Federal Trust Corporation.
***10.7    Agreement between Carruthers & Company and Federal Trust Corporation.
***10.8    Escrow Agreement with SunTrust.  ..............................................................
***10.9    Amended and Restated Employment Agreement between
           Federal Trust Corporation and James V. Suskiewich.   ..........................................
***10.10   Amended and Restated Employment Agreement between
           Federal Trust Corporation and Aubrey H. Wright, Jr. ...........................................
***10.11   Employee Severance Agreement between Federal Trust Corporation and Louis E. Laubscher. .......................................................................
***12.0    Statement Regarding Computation of Ratios. ....................................................
***23.1    Consent of Igler & Dougherty, P.A. ............................................................
   23.2    Consent of KPMG Peat Marwick. .................................................................
   23.3    Consent of RP Financial, LC....................................................................
***23.4    Consent of Carruthers & Company. ..............................................................
***23.5    Consent of Wetherington, LeFloch & Hamilton, P.A. .............................................
*  24.0    Power of Attorney. ............................................................................
***99.1    Letter to Shareholders regarding Subscription Right. ..........................................
***99.2    Letter to Prospective Investor
***99.3    Question and Answers Brochure regarding the Offering.
** 99.4    Subscription Order Form. ......................................................................
----------


*    Previously  filed with the  Securities  and Exchange  Commission of July 8,
     1997 under this form S-1 Registration Statement.

**   Filed supplementally via hard copy

*** Previously filed with the Securities and Exchange Commission on September 26, 1997